Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-258040 and 333-258040-04

$1,315,780,000

Ford Credit Auto Owner Trust 2022-D
Issuing Entity or Trust (CIK: 0001951752)

Ford Credit Auto Receivables Two LLC Depositor (CIK: 0001129987)	Ford Motor Credit Company LLC Sponsor and Servicer (CIK: 0000038009)

Before you purchase any notes, be sure you understand the structure and the risks. You should read carefully the risk factors beginning on page 18.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

The trust will issue:	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 notes	$254,320,000	4.594%	December 15, 2023
Class A-2a notes	300,340,000	5.37%	August 15, 2025
Class A-2b notes(1)(2)	160,000,000	30-day average SOFR + 0.76%	August 15, 2025
Class A-3 notes	460,340,000	5.27%	May 15, 2027
Class A-4 notes	75,000,000	5.30%	March 15, 2028
Class B notes	39,480,000	5.98%	June 15, 2028
Class C notes	26,300,000	6.46%	May 15, 2030
Total	$1,315,780,000

(1)	The Class A-2b notes will accrue interest at a floating rate based on a benchmark, which will initially be 30-day average SOFR. However, the benchmark may change in certain situations. For more information on how 30-day average SOFR is determined and the circumstances under which the benchmark may change, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark Rate; Benchmark Transition Event."
(2)	If the benchmark plus the spread for the Class A-2b notes is less than zero, the interest rate will be 0.00%.

•	The notes will be backed by a pool of car, light truck and utility vehicle receivables purchased by Ford Credit from dealers.
•	The trust will pay interest on and principal of the notes on the 15th day of each month (or if not a business day, the next business day). The first payment date will be December 15, 2022. The trust will pay each class of notes in full on its final scheduled payment date (or, if not a business day, the next business day) if not paid in full before that date.
•	The trust will pay principal of the notes sequentially to each class of notes in order of seniority until each class is paid in full.
•	The credit enhancement for the notes will be a reserve account, subordination, overcollateralization and excess spread.

The pricing terms of the offered notes are:

	Price to Public	Underwriting Discount	Proceeds to the Depositor(1)
Class A-1 notes	100.00000%	0.050%	99.95000%
Class A-2a notes	99.99311%	0.170%	99.82311%
Class A-2b notes	100.00000%	0.170%	99.83000%
Class A-3 notes	99.98585%	0.220%	99.76585%
Class A-4 notes	99.98447%	0.270%	99.71447%
Class B notes	99.99716%	0.300%	99.69716%
Class C notes	99.97473%	0.330%	99.64473%
Total	$1,315,674,753.72	$2,330,216.00	$1,313,344,537.72

(1)	Before deducting expenses estimated to be $800,000 and registration fees for the offered notes and excluding any selling concessions rebated to the depositor by an underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Citigroup	J.P. Morgan	Scotiabank

Credit Agricole Securities	Credit Suisse

UniCredit Capital Markets	U.S. Bancorp

AmeriVet Securities	Roberts & Ryan

The date of this prospectus is November 17, 2022

Reading this Prospectus

This prospectus contains information about Ford Credit Auto Owner Trust 2022-D and the terms of the notes to be issued by the trust. You should only rely on information in or referenced in this prospectus and any information incorporated by reference into the registration statement for this securitization transaction filed with the Securities and Exchange Commission, or “SEC,” that includes this prospectus. Ford Credit has not authorized anyone to provide you with different information.

This prospectus starts with the following brief introductory sections:

●	Transaction Diagrams — separate diagrams show the structure of this securitization transaction, the credit enhancement available for the notes, the order in which available funds are paid on each payment date and the role of each transaction party and transaction document in this securitization transaction,

●	Summary — provides an overview of the notes, the cash flows in this securitization transaction and the credit enhancement available for the notes, and

●	Risk Factors — describes the material risks of investing in the notes.

The other sections of this prospectus contain more details about the notes and the structure of this securitization transaction. Cross-references refer you to more details about a particular topic or related information elsewhere in this prospectus. The Table of Contents contains references to key topics.

An index of defined terms is at the end of this prospectus.

Forward-Looking Statements

Any projections, expectations and estimates in this prospectus are not historical in nature but are forward-looking statements based on information and assumptions Ford Credit and the depositor consider reasonable. Forward-looking statements are about circumstances and events that have not yet taken place, so they are uncertain and may vary materially from actual events. Neither Ford Credit nor the depositor is obligated to update or revise any forward-looking statements, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments, after the date of this prospectus.

Notice to Investors in the United Kingdom

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF REGULATION (EU) 2017/1129 (AS AMENDED), as it forms part of THE domestic law OF THE UNITED KINGDOM (“UK”) by virtue of the European Union (Withdrawal) Act 2018 (AS AMENDED, the “EUWA”) (AS AMENDED, THE “UK PROSPECTUS REGULATION”). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN THE UK WILL BE MADE ONLY TO A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF THE UK PROSPECTUS REGULATION (“UK QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE TRUST, THE DEPOSITOR NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of COMMISSION DELEGATED Regulation (EU) No 2017/565, as it forms part of UK domestic law by virtue of the eUWA or (ii) a customer within the meaning of the provisions of the UNITED KINGDOM FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) and any rules or regulations made under the FSMA to implement DIRECTIVE (EU) 2016/97 (AS AMENDED, KNOWN AS THE “INSURANCE

DISTRIBUTION DIRECTIVE”), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the EUWA or (iii) not a uk qualified investor.

Consequently no key information document required by REGULATION (EU) NO 1286/2014 (AS AMENDED), as it forms part of UK domestic law by virtue of the EUWA (AS AMENDED, the “UK PRIIPS REGULATION”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

THIS PROSPECTUS IS DIRECTED IN THE UK ONLY AT PERSONS WHO (I) ARE AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER FSMA, (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) OF THE UNITED KINGDOM FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FPO”), (III) ARE HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES UNDER ARTICLE 49(2) OF THE FPO OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWULLY BE DIRECTED (TOGETHER, “RELEVANT PERSONS”). IN THE UK, THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS AND ONLY RELEVANT PERSONS MAY INVEST IN THE NOTES. IN THE UK, ANY INVESTMENT ACTIVITY RELATING TO THIS PROSPECTUS OR THE NOTES WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK OTHER THAN A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE FSMA.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE NOTES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

Notice to Investors in the European Economic Area

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “PROSPECTUS REGULATION”). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF THE NOTES IN THE EUROPEAN ECONOMIC AREA (“EEA”) WILL ONLY BE MADE TO A PERSON OR LEGAL ENTITY THAT IS A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF THE PROSPECTUS REGULATION (“QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE NOTES DESCRIBED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE TRUST, THE DEPOSITOR NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE OFFERING OF THE NOTES IN THE EEA OTHER THAN TO ONE OR MORE QUALIFIED INVESTORS.

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA. FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); (II) A CUSTOMER WITHIN THE MEANING OF THE INSURANCE DISTRIBUTION DIRECTIVE WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

Transaction Structure Diagram

This diagram is a simplified overview of the structure of this securitization transaction and the credit enhancement available for the notes. You should read this prospectus completely for more details about this securitization transaction.

(1)	The reserve account will be funded on the closing date in an amount equal to at least 0.30% of the initial adjusted pool balance.
(2)	Overcollateralization is the amount by which the pool balance or the adjusted pool balance exceeds the principal amount of the notes. The "adjusted pool balance" is the pool balance reduced by the yield supplement overcollateralization amount. Initially, the overcollateralization for the notes will be approximately zero on an adjusted pool balance basis.
(3)	All available funds remaining after payments of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payment and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, will be used, first, to pay principal of the Class A-1 notes until paid in full and, then, to pay principal of the remaining notes until the targeted overcollateralization amount is reached.
(4)	The targeted overcollateralization amount will adjust each month and is calculated as described in "Credit Enhancement — Overcollateralization."
(5)	The yield supplement overcollateralization amount is part of the targeted overcollateralization amount and is calculated as described in "Credit Enhancement — Overcollateralization."
(6)	Excess spread is available, as a portion of available funds, to make required principal payments on the notes and, as a result, provides a source of funds to offset losses on the receivables and to increase overcollateralization until the targeted overcollateralization amount is reached.
(7)	All notes other than the Class C notes benefit from subordination of more junior classes to more senior classes. The order of the subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration has occurred. For more details about subordination, you should read "Description of the Notes — Priority of Payments," "Description of the Notes — Post-Acceleration Priority of Payments" and "Credit Enhancement — Subordination."
(8)	The residual interest will be held initially by the depositor and represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the trust or make deposits in the reserve account.

Transaction Credit Enhancement Diagram

This diagram is a simplified overview of the credit enhancement available for the notes on the closing date and how credit enhancement is used to offset losses on the receivables. You should read this prospectus completely, including "Credit Enhancement," for more details about the credit enhancement available for the notes.

(1)	All notes other than the Class C notes benefit from subordination of more junior classes to more senior classes. The order of the subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration occurred. For more details about subordination, you should read "Description of the Notes — Priority of Payments," "Description of the Notes — Post-Acceleration Priority of Payments" and "Credit Enhancement — Subordination."
(2)	On the closing date, the reserve account will be funded in an amount equal to at least 0.30% of the initial adjusted pool balance.
(3)	Excess spread is available as a portion of available funds to make required principal payments on the notes and, as a result, provides a source of funds to offset losses on the receivables and to increase overcollateralization until the targeted overcollateralization amount is reached.
(4)	Overcollateralization is the amount by which the pool balance or the adjusted pool balance exceeds the principal amount of the notes. Initially, overcollateralization for the notes will be approximately zero on an adjusted pool balance basis.

Transaction Payments Diagram

This diagram shows how available funds are paid on each payment date. The priority of payments shown in this diagram will apply unless the notes are accelerated after an event of default under the Indenture. You should read this prospectus completely, including "Description of the Notes — Priority of Payments" and "Description of the Notes — Post-Acceleration Priority of Payments," for more details about the priority of payments for the notes.

Transaction Parties and Documents Diagram

This diagram shows the role of each transaction party and each transaction document in this securitization transaction. You should read this prospectus completely, including "Transaction Parties," "Receivables," "Description of the Notes" and "Servicing," for more details about the roles of each transaction party and each transaction document in this securitization transaction.

Summary

This summary describes the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit enhancement available for the notes. It does not contain all of the information that you should consider in making your decision to purchase any notes. To understand fully the terms of the notes and the transaction structure, you should read this prospectus completely, especially “Risk Factors” starting on page 18.

Transaction Overview

The depositor will use the proceeds from the sale of the notes to purchase from Ford Credit a pool of retail installment sale contracts, or receivables, which were purchased by Ford Credit from motor vehicle dealers. The trust will issue the notes to the depositor in exchange for the receivables on the closing date. The depositor will sell the offered notes to the underwriters, who will offer and sell the offered notes to investors.

Transaction Parties

Sponsor, Servicer and Administrator of the Trust

Ford Motor Credit Company LLC, or “Ford Credit,” is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or “Ford.”

Depositor

Ford Credit Auto Receivables Two LLC, or the “depositor,” is a Delaware limited liability company and a special-purpose company wholly owned by Ford Credit.

Issuing Entity or Trust

Ford Credit Auto Owner Trust 2022-D, or the “trust,” is a Delaware statutory trust established under a trust agreement between the depositor and the owner trustee.

Owner Trustee

U.S. Bank Trust National Association

Indenture Trustee

The Bank of New York Mellon

Asset Representations Reviewer

Clayton Fixed Income Services LLC

For more information about the transaction parties and their roles in this securitization transaction, you should read “Sponsor and Servicer” and “Transaction Parties.”

Closing Date

The trust expects to issue the notes on or about November 22, 2022, or the “closing date.”

Cutoff Date

The trust will purchase the receivables as of November 1, 2022, or the “cutoff date.” The initial pool balance of the receivables will be the aggregate principal balance of the receivables as of the cutoff date. The trust will be entitled to collections on the receivables applied on or after the cutoff date.

Notes

The trust will issue the following notes:

	Principal Amount	Interest Rate
Class A-1 notes	$254,320,000	4.594%
Class A-2a notes	$300,340,000	5.37%
Class A-2b notes(1)(2)	$160,000,000	30-day average SOFR + 0.76%
Class A-3 notes	$460,340,000	5.27%
Class A-4 notes	$75,000,000	5.30%
Class B notes	$39,480,000	5.98%
Class C notes	$26,300,000	6.46%

(1)	The Class A-2b notes will accrue interest at a floating rate based on a benchmark, which will initially be 30-day average SOFR. However, the benchmark may change in certain situations. For more information on how 30-day average SOFR is determined and the circumstances under which the benchmark may change, you should read “Description of the Notes — Payments of Interest — Floating Rate Benchmark Rate; Benchmark Transition Event.”

(2)	If the benchmark plus the spread for the Class A-2b notes is less than zero, the interest rate will be 0.00%.

The Class A-1, Class A-2a, Class A-2b, Class A-3 and Class A-4 notes are collectively referred to as the “Class A notes.” The Class A-1, Class A-2a, Class A-2b, Class A-3, Class A-4, Class B and Class C notes are being offered by this prospectus and are collectively referred to as the “offered notes” or the “notes.”

The Class A-2b notes are sometimes referred to as the “floating rate notes.” The Class A-2a and Class A-2b notes are together referred to as the “Class A-2 notes” and are a single class with equal rights to interest and principal payments.

The depositor will initially retain the residual interest in the trust.

Form and Minimum Denomination

The notes will be issued in book-entry form. The offered notes will be available in minimum denominations of $1,000 and in integral multiples of $1,000.

Payment Dates; Interest Accrual

The trust will pay interest on and principal of the notes on “payment dates,” which will be the 15th day of each month (or, if not a business day, the next business day). The first payment date will be December 15, 2022.

The notes, except the Class A-1 notes and the floating rate notes, will accrue interest on a “30/360” basis from the 15th day of the prior month to the 15th day of the current month (or from the closing date to December 15, 2022, for the first period).

The Class A-1 notes and the floating rate notes will accrue interest on an “actual/360” basis from the prior payment date (or from the closing date, for the first period) to the following payment date.

The final scheduled payment date for each class of notes is listed below.

Final Scheduled Payment Date
Class A-1 notes	December 15, 2023
Class A-2 notes	August 15, 2025
Class A-3 notes	May 15, 2027
Class A-4 notes	March 15, 2028
Class B notes	June 15, 2028
Class C notes	May 15, 2030

It is expected that each class of notes will be paid in full earlier than its final scheduled payment date.

For more details about the payment of interest and principal on each payment date, you should read “Description of the Notes — Payments of Interest,” “Description of the Notes — Payments of Principal” and “Maturity and Prepayment Considerations — Weighted Average Life.”

Calculation Agent

The “calculation agent” will be the indenture trustee. The calculation agent will determine 30-day average SOFR, which is used to calculate the interest rate for the floating rate notes.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase all of the receivables on any payment date if the pool balance as of the end of the related collection period is 10% or less of the initial pool balance. The servicer may exercise its clean up call option only if the purchase price for the receivables is sufficient to pay in full the notes and all fees and expenses of the trust. On the servicer’s exercise of its clean up call option, the notes will be redeemed and paid in full.

For more information about optional redemption, you should read “Description of the Notes — Optional Redemption or “Clean Up Call” Option.”

Trust Assets

The trust assets will include:

●	the receivables and collections on the receivables applied on or after the cutoff date,

●	security interests in the financed vehicles,

●	proceeds from claims on insurance policies covering the financed vehicles or the obligors,

●	rights to funds in the reserve account and the collection account, and

●	rights under the transaction documents for the repurchase and purchase of receivables.

Receivables

The “receivables” that will be sold to the trust are retail installment sale contracts secured by new and used cars, light trucks and utility vehicles, or the “financed vehicles,” purchased by Ford Credit from motor vehicle dealers. The purchasers of the financed vehicles who are responsible for paying the receivables are the “obligors.” As of the cutoff date, the aggregate principal balance of the receivables, or the “initial pool balance,” was $1,471,280,949.11 and the receivables had the following summary characteristics:

Number of receivables	45,366
Average principal balance	$32,431.36
Average original amount financed	$42,787.23
Weighted average APR	3.77%
Weighted average original term	64.3 months
Original term greater than 60 months	51.53%
Original term greater than 72 months	9.81%
Weighted average remaining term	54.6 months
Remaining term greater than 60 months	34.11%
Remaining term greater than 72 months	5.39%
Weighted average FICO® score at origination	745
Weighted average FICO® score at origination for original term greater than 60 months	720
Weighted average FICO® score at origination for original term greater than 72 months	721
Weighted average LTV at origination	100.64%
Weighted average PTI at origination	9.24%
Subvened-APR receivables	62.91%
Commercial use receivables	21.84%
New vehicle	88.07%
Car	4.58%
Light truck	52.00%
Utility	43.42%

For more details about the information in this table, including how it is calculated and defined, and for more information about the characteristics of the receivables, you should read “Receivables — Composition of Receivables.”

Servicer

Ford Credit will be the “servicer” of the receivables and of this securitization transaction. The servicer is responsible for collecting payments on the receivables, administering payoffs, managing extensions and modifications, defaults and delinquencies, and repossessing and liquidating financed vehicles. The servicer will prepare monthly reports on the receivables, payments on the notes and the status of credit enhancement. Ford Credit will also act as custodian and maintain custody of the receivable files.

The trust will pay the servicer a servicing fee on each payment date equal to 1/12 of 1% of the pool balance at the beginning of the related collection period (or the cutoff date for the first payment date).

For more information about the servicer, you should read “Sponsor and Servicer.”

Priority of Payments

On each payment date, the indenture trustee will use available funds for the related collection period to make payments in the order of priority listed below. Available funds will consist primarily of collections on the receivables. This priority will apply unless the notes are accelerated after an event of default under the indenture:

(1)	Transaction Fees and Expenses — to the indenture trustee, the owner trustee and the asset representations reviewer, the fees, expenses and indemnities due, and to or at the direction of the trust, any expenses of the trust, up to a maximum amount of $375,000 per year,

(2)	Servicing Fee — to the servicer, all unpaid servicing fees,

(3)	Class A Note Interest — to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes,

(4)	First Priority Principal Payment — to the Class A noteholders, sequentially by class, the amount equal to the excess, if any, of (a) the principal amount of the Class A notes, over (b) the adjusted pool balance,

(5)	Class B Note Interest — to the Class B noteholders, interest due on the Class B notes,

(6)	Second Priority Principal Payment — to the Class A and Class B noteholders, sequentially by class, the amount equal to the excess, if any, of (a) the principal amount of the Class A and Class B notes, over (b) the adjusted pool balance, which amount will be reduced by any first priority principal payment on that payment date,

(7)	Class C Note Interest — to the Class C noteholders, interest due on the Class C notes,

(8)	Reserve Account — to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class C notes,

(9)	Regular Principal Payment — to the noteholders, sequentially by class, the amount equal to the greater of (a) the principal amount of the Class A-1 notes and (b) the excess of the principal amount of the notes over an amount equal to the pool balance minus the targeted overcollateralization amount, which amount will be reduced by any first and second priority principal payments on that payment date,

(10)	Additional Fees and Expenses — to the indenture trustee, the owner trustee, the asset representations reviewer and the trust, all fees, expenses and indemnities due to the extent not paid in item (1) above, and

(11)	Residual Interest — to the holder of the residual interest in the trust, all remaining available funds.

The trust will not pay principal of any class of notes until the principal amounts of more senior classes of notes are paid in full.

For more details about available funds, you should read “Description of the Notes — Funds Available for Payments.” For more details about the priority of payments on each payment date, you should read “Description of the Notes — Priority of Payments.” For more details about targeted overcollateralization amount and how it is used to determine the principal payable on the notes, you should read “Credit Enhancement — Overcollateralization.”

Events of Default

Each of the following will be an “event of default” under the indenture:

●	the trust fails to pay interest due on the notes of the controlling class within five days after a payment date,

●	the trust fails to pay the principal amount of any class of notes in full by its final scheduled payment date,

●	the trust fails to observe or perform a material covenant or agreement or breaches a representation in any material respect that is not corrected within a 60-day cure period, and

●	a bankruptcy or dissolution of the trust.

If an event of default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or a majority of the controlling class may accelerate the notes and declare them immediately due and payable. If an event of default occurs because of a bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

For more details about events of default, acceleration of the notes and other remedies available to noteholders after an event of default, you should read “Description of the Notes — Events of Default and Acceleration.” For more details about the priority of payments on each payment date after an event of default and acceleration of the notes, you should read “Description of the Notes — Post-Acceleration Priority of Payments.”

Controlling Class

Holders of the most senior class of notes outstanding, or the “controlling class,” will control the ability to make some decisions about the trust, including whether to declare or waive events of default and servicer termination events, or accelerate the notes, cause a sale of the receivables or direct the indenture trustee to exercise other remedies after an event of default. Notes of the controlling class held by the trust, the depositor, the servicer or their affiliates are not considered outstanding for these purposes while other notes are also outstanding. Holders of notes that are not part of the controlling class will not have these rights.

Credit Enhancement

Credit enhancement provides protection for the notes against losses on the receivables and potential shortfalls in the funds available to the trust to make required payments. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date will bear a greater risk of loss than notes having an earlier final scheduled payment date.

The following credit enhancement will be available to the trust.

Reserve Account

On the closing date,the depositor will deposit at least $3,947,367.68 in the reserve account, which is at least 0.30% of the initial adjusted pool balance.

If, in a given collection period, available funds (excluding reserve account amounts) are insufficient to cover the senior fees and expenses of the trust, including interest payments and any priority principal payments on the notes due for the related payment period, the indenture trustee will use amounts in the reserve account to cover the shortfall. The indenture trustee also will use the amounts in the reserve account if needed to pay any class of notes in full on its final scheduled payment date or to pay the notes after an event of default and acceleration of the notes.

If amounts in the reserve account are used, they will be replenished from collections on the receivables on later payment dates after the trust makes all higher priority payments.

For more details about the reserve account, you should read “Credit Enhancement — Reserve Account.” For more details about available funds, you should read “Description of the Notes — Funds Available for Payments.”

Subordination

The trust will pay interest to all classes of the Class A notes and then will pay interest sequentially to the remaining classes of notes in order of seniority. The trust will not pay interest on a subordinate class of notes until all interest due on more senior classes of notes is paid in full.

The trust will pay principal sequentially to each class of notes in order of seniority (starting with the Class A-1 notes). The trust will not pay the principal of any class of notes until the principal amounts of more senior classes of notes are paid in full.

In addition, if a priority principal payment is required on a payment date, the trust will pay the priority principal payment to the most senior class of notes outstanding before the payment of interest on the affected subordinated notes on that payment date.

For more details about the priority of payments, including changes to the priority after an event of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments,” “Description of the Notes — Post- Acceleration Priority of Payments” and “Credit Enhancement — Subordination.”

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the principal amount of the notes. Overcollateralization means there will be additional receivables generating collections that will be available to offset losses on the receivables and supplement interest collections due to low-APR receivables in the pool. The initial amount of overcollateralization for the notes will be $155,500,949.11, or 10.57% of the initial pool balance.

Overcollateralization may also be expressed as a percentage of the “adjusted pool balance,” which is the pool balance less the yield supplement overcollateralization amount. The adjusted pool balance as of the closing date will be approximately equal to the aggregate initial principal amount of the notes. This means that, on an adjusted pool balance basis, the overcollateralization for the notes will be approximately zero on the closing date.

This securitization transaction is structured to use all available funds remaining after payments of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payments and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to pay principal of the Class A-1 notes until paid in full and, then, to pay principal of the remaining notes until the targeted overcollateralization amount is reached. After reaching the targeted overcollateralization amount, the regular principal payment will be used to maintain the overcollateralization at the targeted level. The targeted overcollateralization amount will adjust each month and generally will equal the sum of (a) the yield supplement overcollateralization amount for that month, plus (b) 2.00% of the initial adjusted pool balance, plus (c) the excess, if any, of 1.50% of the current pool balance over at least 0.30% of the initial adjusted pool balance (the amount required to be in the reserve account). When the pool balance has decreased to the point where 1.50% of the current pool balance is equal to or less than at least 0.30% of the initial adjusted pool balance, the targeted overcollateralization amount for each payment date will be the yield supplement overcollateralization amount for that payment date plus 2.00% of the initial adjusted pool balance.

For more details about the targeted overcollateralization amount, you should read “Credit Enhancement — Overcollateralization.”

Yield Supplement Overcollateralization Amount

A substantial number of the receivables have an annual percentage rate, or “APR,” less than the highest interest rate paid on the notes. To compensate for the low APRs on these receivables, the notes are structured with a type of overcollateralization known as yield supplement overcollateralization. The “yield supplement overcollateralization amount” for each payment date approximates the present value of the amount by which future payments on receivables with APRs below a stated rate of 9.20% are less than future payments would be on those receivables if their APRs were equal to the stated rate. The yield supplement overcollateralization amount is included in the targeted overcollateralization amount for each payment date, which has the effect of recharacterizing a portion of the principal collections on the pool of receivables as interest to increase excess spread.

For more details about the calculation of the yield supplement overcollateralization amount and its effect on principal payments, you should read “Credit Enhancement — Overcollateralization.”

Excess Spread

For a payment date, excess spread is equal to the excess of (a) the sum of interest collections and principal collections equal to the decline in the yield supplement overcollateralization amount from the prior payment date (or the closing date for the first payment date), over (b) the sum of senior fees and expenses of the trust, interest on the notes and any required deposits in the reserve account. Any excess spread will be applied on each payment date, as part of available funds, to pay principal of the Class A-1 notes until paid in full and then to pay principal of the most senior class of notes to the extent necessary to reach the targeted overcollateralization amount. In general, excess spread provides a source of funds to offset losses on the receivables.

For more details about the use of excess spread as credit enhancement, you should read “Credit Enhancement — Excess Spread.”

Repurchases and Purchases of Receivables

Repurchase of Receivables for Breach of Representations

Ford Credit will make representations about the origination, characteristics, terms and status of each receivable. If a representation is later determined to have been untrue when made, then the receivable was not eligible to be sold to the depositor or the trust. If a breach of a representation has a material adverse effect on a receivable, Ford Credit must repurchase the receivable unless it corrects the breach before the date it is required to repurchase the receivable.

For more details about the representations made about the receivables and Ford Credit’s repurchase obligation if these representations are breached, you should read “Receivables — Representations About Receivables” and “Receivables — Obligation to Repurchase Receivables.” For information about when the asset representations reviewer may review receivables for compliance with the representations, you should read “Receivables — Asset Representations Review.”

Purchase of Receivables for Servicer Actions

If Ford Credit as servicer materially impairs a receivable, it must purchase the receivable unless it corrects the impairment. In addition, Ford Credit as servicer must purchase a receivable from the trust if it makes specific kinds of modifications to the receivable, including if it:

●	modifies the amount financed or the APR of the receivable,

●	rewrites or reschedules the receivable to change the number of originally scheduled payment due dates or the payment amount, or

●	grants payment extensions resulting in the final payment date of the receivable being later than the final scheduled payment date of the Class C notes.

For more details about the servicer’s obligation to purchase receivables, you should read “Servicing — Servicer Modifications and Obligation to Purchase Receivables.”

Ratings

The depositor expects that the offered notes will receive credit ratings from two nationally recognized statistical rating organizations, or “rating agencies.”

The ratings of the notes will reflect each rating agency’s assessment of the likelihood of the timely payment of interest on, and the ultimate payment of principal of, the notes according to the notes’ terms. Each rating agency rating the notes will monitor its ratings under its normal surveillance process. Ford Credit has agreed to provide ongoing information about the notes and the receivables to each rating agency. A rating agency may change or withdraw an assigned rating at any time. A rating action taken by one rating agency may not necessarily be taken by another rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

Katten Muchin Rosenman LLP will deliver its opinion that, for U.S. federal income tax purposes:

●	the offered notes will be treated as debt to the extent they are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes, and

●	the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of tax laws, you should read “Tax Considerations.”

ERISA Considerations

The offered notes generally will be eligible for purchase by employee benefit plans.

For more information about the treatment of the notes under ERISA, you should read “ERISA Considerations.”

Credit Risk Retention

The risk retention regulations in Regulation RR under the Securities Exchange Act of 1934 require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest of at least 5% in the credit risk of the receivables. The sponsor will satisfy this credit risk retention requirement by causing the depositor to retain an “eligible horizontal residual interest” having a fair value equal to at least 5% of the sum of the fair value, as of the closing date, of the notes to be issued by the trust and the residual interest in the trust.

For more information about how the sponsor will satisfy the risk retention requirements, you should read “Credit Risk Retention.”

Investment Considerations

The trust is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940 and, in making this determination, is relying on the exemption in Rule 3a-7 under the Investment Company Act of 1940, although other exclusions or exemptions may also be available to the trust. The trust is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the Volcker Rule.

The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 notes under Rule 2a-7 and whether an investment in the Class A-1 notes satisfies the fund’s investment policies and objectives.

For more information about Rule 2a-7 under the Investment Company Act of 1940, you should read “Investment Considerations.”

Summary of Risk Factors

The notes are subject to certain risks that you should consider before making a decision to purchase any notes. The risk factors that are material to the notes are summarized below and described in detail under “Risk Factors”. This summary is included to provide an overview of these risks. It does not contain all of the information regarding the risks that you should consider in making your decision to purchase any notes. To understand these risks fully, you should read “Risk Factors” starting on page 18.

Risks relating to the nature of the notes and the structure of the transaction

The notes are subject to risks relating to their nature as asset-backed securities and the structure of the transaction, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

●	limited assets or sources of funds available to pay the notes other than the receivables and related property of the trust,

●	faster or slower than expected rates of prepayments on the receivables,

●	in the case of junior classes of notes, subordination to the more senior classes of notes,

●	slower than expected or incomplete achievement of overcollateralization targets,

●	acceleration of payments on your notes due to an event of default,

●	failure to make principal payments on a note will not be an event of default until the note’s final scheduled payment date,

●	absence of a secondary market for your notes or an insufficiently liquid secondary market for your notes,

●	actions taken by the controlling class of noteholders that are adverse to the interests of noteholders of the other classes,

●	adverse changes in the ratings on the notes or the issuance of adverse unsolicited ratings from non-hired rating agencies,

●	increase in 30-day average SOFR, the benchmark rate for the floating rate notes, or the adoption of an alternative benchmark rate in certain circumstances.

Risks relating to the trust assets

The notes are subject to risks relating to the performance of the receivables and other property comprising the trust assets, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

●	insufficient collections due to, among other things, delayed or missed payments on the receivables,

●	higher than expected net losses on longer term receivables,

●	lower than expected resale value of repossessed vehicles or insurance proceeds from losses on damaged vehicles,

●	vehicle recalls leading to, among other things, lower auction values,

●	decreases in the value of specific vehicle models or vehicle types of financed vehicles that represent a significant percentage of the pool balance,

●	higher than expected prepayments or defaults on the higher APR receivables,

●	the security interest of the trust in a receivable or financed vehicle is not perfected or is of lower priority than another security interest, and

●	economic or other factors affecting a state or region with a high concentration of the trust’s assets.

Risks relating to macroeconomic, regulatory and other external factors

The notes are subject to risks relating to climate change, the broader economy, legal and regulatory environment and other external factors, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

●	climate related legislation and regulation, the physical effects of climate change, and any associated reputational risk,

●	global pandemics, such as the COVID-19 pandemic, or other health emergencies and the ensuing measures adopted by governmental and non-governmental actors,

●	downturns in global financial markets, levels of unemployment, interest rates, fuel prices, consumer demand for motor vehicles and the general state of the U.S. or global economy,

●	the use of SOFR, a relatively new reference rate, for the floating rate notes, and

●	legal and regulatory developments affecting the automotive or financial services sectors.

Risks relating to the transaction parties

The notes are subject to risks relating to the various transaction parties that are involved in the structuring and ongoing maintenance of the transaction and the offering of the notes, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

●	declines in the financial condition or business prospects, including bankruptcy, of Ford or Ford Credit,

●	ability of the servicer to commingle collections with its own funds for a certain period of time,

●	disruptions or delays in the processing of payments on the receivables, sales of repossessed receivables and information about collections or an insufficient servicing fee to attract a successor servicer, if necessary,

●	cyber attacks and other disruptions to the servicer’s operational systems and security systems, and

●	inaccurate or untrue representations made by Ford Credit or the depositor regarding the receivables or the inability of Ford Credit or the depositor to purchase or repurchase certain receivables.

Risk Factors

You should consider the following risk factors in deciding whether to purchase any notes.

Risks relating to the nature of the notes and the structure of the transaction
The assets of the trust are limited and are the only source of payment for your notes	The trust will not have assets or sources of funds other than the receivables and related property that the trust owns. Credit enhancement is limited. Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or anyone else. If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.
The timing of principal payments on your notes is uncertain	Faster than expected rates of prepayments on the receivables will cause the trust to pay principal of your notes earlier than expected and may shorten the maturity of your notes. Prepayments on the receivables will occur if:
	•	obligors prepay their receivables,

	•	the servicer receives liquidation proceeds on defaulted receivables,

	•	the servicer receives proceeds from physical damage, credit life or other insurance policies covering the financed vehicles or the obligors,

	•	the depositor or Ford Credit repurchases ineligible receivables due to a breach of representations, or

	•	the servicer purchases modified or impaired receivables.

A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including individual obligor circumstances, changes in vehicle values and the types of incentives offered under Ford-sponsored marketing programs. No prediction can be made about the actual prepayment rates that will occur for the receivables.
In addition, the timing of principal payments may be affected by the current level of interest rates. If current interest rates fall below the rates at the time of issuance of the floating rate notes, there will be additional excess spread available to pay principal of the notes on each payment date. If interest rates rise above the rates at the time of issuance of the floating rate notes, there will be less excess spread available to pay principal of the notes on each payment date.

If principal of your notes is paid earlier than expected due to faster rates of prepayments on the receivables, and interest rates at that time are lower than interest rates at the time principal would have been paid had those prepayments occurred as expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes. Alternatively, if principal of your notes is paid later than expected due to slower rates of prepayments or payments on the receivables, and interest rates at that time are higher than interest rates at the time principal would have been paid had those prepayments or payments occurred as expected, you may lose reinvestment opportunities and, if your notes were purchased at a discount, your yield may be reduced. You will bear all reinvestment risk resulting from principal payments on your notes occurring earlier or later than expected.
In addition, your notes will be paid in full before maturity if the servicer exercises its clean up call option when the pool balance is 10% or less of the initial pool balance.
For more information about the timing of repayment and other sources of prepayments, you should read "Maturity and Prepayment Considerations."
The Class B and Class C notes will be subject to greater risk because of the sequential payment structure and subordination	The Class B notes will bear greater risk than the Class A notes because no interest will be paid on the Class B notes on any payment date until all interest on the Class A notes is paid in full on that payment date, and no principal will be paid on the Class B notes until the principal amount of the Class A notes is paid in full. The Class C notes will bear even greater risk because of similar subordination to more senior classes of notes. Failure to pay interest on subordinated notes that are not part of the controlling class will not be an event of default.
Overcollateralization may not increase as expected	Overcollateralization is expected to increase to the targeted overcollateralization amount as excess spread is used to pay principal of the notes in an amount greater than the decrease in the adjusted pool balance. It is not certain that the targeted overcollateralization amount will be reached or maintained, or that the receivables will generate sufficient collections to pay your notes in full.
For more information about overcollateralization as a form of credit enhancement for your notes, you should read "Credit Enhancement — Overcollateralization."

An event of default and acceleration of the notes may result in earlier than expected payment of your notes or losses on your notes	An event of default may result in an acceleration of payments on your notes. If principal of your notes is paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes. If the notes are accelerated after an event of default, the trust will not pay interest on or principal of any notes that are not part of the controlling class until all interest on and principal of the notes of the controlling class are paid in full. If collections on the receivables and the proceeds of any sale of receivables are insufficient to pay the amounts owed on your notes, you may have delayed payments or losses on your notes.
For more details about events of default and acceleration of the notes, you should read "Description of the Notes — Events of Default and Acceleration." For more details about the change in the priority of payments after events of default and acceleration of the notes, you should read "Description of the Notes — Priority of Payments" and "Description of the Notes — Post-Acceleration Priority of Payments."
Failure to pay principal of a class of notes will not be an event of default until its final scheduled payment date	The trust will not be obligated to pay a specific amount of principal of any class of notes on any date other than its outstanding principal amount on its final scheduled payment date. Failure to pay principal of a class of notes will not be an event of default until the final scheduled payment date of that class.
The absence of a secondary market for your notes, financial market disruptions and a lack of liquidity in the secondary market may adversely affect the market value of your notes and/or limit your ability to resell your notes	If a secondary market for your notes does not develop or becomes disrupted, it could limit your ability to resell them. This means that if you want to sell your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a liquid secondary market had existed. The underwriters may assist in the resale of notes, but they are not required to do so. The underwriters and other brokers and dealers may also be unwilling or unable to publish quotations for the notes or otherwise facilitate trading of the notes due to regulatory requirements or otherwise. If a secondary market does develop, it might not continue, it might be disrupted or it might not be sufficiently liquid to allow you to resell your notes.
For more information about the effect of the COVID-19 pandemic on global financial markets, you should read "— Economic volatility and global financial market disruptions resulting from the COVID-19 pandemic could result in losses on your notes and/or limit your ability to resell your notes" below.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur	The controlling class may provide notice of a default relating to a breach of a material covenant, may accelerate the notes after an event of default and may waive certain events of default. The controlling class may, in some circumstances, direct the indenture trustee to sell the receivables after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full and would cause some classes of notes to suffer a loss. The controlling class may terminate the servicer after a servicer termination event and may waive servicer termination events.
Holders of notes that are not part of the controlling class will have no right to take these actions. Only the controlling class will have these rights. The controlling class may have different interests from the noteholders of other classes and will not be required to consider the effect of its actions on the noteholders of other classes.
For more details about the actions that the controlling class may direct, you should read "Description of the Notes — Events of Default and Acceleration" and "Servicing — Resignation and Termination of Servicer."
A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, may adversely affect the market value of your notes and/or limit your ability to resell your notes	The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect each rating agency's assessment of the future performance of the receivables, the credit enhancement available for the notes and the likelihood of repayment of the notes. The notes may not perform as expected and the ratings may be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, analytical errors or incorrect assumptions. None of the depositor, the sponsor or any of their affiliates will be obligated to replace or supplement any credit enhancement or to take other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it may adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor hired two rating agencies that are nationally recognized statistical rating organizations, or "NRSROs," and will pay them a fee to assign ratings on the offered notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO to make it possible for non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including before the closing date, and none of the sponsor, the depositor, the underwriters or any of their affiliates will be obligated to inform you of any unsolicited ratings assigned after the date of this prospectus. If a non-hired NRSRO assigns an unsolicited rating on the notes, it may be lower than the ratings provided by the hired rating agencies, which may adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which may adversely affect the market value of your notes and/or limit your ability to resell your notes.
You should make your own evaluation of the future performance of the receivables, the credit enhancement available for the notes and the likelihood of repayment of the notes. You should not rely solely on the ratings on the notes.
The trust will issue floating rate notes, but will not enter into interest rate hedges, which may result in losses on your notes if interest rates rise	The receivables require level monthly payments and accrue interest at a fixed rate, while the floating rate notes will accrue interest at a floating rate based on 30-day average SOFR, plus a spread. Even though the trust will issue floating rate notes, it will not enter into interest rate hedges or other derivatives contracts to mitigate this interest rate risk.
The trust will pay interest on the floating rate notes from available funds and not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in 30-day average SOFR would reduce the amounts available for payments to all the notes, not just to the floating rate notes.
If 30-day average SOFR increases to the point at which the amount of interest and principal due on the notes, together with fees and expenses of the trust, exceeds the available funds, the trust may not have sufficient funds to pay interest and principal due on the notes. If the trust does not have sufficient funds to make these payments, you may have delayed payments or losses on your notes.

The occurrence of a benchmark transition event could adversely affect the market value of the floating rate notes and/or limit your ability to resell the floating rate notes	The trust will issue floating rate notes that will accrue interest based on a benchmark. The benchmark will initially be 30-day average SOFR, although it may be changed following the occurrence of a benchmark transition event and its related benchmark replacement date. The benchmark transition events generally include the making of public statements or publication of information by the administrator of the benchmark, its regulatory supervisor or certain other governmental authorities that the benchmark will no longer be provided or is no longer representative of underlying market or economic reality. However, we cannot provide any assurances that these events will be sufficient to trigger a change in the benchmark at all times when the then-current benchmark is no longer representative of market interest rates, or that these events will align with similar events in the market generally or in other parts of the financial markets, such as the derivatives market.
In order to compensate for any differences in the benchmark, a benchmark replacement adjustment will be included in any benchmark replacement. However, we cannot provide any assurances that any benchmark replacement adjustment will be sufficient to produce the economic equivalent of the then-current benchmark, either at the benchmark replacement date or over the life of the floating rate notes. As a result, we cannot provide any assurances that the characteristics of any benchmark replacement will be similar to the then-current benchmark that it is replacing, or that any benchmark replacement will produce the economic equivalent of the then-current benchmark that it is replacing.
Finally, the trust will have discretion in certain elements of the benchmark replacement process, including determining if a benchmark transition event and its related benchmark replacement date has occurred, determining which benchmark replacement is available, selecting a benchmark replacement, determining the benchmark replacement adjustment and making benchmark replacement conforming changes. The noteholders will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.
For more information about the benchmark for the floating rate notes and the replacement of the benchmark, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark Rate; Benchmark Transition Event."
Risks relating to the trust assets

Performance of the receivables is uncertain and depends on many factors and may worsen in an economic downturn	The performance of the receivables depends on a number of factors, including global financial markets, general economic conditions, unemployment levels, the circumstances of individual obligors, the terms of the receivables, Ford Credit's underwriting standards at origination, Ford Credit's servicing and collection strategies, the resale value of repossessed vehicles and changes in Ford's marketing programs, all of which could result in higher delinquencies and losses on the receivables. Because many of these factors are outside the control of Ford Credit, the performance of the receivables cannot be predicted with accuracy and may worsen in an economic downturn, which could result in losses on your notes.
For more information about factors which could affect the performance of the receivables and the value of the financed vehicles, you should read "— Declines in the resale value of the financed vehicles may adversely affect the performance of the receivables and your notes," "— Vehicle recalls and customer satisfaction programs may adversely affect the performance of the receivables and your notes" and "— High vehicle model or vehicle type concentrations may adversely affect the performance of the receivables and your notes" below.
For more information about delinquencies, repossessions and credit losses for Ford Credit’s portfolio of U.S. retail installment sale contracts, you should read "Sponsor and Servicer — Delinquency, Repossession and Credit Loss Information."
Receivables with longer terms may experience higher average net losses and may adversely impact the performance of the receivables and your notes	The original term of retail installment sale contracts has generally increased over time in response to market demand. Some of the receivables in the pool of receivables will have original terms longer than 72 months, including original terms of up to 84 months. Historically, those receivables with longer original terms have generally been offered to obligors with higher creditworthiness and experienced less frequent occurrences of delinquencies and defaults, although, over the longer term of such receivables there may be a higher probability of extrinsic events affecting the receivable's performance.
The rate of depreciation of a financed vehicle is not related to the length of the related retail installment sale contract. However, the rate at which the amount financed for a financed vehicle is reduced by timely obligor payments pursuant to a longer-term contract is inherently slower than for a shorter-term contract, which may increase the length of time that, and increase the amount by which, the amount financed exceeds the financed vehicle's value. As a result, receivables with longer original terms have exhibited higher average net losses at repossession or charge off due to the slower rate of amortization over the receivable's longer term, a higher original amount financed and a higher loan-to-value ratio. More frequent delinquencies or defaults or greater magnitudes of loss on longer-term receivables could result in increased losses on the receivables and losses on your notes.

Declines in the resale value of the financed vehicles may adversely affect the performance of the receivables and your notes	Vehicles that are repossessed are typically sold at auctions as used vehicles. The pricing of used vehicles is affected by supply and demand for new and used vehicles, which is influenced by many factors, including overall auto industry production and sales, the volume of returned lease vehicles and other vehicles at auction such as those from fleet or vehicle rental companies, consumer tastes, economic conditions, the cost or availability of financing for customers and dealers, fuel costs, the introduction and pricing of new vehicle models, a change in (or a change in consumer perception of) the quality, safety, reliability or performance of Ford vehicles, government or regulatory investigations or other actions relating to safety, emissions or fuel efficiency, constraints in production and supply chain factors (including shortages or price increases of key components needed to build new vehicles or repair and maintain used vehicles), the impact of vehicle recalls and the discontinuation of vehicle models or brands. Strong auto industry sales and higher volumes of returned lease vehicles generally increase the supply of used vehicles in the market, which may adversely affect auction prices for used vehicles. In addition, decisions by Ford about new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Any adverse impact on the resale value for repossessed vehicles could result in increased losses on the receivables and losses on your notes.
These impacts may be more pronounced if they relate to vehicle models or vehicle types that represent a high percentage of the financed vehicles in the pool of receivables.
For more information about the distribution by vehicle model and vehicle type of the receivables, you should read "— High vehicle model or vehicle type concentrations may adversely affect the performance of the receivables and your notes" below and "Receivables — Composition of Receivables — Distribution by Make, Model and Vehicle Type of Receivables."

Vehicle recalls and customer satisfaction programs may adversely affect the performance of the receivables and your notes	Vehicle recalls and customer satisfaction programs that apply to the financed vehicles, including recalls resulting from government or regulatory investigations, Ford requests to customers to return their vehicles to dealers or mechanics for possible service and repair or other similar actions, may adversely affect delinquencies, repossessions and credit losses on the related receivables. An increase in the number of repossessed vehicles that are subject to an open vehicle recall, customer satisfaction program or customer perception of the applicability of the same may reduce the price at which the affected vehicles are sold at auction or delay the timing of disposition. An increase in delinquencies, repossessions and credit losses on the receivables or a decrease in the proceeds from the sale of repossessed vehicles may result in accelerated, delayed or reduced payments on your notes.
For more information about delinquencies, repossessions and credit losses for Ford Credit's portfolio of U.S. retail installment sale contracts, you should read "Sponsor and Servicer — Delinquency, Repossession and Credit Loss Information."
These impacts may be more pronounced if a vehicle recall applies to vehicle models or vehicle types that represent a high percentage of the financed vehicles in the pool of receivables.
For more information about the distribution by vehicle model and vehicle type of the receivables, you should read "— High vehicle model or vehicle type concentrations may adversely affect the performance of the receivables and your notes" below and "Receivables — Composition of Receivables — Distribution by Make, Model and Vehicle Type of Receivables."
High vehicle model or vehicle type concentrations may adversely affect the performance of the receivables and your notes	If a specific vehicle model or vehicle type of the financed vehicles represents a significant percentage of the pool balance, any adverse change in the value of that specific vehicle model or vehicle type of the financed vehicles may adversely impact the performance of the related receivables and could result in delayed payments or losses on your notes.
As of the cutoff date, the vehicle models and vehicle types of the financed vehicles related to the receivables in the pool of receivables are concentrated by initial pool balance as follows:

Model	Vehicle Type	Percentage of Initial Pool Balance

F-150	Light Truck	30.52%
Explorer	Utility	11.91
Expedition	Utility	6.27
F-250	Light Truck	6.03
Escape	Utility	5.20

No other vehicle model represents more than 5% of the initial pool balance as of the cutoff date.

For more information about the distribution by vehicle model and vehicle type of the receivables, you should read "Receivables — Composition of Receivables — Distribution by Make, Model and Vehicle Type of Receivables."
Excessive prepayments or defaults on the higher APR receivables may adversely impact your notes	Some of the receivables will have APRs that are less than the weighted average interest rate on your notes plus the rate at which fees and expenses of the trust accrue. Payments on receivables with higher APRs compensate for the payments made on receivables with lower APRs. Receivables with higher APRs are typically associated with less creditworthy obligors who may be disproportionately more likely to default on payments during an economic downturn. Excessive prepayments or defaults on the higher APR receivables may adversely impact your notes by reducing the amounts available to pay principal of and interest on your notes or by causing faster than expected prepayments of the principal of your notes.
Interests of other persons in the receivables or the related financed vehicles could reduce funds available to pay your notes	If another person acquires an interest in a receivable or a related financed vehicle that is superior to the trust's interest, the collections on that receivable or the proceeds from the sale of that financed vehicle may not be available to make payments on your notes. If the trust does not have a perfected security interest in a receivable or a financed vehicle, its ability to repossess and sell the financed vehicle securing a defaulted receivable may be adversely affected. Another person could acquire an interest in a receivable or a financed vehicle that is superior to the trust's interest if:
	•	the trust does not have a perfected security interest in the receivable or the financed vehicle because Ford Credit's security interest in the receivable or in the financed vehicle was not properly perfected,

	•	the trust does not have a perfected security interest in the financed vehicle in some states because the servicer will not amend the certificate of title to identify the trust as the new secured party,

	•	the trust's security interest in the receivable or the financed vehicle is impaired because holders of some types of liens, such as tax liens or mechanic's liens, may have priority over the trust's security interest or a financed vehicle is confiscated by a government agency, or

	•	the trust does not have a perfected security interest in the receivable because Ford Credit did not maintain physical possession of the related tangible contract or "control" of the related electronic contract.

For more information about the security interests in the receivables and financed vehicles, you should read "Important Legal Considerations — Security Interests in Receivables and Vehicles."

Geographic concentration may result in more risk to you	As of the cutoff date, the billing addresses of the obligors of the receivables are concentrated by initial pool balance in the following states:

Texas	17.00%
California	11.10%
Florida	8.75%

No other state represents more than 5% of the initial pool balance as of the cutoff date. Economic conditions or other factors, such as natural disasters, affecting states with a high concentration of receivables may adversely impact the performance of the receivables and could result in delayed payments or losses on your notes.
Risks relating to macroeconomic, regulatory and other external factors
Climate change could have an adverse effect on Ford and Ford Credit and may, directly or indirectly, cause losses on your notes	The effects of climate change and the ongoing efforts to mitigate its impact may have a negative effect on Ford and Ford Credit, including through climate change-related legislation and regulation, adverse changes to the physical environment and public perception of greenhouse gas emissions from petroleum powered vehicles.
The auto industry in particular is subject to regulations worldwide that govern product characteristics and that differ by region, country, state or province and locality. Regulations continue to be proposed to address concerns regarding the environment, including global climate change and its impact. The precise implications of those actions, as well as future efforts, are uncertain, but could adversely impact the business operations and financial condition of manufacturers, suppliers and other interdependent market participants in the auto industry, including Ford and Ford Credit.
Significant physical effects of climate change, such as extreme weather and natural disasters, may affect manufacturers, suppliers and other interdependent market participants in the auto industry, including Ford, Ford Credit and their customers. For example, obligors living in areas affected by extreme weather and natural disasters may suffer financial harm, reducing their ability to make timely payments on their receivables. The auto dealerships and physical auctions that facilitate the origination of the receivables and disposition of the financed vehicles are also subject to disruption as a result of extreme weather and natural disasters. In addition, extreme weather and natural disasters may have industry- or economy-wide effects due to the interdependence of market actors.

In addition, legal, technological, political and scientific developments related to climate change have created and will continue to create new opportunities and risks for Ford and Ford Credit. For example, Ford is continuing to make changes to its product cycle plan to improve the fuel economy of its petroleum-powered vehicles and to offer more propulsion choices, such as electrified vehicles, with lower greenhouse gas emissions. These changes in Ford’s business may:
• create demand for those products and related services, such as Ford Credit financing,
• decrease demand for existing products or services related to petroleum powered vehicles, and/or
• increase competition in the auto industry to develop innovative new products and related services.
Ford and Ford Credit’s reputations may also be adversely affected by current and/or future public perception of the greenhouse gas emissions of its petroleum powered vehicles. A negative change in public opinion could expose Ford and Ford Credit to potential adverse consequences to their business operations and financial condition.
Any of those effects or their confluence could adversely affect the performance of the receivables, the market value of the vehicles securing the receivables, the credit rating of Ford or Ford Credit or the ability of Ford Credit, as sponsor, to honor its commitment to repurchase receivables due to breaches of representations or warranties, and, as servicer, to service the receivables or purchase receivables due to certain servicer modifications, which could result in losses on your notes.
The risks of climate change described above may exacerbate other risks disclosed in this section. For more information, you should read "— Geographic concentration may result in more risk to you," "— Performance of the receivables is uncertain and depends on many factors and may worsen in an economic downturn," "— Declines in the resale value of the financed vehicles may adversely affect the performance of the receivables and your notes," "— Vehicle recalls and customer satisfaction programs may adversely affect the performance of the receivables and your notes," "— High vehicle model or vehicle type concentrations may adversely affect the performance of the receivables and your notes," "— Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust" and "— A decline in the financial condition or business prospects of Ford, Ford Credit or other interdependent market participants could result in losses on your notes."

Economic volatility and global financial market disruptions resulting from the COVID-19 pandemic could result in losses on your notes and/or limit your ability to resell your notes	The COVID-19 pandemic created a global public-health crisis that resulted in widespread deterioration in household, business and economic conditions and significant dislocations and volatility in global financial market conditions. To combat the spread of COVID-19 and protect public health, numerous governmental and nongovernmental measures were adopted, including:
	•	widespread social distancing requirements, stay-at-home orders, travel restrictions, quarantines and remote work arrangements,

	•	restrictions on business operations and/or shutdowns of various businesses and industries deemed non-essential, including, in some states, auto dealerships and auto auctions, and

	•	invocation of the Defense Production Act by the President of the United States compelling certain manufacturers, including auto manufacturers, to prioritize the production of various healthcare products.

The onset of the COVID-19 pandemic and the measures taken to combat its spread caused severe disruptions and significant uncertainty in the economy and global financial markets, including:
	•	unprecedented increases in unemployment,

	•	decreases in consumer spending and reduced demand for certain products, including abrupt declines in new and used vehicle sales and volatility in used vehicle values,

	•	disruptions in global supply chains and shutdowns of manufacturing capacity in certain industries, including those of auto manufacturers, and

	•	significant disruptions in financial markets and decreases in liquidity of certain secondary markets.

In response to these disruptions and the uncertainty in the economy and global financial markets, federal, state and local governments and regulatory agencies implemented and/or proposed numerous actions, including:
	•	laws, regulations, executive orders and other guidance relating to the collection of financial obligations such as the receivables, including allowing obligors to forgo making scheduled payments, requiring certain modifications, waiving certain fees and precluding creditors from exercising certain rights such as repossessions and liquidations of financed vehicles, and

	•	significant fiscal and monetary policies intended to provide relief for those affected by the economic downturn and promote liquidity for affected segments of the financial markets.

To the extent cases of COVID-19 increase, or variants of the related coronavirus occur and spread, stringent limitations on daily activities that may have been eased previously could be reinstated. If the COVID-19 pandemic worsens and/or causes increased volatility in or disruption of the global financial markets, it could result in losses on your notes and/or affect your ability to resell your notes. Specifically, economic and public health disruption related to the COVID-19 pandemic could lead to:
	•	Ford Credit choosing to grant an increased number of extensions to obligors on the receivables,

	•	depressed economic activity and increased unemployment, leading to increased delinquency and credit losses for obligors, particularly for receivables for which the obligor is a small business entity or individual that uses the financed vehicle for commercial purposes,

	•	adverse effects on the liquidation value for repossessed vehicles or restrictions on the ability of the servicer to repossess and liquidate vehicles, and

	•	the enactment or enforcement of federal, state and local laws, regulations, executive orders and other actions that may preclude creditors from exercising certain rights, such as repossessions and liquidations of financed vehicles.

The risks of the COVID-19 pandemic described above may exacerbate other risks disclosed in this section. For more information about the risks that are susceptible to the COVID-19 pandemic, you should read "— The timing of principal payments on your notes is uncertain," "— Overcollateralization may not increase as expected," "— The absence of a secondary market for your notes, financial market disruptions and a lack of liquidity in the secondary market may adversely affect the market value of your notes and/or limit your ability to resell your notes," "— Performance of the receivables is uncertain and depends on many factors and may worsen in an economic downturn," "— Declines in the resale value of the financed vehicles may adversely affect the performance of the receivables and your notes," "— Geographic concentration may result in more risk to you," "— Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust" and "— A decline in the financial condition or business prospects of Ford, Ford Credit or other interdependent market participants could result in losses on your notes."
Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust	The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the "Dodd-Frank Act," is extensive legislation that impacts financial institutions and other nonbank financial companies, such as Ford Credit. The Dodd-Frank Act created the Consumer Financial Protection Bureau, or the "CFPB," which has authority to supervise and examine the largest nonbank automotive finance companies, including Ford Credit, for compliance with consumer financial protection laws.

For more information about potentially applicable provisions of the Dodd-Frank Act, you should read "Important Legal Considerations — The Dodd-Frank Act."
The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a nonbank financial company if the company is in default or in danger of default and the resolution of the company under other insolvency law (such as the United States Bankruptcy Code, 11 U.S.C. section 101 et seq., or the "Bankruptcy Code") would have serious adverse effects on financial stability in the United States. It is not clear whether this alternative liquidation framework would apply to Ford Credit, the depositor or the trust. We believe that the relevant regulators would invoke the alternative liquidation framework only on rare occasion. Guidance from the FDIC indicates that the framework should be exercised in a manner consistent with the Bankruptcy Code, which is the insolvency regime that would apply to Ford Credit, the depositor and the trust absent the application of the alternative liquidation framework involving the FDIC. If the FDIC were appointed as receiver for Ford Credit, the depositor or the trust, or if future regulations or FDIC actions are contrary to the FDIC guidance, you may have delayed payments or losses on your notes.
Recently, the CFPB successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles. On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the securitization trust is a "covered person" under the Dodd-Frank Act because it engages in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). On February 11, 2022, the district court granted the defendant securitization trusts' motion to certify that order for an immediate interlocutory appeal and stayed the case pending resolution of any appeal. While the court did not decide whether the securitization trust could be held liable for the conduct of the servicer at this stage of the case, the CFPB may now make that argument; the case remains pending. Depending upon the outcome of the appeal, the CFPB may rely on this decision as precedent in investigating and bringing enforcement actions against other securitization trusts, including the issuing entity, in the future.
Eligibility of the Class A-1 notes under Rule 2a-7	The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. However, Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, quality and diversification. Any determinations about the qualification of the Class A-1 notes under, and compliance with, other applicable requirements of Rule 2a-7 are solely the responsibility of each money market fund and its investment advisor.

For more information about Rule 2a-7 under the Investment Company Act of 1940, you should read "Investment Considerations."
SOFR is a relatively new reference rate, which could have an adverse effect on the floating rate notes	The floating rate notes will accrue interest based on 30-day average SOFR. SOFR is published by the Federal Reserve Bank of New York, or the "FRBNY," and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The FRBNY notes on its publication page for SOFR that use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.
Because SOFR is published by the FRBNY based on data received from other sources and depends on interrelated economic, financial and political considerations, we have no control over its determination, calculation or publication. The activities of the FRBNY may directly affect prevailing SOFR rates in ways we are unable to predict. SOFR is a relatively new interest rate index and may not become widely established in the market or could eventually be eliminated. We cannot assure you that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the floating rate notes. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on the floating rate notes and the trading prices of the floating rate notes.
As an overnight rate, SOFR may be subject to increased volatility relative to other interest rate benchmarks. Additionally, if SOFR is not published on any day, the floating rate notes will bear interest at a rate based on SOFR published on the first preceding day for which such rate was published. This previously published rate would be an overnight rate that would remain in effect until the next day on which SOFR is published. As such, this rate may not reflect then-current market conditions, or the rate that would apply to investments where interest is set for a longer term. For more information on how SOFR is determined, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark Rate; Benchmark Transition Event."

Because SOFR is a relatively new rate, the floating rate notes may not have an established trading market when issued, and an established trading market may never develop or may not be liquid. The secondary market for, and the market value of, the floating rate notes will be affected by a number of factors, including the manner in which SOFR is determined, calculated and published, the development of SOFR-based market conventions, broad acceptance of SOFR in the capital markets, the anticipated and actual level and direction of interest rates, the variable rate of interest payable on the floating rate notes, potential volatility of SOFR, the time remaining to the maturity of floating rate notes, the principal balance of the floating rate notes and the availability of comparable instruments. Market terms for the floating rate notes, such as the spread over the rate reflected in interest rate provisions, may evolve over time, and trading prices of the floating rate notes may be lower than those of later-issued notes with interest rates based on SOFR as a result. Similarly, if SOFR does not become widely adopted for securities like the floating rate notes, the trading prices of the floating rate notes may be lower than those of securities like the notes linked to indices that are more widely used. Investors in the floating rate notes may not be able to sell such notes at all or may not be able to sell such notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
In addition, due to the emerging and developing adoption of SOFR as an interest rate index, investors who desire to obtain financing for their floating rate notes may have difficulty obtaining any credit or credit with satisfactory interest rates, which may result in lower leveraged yields and lower secondary market prices upon the sale of the floating rate notes.
The FRBNY began to publish SOFR in April 2018. Although the FRBNY has also published historical indicative SOFR going back to 2014, such prepublication historical data inherently involves assumptions, estimates and approximations. Investors should therefore not rely on any historical changes or trends in SOFR as an indicator of the future performance of SOFR during the term of the floating rate notes. Historical interest rates are not necessarily indicative of future interest rates and actual interest rates may be lower than anticipated.

Risks relating to the transaction parties
A decline in the financial condition or business prospects of Ford, Ford Credit or other interdependent market participants could result in losses on your notes	Manufacturers and suppliers in the auto industry are interdependent, and adverse events affecting any major auto manufacturer or supplier could have an adverse effect on the other industry participants, including Ford and Ford Credit. In recent years, for example, economic volatility associated with the 2007-2009 global financial crisis and with the COVID-19 pandemic have had adverse effects on the financial condition and business prospects of manufacturers, suppliers and other interdependent market participants in the auto industry, including Ford and Ford Credit. In an initial response to the COVID-19 pandemic, many auto manufacturers, including Ford, temporarily shut down North American auto production. In addition, in many states automotive dealers were required to temporarily close or restrict their operations, and even for dealerships that remained open, consumer demand declined quickly.
We cannot predict whether the COVID-19 pandemic will worsen or whether and when other periods of increased economic volatility or decline will occur. If the COVID-19 pandemic worsens, or global economic volatility resumes, the financial condition and business prospects of Ford and Ford Credit or of other manufacturers and suppliers in the U.S. auto industry, could be further adversely affected, which could have industry- or economy-wide effects due to the interdependence of market actors.
The occurrence of any of these events could adversely affect the performance of the receivables, the market value of the vehicles securing the receivables, the credit rating of Ford or Ford Credit or the ability of Ford Credit, as sponsor, to honor its commitment to repurchase receivables due to breaches of representations or warranties, and, as servicer, to service the receivables or purchase receivables due to certain servicer modifications, which could result in losses on your notes.
For more information about the effects that economic disruptions may have on the performance of the receivables, you should read "— Performance of the receivables is uncertain and depends on many factors and may worsen in an economic downturn" above.
A bankruptcy of Ford Credit may result in delayed payments or losses on your notes	If Ford Credit becomes subject to a bankruptcy proceeding, you may have delayed payments or losses on your notes. A bankruptcy court could conclude that Ford Credit effectively still owns the receivables because the transfer of the receivables to the depositor was viewed as a financing and not a "true sale" or that the assets and liabilities of the depositor should be consolidated with those of Ford Credit for bankruptcy purposes. If a court were to reach either of these conclusions, you may have delayed payments or losses on your notes due to:

•	the "automatic stay" of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

•	tax or government liens on Ford Credit's property that were existing before the transfer of the receivables to the trust having a claim on collections that are senior to your notes, or

•	the trust not having a perfected security interest in the financed vehicles or any cash collections held by Ford Credit at the time the bankruptcy proceeding starts.

If a court were to decide that the transfer was not a "true sale" or that the depositor should be consolidated with Ford Credit for bankruptcy purposes, the trust would benefit from a security interest in the receivables. However, in that case, the receivables would be deemed to be owned by Ford Credit and payments may be delayed, collateral substituted or other remedies may be imposed by the bankruptcy court that may cause delayed payments or losses on your notes.
Any bankruptcy proceeding involving Ford Credit may also adversely affect the rights and remedies of the trust and payments on your notes in other ways, whether or not the transfer of the receivables is considered a "true sale" or the depositor is consolidated with Ford Credit for bankruptcy purposes. For example:
•	as noted above, the "automatic stay" may prevent the exercise by the trust and others of their rights and remedies against Ford Credit and others, including the right to replace Ford Credit as servicer or the right to require it to repurchase receivables based on a breach of a representation, and/or

•	Ford Credit may be permitted to reject some agreements to which it is a party, including the sale and servicing agreement, and not be required to perform its obligations under those agreements.

For more information about the effects of a bankruptcy of Ford Credit on your notes, you should read "Important Legal Considerations — Bankruptcy Considerations."

The servicer's ability to commingle collections with its own funds may result in delayed payments or losses on your notes	The servicer will be required to deposit collections on the receivables in the trust's collection account within two business days of applying them to the obligor's account or on a monthly basis, depending on its credit ratings, other than recoveries, which will be deposited on a monthly basis. Until it deposits collections, the servicer may use them at its own risk and for its own benefit and may commingle collections on the receivables with its own funds. If the servicer does not pay these amounts to the trust by the next payment date, which could occur if the servicer becomes subject to a bankruptcy proceeding, it may result in delayed payments or losses on your notes.
For more information about Ford Credit's credit ratings, you should read "Sponsor and Servicer — Ratings of Sponsor and Servicer."
Delays in collecting payments could occur if Ford Credit is not the servicer	If Ford Credit resigns or is terminated as servicer, the processing of payments on the receivables and information about collections could be disrupted or delayed. This may result in delayed payments on your notes. Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described in "Servicing — Resignation and Termination of Servicer."
The servicing fee may be insufficient to attract a replacement servicer	If Ford Credit resigns or is terminated as servicer, the servicing fee, which is calculated as a fixed percentage of the pool balance, may be insufficient to attract a replacement servicer or cover the actual cost of servicing the receivables. In particular, the amount of the servicing fee will decline each month as the pool balance declines, but the cost of servicing each account will remain essentially fixed. This risk is greatest toward the end of a securitization transaction when the pool balance has declined significantly. A delay or inability to find a replacement servicer would disrupt or delay collection and other servicing activities on the receivables and could disrupt or delay reports to the noteholders and the indenture trustee and result in delayed payments or losses on your notes.

The servicer's operational systems and security systems could be affected by cyber incidents and other disruptions that may result in losses on your notes	The servicer relies on information technology networks and systems, including mobile devices, some of which are managed by suppliers, to process, transmit, and store electronic information that is important to the servicing of the receivables. Despite security measures, the servicer is at risk for interruptions, outages, and compromises of operational systems (including business, financial, accounting, product development, consumer receivables or data processing), whether caused by a cyber attack, security breach, or other reasons, e.g., a natural disaster, fire, or overburdened infrastructure system. Such incidents could materially disrupt the servicer's operational systems. Moreover, the servicer has been the target of cyber attacks in the past, and such attacks will continue and evolve in the future, which may cause cyber incidents to be more difficult to detect for periods of time. The servicer's networks could also be impacted by the negligence or misconduct of insiders or third parties who have access to the servicer's networks and systems. The servicer employs capabilities, processes, and other security measures designed to reduce and mitigate the risk of cyber attacks; however, such preventative measures cannot provide absolute security and may not be sufficient in all circumstances or mitigate all potential risks. If the servicer experiences any interruptions or losses in its information processing capabilities, its ability to service the receivables may be materially and adversely affected, which may result in delayed payments or losses on your notes.
Failure by Ford Credit or the depositor to repurchase receivables when required may result in delayed payments or losses on your notes	Ford Credit and the depositor make representations regarding the receivables, including that their origination and servicing complies with U.S. federal and state consumer financial protection laws. If any of these representations are not true, it could adversely affect the collectability of the related receivables. For instance, if the origination or servicing of a receivable does not comply with U.S. federal and state consumer financial protection laws, the servicer may be prevented from or delayed in collecting the receivable. Also, some of these laws may provide that the assignee of a consumer contract (such as the trust) is liable to the obligor for any failure of the contract to comply with these laws. Ford Credit and/or the depositor must repurchase receivables that breach any of these representations if such a breach has a material adverse effect on the receivable. Similarly, Ford Credit, as servicer, is required to purchase from the trust receivables for which certain modifications have been made. If Ford Credit or the depositor fails to repurchase, or the servicer fails to purchase, the related receivables, you may experience delayed payments or losses on your notes.
For more details about consumer financial protection laws relating to the receivables, you should read "Important Legal Considerations — Receivables Contracts and Vehicles — Consumer Financial Protection Laws."

Sponsor and Servicer

General

Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers. Ford Credit is a Delaware limited liability company and is a wholly-owned subsidiary of Ford.

Ford Credit provides a wide variety of automotive financing products to and through automotive dealers throughout the world. The predominant share of Ford Credit’s business consists of financing Ford and Lincoln vehicles and supporting the dealers of those brands. Ford Credit’s primary financing products are:

●	Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

●	Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

●	Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.

Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates and provides insurance services related to its financing programs.

Ford Credit earns its revenue primarily from:

●	payments on retail installment sale contracts and leases that it purchases,

●	interest rate supplements and other support payments from Ford and affiliated companies, and

●	payments on wholesale and other dealer financing programs.

Ford Credit will be the sponsor of the securitization transaction in which the notes will be issued. Ford Credit will be the servicer of the receivables and the securitization transaction and the administrator for the trust.

As sponsor, Ford Credit will be responsible for structuring this securitization transaction, selecting the transaction parties and paying the expenses of forming the trust, legal fees of some transaction parties, rating agency fees for rating the notes and other transaction expenses. Ford Credit will also select the pool of receivables for this securitization transaction using the criteria described in “Receivables — Selection of Receivables.” Ford Credit will make representations about the characteristics of the receivables sold to the depositor and sold by the depositor to the trust. If Ford Credit obtains knowledge or is notified by the trust, the owner trustee or the indenture trustee of a claim to the effect that any representation made about a receivable or financed vehicle was untrue when made, Ford Credit must investigate whether a breach of that representation has occurred, and if so and if the breach has a material adverse effect on the receivable or financed vehicle, Ford Credit must repurchase the receivable unless it corrects the breach in all material respects before the date it is required to repurchase the receivable.

For more information about the representations and repurchase obligations, you should read “Receivables — Representations About Receivables” and “Receivables — Obligation to Repurchase Receivables.”

Ford Credit’s wholly-owned subsidiary, the depositor, will retain the residual interest in the trust. The residual interest represents the ownership interest in the trust and the right to all funds not needed to make required payments on the notes, offset losses on the receivables, pay fees and expenses of the trust or make deposits in the reserve account. The residual interest is subordinated to the notes and represents the first-loss interest in this securitization transaction. The depositor’s retained residual interest will not be sold, financed, transferred or hedged by Ford Credit, the depositor or any of their affiliates other than as permitted by Regulation RR.

For more information about the required retention of credit risk in the transaction by the sponsor, you should read “Credit Risk Retention.”

Ratings of Sponsor and Servicer

As of the date of this prospectus, Ford Credit’s senior unsecured debt ratings are:

	DBRS	Fitch	Moody’s	S&P
Short-term debt ratings	R-4	B	NP	B
Long-term debt ratings	BB (high)	BB+	Ba2	BB+
Outlook	Positive	Positive	Stable	Positive

The rating agencies periodically review Ford Credit’s debt ratings and may raise, downgrade or change the ratings or the outlook of the ratings at any time.

Based on its present ratings, Ford Credit, as servicer, will be required to deposit collections (except recoveries) on the receivables in the collection account within two business days of applying these amounts to the obligor accounts.

For more information about the deposit of collections, you should read “Servicing — Deposit of Collections.”

Securitization Experience

Ford Credit has securitized its assets since 1988.

Ford Credit’s securitization programs are diversified across asset classes and markets. Ford Credit sponsors securitization programs for retail installment sale contracts, leases and leased vehicles and dealer floorplan receivables. Ford Credit participates in a number of international securitization markets, including the United States, Canada, the United Kingdom, Germany, Mexico and China. Ford Credit also participated in the securitization markets in Japan and Australia and other European countries.

In the United States, Ford Credit sponsors a number of securitization and structured financing programs in which it sells receivables to trusts making registered public offerings or broadly-distributed Rule 144A offerings of asset-backed securities. In addition, Ford Credit regularly sells interests in, and asset-backed securities backed by, pools of receivables to a large number of bank-sponsored asset-backed commercial paper conduits and other banks and financial institutions.

Ford Credit securitizes its assets because the market for securitization of financial assets usually provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors and provides additional liquidity. Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons. Securitization is a core component of Ford Credit’s funding strategy.

For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at www.ford.com/finance/investor-center.

Securitization Program for Retail Installment Sale Contracts

Ford Credit has had an active publicly-registered securitization program for retail installment sale contracts in the United States since 1989 and has issued asset-backed securities in more than 85 transactions under this program. The asset-backed securities offered by this prospectus are part of that program. Ford Credit has also had a broadly-distributed Rule 144A securitization program for revolving pools of retail installment sale contracts in the United States since 2014 and has issued asset-backed securities in more than 15 transactions under this program. Ford Credit has never received a demand to repurchase any receivable backing asset-backed securities offered in either program due to an alleged breach of representations made about the receivables. Repurchases of receivables due to Ford Credit’s discovery of a breach of representations have been immaterial in these retail installment sale contract programs. None of the asset-backed securities offered in these programs have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent losses or events of default.

Origination, Underwriting and Purchasing

Vehicle Financing. Ford Credit purchases completed retail installment sale contracts entered into between retail customers and motor vehicle dealers for the sale and financing of vehicles. When a customer purchases a vehicle from a dealer, the customer and the dealer agree on the purchase price of the vehicle and the purchase of any insurance, service contracts and other products offered by the dealer. If the customer elects to finance the vehicle through the dealer, the customer and the dealer decide on the amount to be financed, contract term, payment terms and finance charge rate, or APR, on the retail installment sale contract. The amount financed is the purchase price of the vehicle less any vehicle trade-in, customer down payment and cash payments from Ford-sponsored marketing programs plus taxes, additional products such as insurance and service contracts, dealer installed or other vehicle accessories, vehicle charging stations, outstanding balances on turn-in or trade-in vehicles and other fees and charges the dealer agrees to pay on behalf of the customer. Ford Credit will generally only purchase contracts from dealers if it approved the additional products financed on the contract and the providers of those products. The customer also chooses the day of the month on which monthly payments will be due and the first payment date, which generally must be within 45 days of the date the contract is signed. The dealer will determine if the customer is eligible for and will be using any Ford-sponsored marketing programs that impact the terms of the contract, such as low-APR vehicle marketing incentive programs or marketing programs that allow the customer to defer payments for a limited time before starting to make monthly payments.

Contracts originated under Ford-sponsored low-APR vehicle marketing incentive programs, or “subvened-APR contracts,” have finance charge rates below the standard financing rates that Ford Credit offers. Ford pays Ford Credit the present value of the difference between the customer’s subvened rate and Ford Credit’s financing rate. Ford and Ford Credit may also offer other forms of vehicle marketing or financing incentives to customers, such as cash rebates or deferred initial monthly payments, but contracts receiving these incentives are not considered subvened-APR contracts. Cash rebates may be applied toward the purchase price of the financed vehicle.

A contract originated under Ford-sponsored marketing programs that allow the customer to defer the initial monthly payments will have an original term that is longer than would otherwise be the case because the deferral period occurs at the beginning of the contract, after which normal monthly payments commence. Contracts originated under those Ford-sponsored marketing programs have a first payment date that is more than 45 days after the contract is signed.

Ford Credit typically purchases retail installment sale contracts with original terms of 60-, 72-, 75- and 84-months, but will also purchase contracts with other original terms. Ford Credit generally limits 84-month contracts to applicants meeting certain eligibility criteria, which include maximum advance limits. Most of the 84-month contracts purchased by Ford Credit are financed for the purchase of new vehicles for the applicants’ personal use.

Credit Application and Scoring Models. Each customer that elects to finance through the dealer completes a credit application. If the dealer requests that Ford Credit purchase the retail installment sale contract, the dealer submits the credit application electronically to Ford Credit, typically through online systems, together with information about the proposed terms of the retail installment sale contract.

After receiving a credit application submitted by a dealer, Ford Credit automatically obtains a credit report on the applicant from a national credit bureau, which includes a credit score and other credit information. Ford Credit generally selects a credit bureau based on its assessment of which credit bureau provides the most accurate and complete credit reports and a credit analyst may select an additional credit bureau for more information. In some cases, the applicant is a business entity and a credit report from a commercial credit bureau is used as described in “— Commercial Accounts” below. In a small number of cases, a credit report is not available because an applicant does not have a sufficient credit history. Ford Credit also automatically obtains other information on the applicant including results of compliance and fraud checks, whether the applicant has other active credit applications submitted to Ford Credit, whether the applicant is a current or former Ford Credit customer, and in some cases, other available credit information.

If an individual applicant has sufficient recent credit history, the credit bureau information used in Ford Credit’s origination scoring models includes the applicant’s credit risk score, often called a FICO® score. A FICO® score is generated using statistical models created by Fair Isaac Corporation and measures the likelihood that an applicant will become severely delinquent. FICO® is a registered trademark of Fair Isaac Corporation. FICO® models are updated from time to time. Ford Credit currently uses FICO® scores designed specifically for automotive financing known as FICO® 8 scores. FICO® scores range from 250 to 900. An applicant’s FICO® score is a factor in Ford Credit’s consumer origination scoring models. An applicant’s loan-to-value and payment-to-income ratios are also factors, among others, in Ford Credit’s consumer origination scoring models.

The first step Ford Credit takes on receipt of an application is to classify the applicant based on whether the applicant is an individual or business entity, the applicant’s credit profile and whether the vehicle being financed is new or used. This classification determines the particular origination scoring model to be used. Ford Credit’s proprietary origination scoring models assess the creditworthiness of the applicant using the information in the applicant’s credit application, the proposed terms of the retail installment sale contract and the applicant’s credit bureau information and other information obtained by Ford Credit. The origination scoring models are statistical tools used to differentiate credit applicants based on their probability of paying the amounts due under their contracts. The origination scoring models assign a proprietary risk score for each applicant that is used in Ford Credit’s evaluation process. The origination scoring models update the applicant’s risk score in real time throughout the evaluation and purchasing process if any of the inputs to the risk score change. However, using origination scoring models does not eliminate credit risk in Ford Credit’s origination, underwriting and purchasing practices.

Ford Credit’s origination scoring models were developed internally based on Ford Credit’s portfolio databases of millions of contracts originated over several decades to identify key variables that predict an applicant’s probability of paying the amount due under the contract. Ford Credit regularly reviews its origination scoring models to confirm the continued business significance and statistical predictability of the variables, including comparing actual and predicted performance of its retail portfolio. Ford Credit develops new origination scoring models for its consumer, commercial and commercial line of credit applicants on a regular cycle plan. Ford Credit may make adjustments to improve the performance of the origination scoring models between development cycles by uniformly changing the overall risk scores or modifying the weighting of selected variables.

Underwriting and Credit Evaluation. After all information is obtained and a proprietary risk score is generated, Ford Credit evaluates the application to determine whether to approve it. Ford Credit’s decision process is based on a judgmental evaluation of the applicant, the credit application, the proposed terms of the contract, the credit bureau information, the proprietary risk score and other information. The evaluation emphasizes the applicant’s ability to pay and creditworthiness focusing on payment, affordability, applicant credit history and stability factors as key considerations. The creditworthiness of any co-applicant or guarantor is evaluated in a similar manner to the applicant and is also considered when determining whether to approve an application.

The loan-to-value ratio, or “LTV,” used by Ford Credit to evaluate credit applications is determined by dividing the loan amount by the collateral value of the vehicle. The “loan amount” used in the LTV calculation in the origination scoring models is the agreed on purchase price of the vehicle plus taxes and fees, dealer installed or other accessories and vehicle charging stations, minus any cash payments from Ford-sponsored marketing programs, vehicle trade-in value and cash down payment. This amount is less than the amount financed, particularly if the applicant purchases additional products such as insurance and service contracts. The collateral value in the LTV calculation is determined using the wholesale value of the vehicle. If the financed vehicle is a new vehicle, including demonstrator vehicles, the wholesale value is generally the dealer invoice price but it may be increased to reflect equipment added to the vehicle including specialty bodies. Ford Credit may adjust the wholesale value before calculating the LTV that is used in the origination scoring models. If the financed vehicle is a used vehicle, excluding demonstrator vehicles, the wholesale value is the amount entered by the dealer during the credit application process. In some cases, the credit analyst adjusts or updates the dealer entered value, typically by using the JD Power Values (formerly known as the National Auto Dealers Association Official Used Car Guide) or Kelley Blue Book, but other sources of information such as other vehicle value guides, auction or purchase price or other methods may be used.

The payment-to-income ratio, or “PTI,” is determined by dividing the monthly payment by the combined gross monthly income and other monthly income of the applicant and any co-applicant as reported by them in the credit application or as adjusted in limited cases through Ford Credit’s income verification process. PTI is not calculated for commercial use contracts with a business entity as the primary obligor. PTI is not used for credit evaluation for a limited number of contracts where the applicant stated no income or negligible income and contracts where Ford Credit has determined that the PTI is unreliable.

All credit applications automatically go into Ford Credit’s electronic decisioning process in order to expedite the review of applications, promote consistent decisions and allow Ford Credit to make and communicate decisions to dealers faster and more efficiently. The electronic decisioning process first identifies the applications to approve, reject or make a conditional offer for a resulting retail installment sale contract, and then the remaining applications are assigned to a credit analyst for further evaluation. These electronic decisions are made using models that generally replicate the judgmental evaluation that would be applied by an experienced credit analyst based on various combinations of factors that in Ford Credit’s experience have resulted in credit analysts’ approval, rejection or conditional offer decisions. Ford Credit regularly reviews its electronic decisioning process and makes adjustments in response to market conditions, financing terms and the performance of its portfolio or to increase or decrease the percentage of applications electronically approved, conditionally offered or rejected. Ford Credit electronically approves between approximately 40% to 55% of the purchased contracts, as measured by principal balance of total originations. Ford Credit uses a single level underwriting standard for all credit applications including those that are electronically decisioned and those that are decisioned by a credit analyst. Many of the applications not approved in the electronic decisioning process are evaluated and approved by a credit analyst.

On receipt of a credit application, the credit analyst judgmentally evaluates the credit application using uniform system processes and system based decision-making tools in the framework of Ford Credit’s purchasing standards. Each credit application is reviewed separately and the credit analyst makes an individual decision based on the credit analyst’s assessment of the strengths and weaknesses of the application. The credit analyst may work with the dealer to determine acceptable contract terms for applications that cannot be approved as originally submitted. The credit analyst may condition approval on the addition of a qualified co-applicant or guarantor or on changes to the financing terms, such as a higher cash down payment or a less expensive vehicle being financed. For less creditworthy applicants, or if there is a discrepancy in the information provided by the applicant, the credit analyst may verify the identity, employment, income, residency and other applicant information using Ford Credit’s established procedures before a decision is made.

To support consistent credit and purchase decisions and the overall quality of the portfolio, as described in “— Portfolio Quality” below, Ford Credit establishes purchasing standards and procedures including purchase quality guidelines and risk factor guidelines that are used by its credit analysts. Purchase quality guidelines set targets for the purchase of lower and marginal quality contracts and may be set at different levels for different Ford Credit business regions. Risk factor guidelines provide a framework of evaluation guidelines for specific attributes of an application, including affordability measures like PTI and debt-to-income ratios, FICO® score, LTV and contract term. Risk factor guidelines and purchase quality guidelines are not strict limits or requirements and the credit analysts evaluating an application determine whether there may be other factors that, in their judgment, support approval of the application, including demonstrated ability to pay, strong credit history, prior favorable Ford Credit financing experience, residency and employment stability and eligibility for Ford-sponsored marketing programs. For used vehicles, Ford Credit’s purchasing guidelines recommend shorter contract terms for older vehicles. Ford Credit also uses performance monitoring software to improve process discipline and consistency of decisions. Notwithstanding these guidelines, procedures and software, the judgment of the credit analyst is the most important aspect of Ford Credit’s evaluation and credit and purchase decision process.

Each credit analyst is assigned a maximum approval level that is based on the applicant’s total outstanding balances with Ford Credit. More experienced credit analysts are assigned higher approval levels. Managers with higher approval authority review or approve any credit application that exceeds the credit analyst’s approval level or that contain specific characteristics or combinations of characteristics identified in Ford Credit’s risk factor guidelines. Ford Credit’s credit and purchase decisions are made independently of Ford, and Ford cannot require Ford Credit to approve a credit application or purchase a contract that would not otherwise be approved or purchased through Ford Credit’s decision process.

Ford Credit also has a compliance management program designed to ensure that Ford Credit’s processes comply with legal and regulatory requirements. The compliance management program is commensurate with Ford Credit’s structure and the complexity of the products and services it offers.

Credit and purchase decisions are typically communicated to the dealer electronically and credit decisions made through the electronic decisioning process are typically communicated within seconds. For credit applications not decisioned electronically, Ford Credit typically makes a decision within 20 minutes of receipt of an application. Less creditworthy applicants may require additional investigation and take longer before a decision can be made.

Contract Purchasing Process. For approved credit applications, dealers must submit retail installment sale contracts, signed by both the customer and the dealer, on paper or electronic forms approved by Ford Credit and determined by Ford Credit to be in compliance with law and enforceable. After the dealer submits a completed contract, Ford Credit confirms that the terms of the contract are consistent with the application approval and checks for errors apparent in the contract disclosures made by the dealer. If the contract is consistent with the approval but contains minor errors, Ford Credit may purchase the contract and send a correction notice to the customer or obtain a signed modification agreement from the customer. If the contract is not consistent with the approval or has more significant errors, Ford Credit returns it to the dealer for correction or a new contract.

As part of the approval process, Ford Credit establishes a “dealer discount rate” that is used to calculate Ford Credit’s purchase price for the contract. This dealer discount rate is determined based on a combination of factors, including Ford Credit’s proprietary risk score, the applicant’s FICO® score and the contract characteristics. For commercial applicants that do not have a FICO® score, the dealer discount rate is determined based on Ford Credit’s proprietary risk score and the contract characteristics. If the contract APR exceeds the dealer discount rate by more than the limits established by Ford Credit, then Ford Credit either will not purchase the contract or will reduce the APR to meet Ford Credit guidelines. In the case of subvened-APR contracts, the dealer discount rate will match the APR established by Ford. In some cases Ford Credit may approve a reduced dealer discount rate. These rate concessions generally are granted to dealers who could obtain lower rates from other financing providers or to resolve a discrepancy in the originally quoted dealer discount rate. Ford and Ford Credit may also offer marketing programs where the dealer discount rate is determined primarily based on the specific applicant or contract characteristics rather than on the risk scores. These programs are generally offered to attract particular types of applicants, such as current college students and recent college graduates or first time buyers of Ford or Lincoln vehicles, or to promote sales of particular Ford and Lincoln vehicles.

Ford Credit purchases the contract from the dealer for an amount generally equal to the amount financed on the contract plus one or more of a set fee, a percentage of the amount financed and a portion of the finance charge on the contract. The portion of the finance charge earned by the dealer is generally calculated using the difference between the dealer discount rate set by Ford Credit and the APR on the contract.

Each dealer signs an assignment agreement with Ford Credit and represents that the contract assigned to Ford Credit is complete, all required contract disclosures were properly made and all material statements made to Ford Credit by the dealer on behalf of the customer are true. If, after investigation, these representations are later determined to have been untrue when made, including due to fraud, Ford Credit may require the dealer to repurchase the contract and the contract is paid off in Ford Credit’s receivables system, or may retain the contract and obtain a dealer guaranty in case there is a subsequent default on the contract.

Contract Maintenance. Contracts purchased by Ford Credit are either completed in paper form and are physically signed by the customer or are completed in electronic form and are electronically signed by the customer. Ford Credit maintains possession of the paper contracts and related documents through a third-party vendor in secure, limited access facilities. These facilities use security access measures, including physical badge or biometric authentication and may use video surveillance. These facilities have fire suppression systems and are subject to disaster recovery and business continuity plans to ensure safekeeping and preservation of the documents. The electronic contracts are stored in a specially-designed computer system or “electronic vault” maintained by a third-party vendor that identifies Ford Credit as the owner and establishes Ford Credit’s “control” of the electronic contracts. Access to the electronic vault is limited to users having a business need and controlled by user identification, passwords, machine token authentication and access logs. Access to the data center housing the electronic vault is limited to authorized system maintenance users and is controlled by anti-intrusion software, video surveillance and physical badge or biometric authentication. The data center and electronic vault are subject to disaster recovery and business continuity plans.

All contracts purchased by Ford Credit are entered into Ford Credit’s originations and receivables systems and assigned a unique account number for the life of the contract. Ford Credit considers a contract to be originated on the date the contract is signed by the customer and finance charges start to accrue on the contract as of that date.

Purchased contracts and related documents are electronically imaged. For electronic contracts, a separate image of the original contract is created for servicing purposes. Once imaged, the documents may be viewed on Ford Credit’s systems for servicing, but may not be altered or deleted from those systems. Additional documents generated or received by Ford Credit during servicing are also added to the imaged file.

Vehicle Title. The assignment agreement also requires the dealer to apply immediately for a certificate of title for the financed vehicle that identifies Ford Credit as the lienholder. Ford Credit or its vendor verifies that its lien is noted on the certificate of title. In most states, the verification occurs when the certificate of title is received. In the states that do not provide the certificate of title to the lienholder, Ford Credit or its vendor verifies Ford Credit’s lien through a notice from the state. If Ford Credit cannot verify that its lien is noted on the certificate of title within an established period of time or if the lien notation is incorrect, it follows up with the dealer, the customer or state vehicle regulatory agencies to properly note or correct the lien.

Ford Credit’s vendor stores paper certificates of title in secure facilities controlled by physical badge authentication. Access to the title storage area is limited to authorized personnel with a business need.

Ford Credit also uses the electronic certificate of title process offered in many states that maintain electronic records of the certificate of title and lienholder information. Electronic titles are processed by Ford Credit’s vendor and, in some cases, are converted to paper titles and stored at the vendor’s secure facilities.

Types of Contracts and Vehicle Classification. Most contracts purchased by Ford Credit are to finance new Ford or Lincoln vehicles that have not had their title registered. Ford Credit also purchases contracts to finance vehicles that were previously used by the dealer as courtesy vehicles for the dealer’s service customers as well as demonstrator vehicles used by the dealer before being sold to retail customers. Those courtesy and demonstrator vehicles are usually classified as new vehicles at the time of sale to a retail customer unless state law requires such vehicles to be classified as used vehicles for financing purposes or the vehicle did not satisfy limits set by Ford Credit on mileage and condition. The retail installment sale contracts and, accordingly, Ford Credit’s receivables system primarily classify courtesy and demonstrator vehicles as new vehicles, however, in certain limited cases, these vehicles are classified as demonstrators. Where the receivables system identifies a vehicle as a demonstrator, these vehicles are classified as used vehicles for the purposes of Ford Credit’s retail securitization programs. When required by state law, the title for a courtesy or demonstrator vehicle is registered by the relevant dealership before the financed vehicle is sold to a retail customer. Most contracts purchased by Ford Credit are with individuals who use the financed vehicle for personal use.

Ford Credit also purchases contracts to finance used vehicles, including certified pre-owned vehicles. A certified pre-owned vehicle must satisfy applicable mileage limits, condition requirements and routine maintenance standards and may be eligible for the original manufacturer’s warranty or for a new certified pre-owned limited warranty. Certified pre-owned vehicles may be eligible for Ford-sponsored incentive marketing programs.

Ford Credit’s standard policy is to purchase contracts with original terms up to 84 months. The contracts purchased by Ford Credit are simple interest, fixed rate contracts that amortize the amount financed over a series of payments. Ford Credit may change its standard policy on existing products or introduce new financing products for retail customers in response to competitive pressures, customer demand or new business strategies.

Ford Credit classifies vehicles into categories. The car category includes sedans, hatchbacks and coupes. The light truck category includes minivans, vans and light pick-up trucks including a limited number that may have specialty bodies. The truck category includes medium and heavy trucks with specialty bodies. The utility category includes wagons, SUVs and cross-overs.

Commercial Accounts. Some of the retail installment sale contracts purchased by Ford Credit are for customers who are either business entities or individuals who use the financed vehicle for commercial purposes. Commercial customers may have multiple vehicles financed with Ford Credit and a portion of commercial customers have lines of credit that allow the customer to finance multiple vehicles up to the approved amount under pre-established terms, subject to some conditions. No single commercial customer has financed the purchase of vehicles under a commercial line of credit representing more than 1% of the principal balance of Ford Credit’s portfolio of retail installment sale contracts.

Ford Credit’s origination scoring models for commercial applicants that are business entities include factors relevant to businesses and use commercial credit bureau information. Consumer credit bureaus do not provide data or FICO® scores for business entities. The origination scoring models for commercial applications that include individuals as the applicant, co-applicant or guarantor use the individual’s FICO® score, but still factor in the commercial use of the financed vehicle and commercial credit bureau information if the commercial applicant is a business entity.

For the majority of commercial applicants that are business entities, the commercial credit bureau information used in Ford Credit’s origination scoring models includes the primary applicant’s Small Business Credit Share, or SBCS® score, even if there is also a FICO® score because the commercial application included an individual. SBCS® scores are generated using statistical models created by

Experian and measure the likelihood that a commercial applicant will become severely delinquent. SBCS® scores range from 0 to 100. Ford Credit uses the SBCS® Acquisition Score in its commercial origination scoring models to generate a proprietary risk score for the applicants. Commercial credit bureau scores are not as significant a factor in Ford Credit’s commercial origination scoring models as FICO® scores are in the consumer origination scoring models.

If the credit analyst requires additional information on a commercial applicant, the analyst may obtain a credit report from Dun & Bradstreet. The analyst may regenerate the applicant’s proprietary risk score through the commercial origination scoring models using data from this report, including various scores on the applicant. The credit report obtained from Dun & Bradstreet also includes the applicant’s D&B Delinquency Predictor Score, a commercial credit score that is created by Dun & Bradstreet to measure the likelihood that a business will become severely delinquent. D&B Delinquency Predictor Scores range from 101 to 670. Ford Credit uses the D&B Delinquency Predictor Score in its commercial origination scoring models if the credit analyst determines that the Dun & Bradstreet credit report provides more fulsome information for an applicant or an SBCS® Acquisition Score is unavailable for a commercial applicant that is a business entity.

For commercial line of credit applicants, there are two steps in the process. First, Ford Credit evaluates the applicant for approval of the line of credit. Underwriting procedures vary based on desired line of credit size, but the procedures include a commercial credit report from Dun & Bradstreet that contains payment history information and various scores on the applicant and may include review of the applicant’s financial statements and proposed vehicle usage. Once the applicant is approved for a line of credit, the second step in the process occurs each time there is a request to finance the purchase of a vehicle under the line of credit. At this time, Ford Credit gathers the same information for commercial customers with a line of credit as it does for other commercial customers, including a Dun & Bradstreet credit report and generates a proprietary risk score for each applicant. The key considerations for requests to finance the purchase of a vehicle under a line of credit are that there is capacity under the line of credit and there have been no significant changes to the customer’s financial condition.

Similar to purchase decisions for consumer applicants, purchase decisions for commercial applicants emphasize ability to pay and creditworthiness, but also recognize that commercial vehicles may have specialty bodies or equipment added and are often put to more demanding uses, which may reduce the resale value of the financed vehicle. For these reasons, Ford Credit uses a different electronic decisioning process for commercial applicants and its purchase standards are often different which generally result in larger down payments and shorter contract terms than consumer applicants. In addition, Ford Credit has dedicated commercial credit analysts to review and evaluate commercial applications.

An important difference between commercial contracts and other contracts is that commercial contracts may be included in a separate cross collateral agreement. These cross collateral agreements allow Ford Credit to enforce collection and repossession rights against all contracts and financed vehicles with the same customer even if payments for some contracts are current. Payments or other amounts received on a specific contract, such as repossession sale proceeds, generally are applied first to that contract. Excess amounts collected for one contract may be applied to other contracts with the same customer to reduce losses.

Portfolio Quality. Ford Credit uses its purchasing standards to manage the overall quality of its portfolio of retail installment sale contracts. Ford Credit reviews credit analysts’ decisions regularly to ensure they are consistent with Ford Credit’s purchasing standards and credit approval authority. In addition, a specific auditing group within Ford Credit regularly reviews the underwriting process and compliance with company procedures and legal requirements.

Ford Credit uses credit performance and purchase quality reports to monitor credit quality, consistency of purchase decisions and portfolio composition, including levels of lower and marginal quality contracts, and to provide ongoing training for credit analysts. These reports are generated at several levels including total company, geographic region, dealer and credit analyst.

Ford Credit regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its credit decisions and purchasing standards. If external economic factors, credit losses or delinquencies, market conditions, consumer credit trends, customer characteristics or other factors change, Ford Credit may adjust its purchasing standards and procedures, including purchase quality guidelines and risk factor guidelines, to change the quality of its portfolio or to achieve other business objectives.

Origination Characteristics

The following table contains information about the retail installment sale contracts purchased by Ford Credit from motor vehicle dealers during each of the periods indicated.

Origination Characteristics

	Nine Months Ended September 30,		Year Ended December 31,
	2022	2021	2021	2020	2019	2018	2017
Number of contracts originated	339,236	355,213	514,312	668,156	588,258	729,323	705,490
Aggregate original principal balance (in millions)	$15,217	$14,427	$21,508	$27,506	$22,332	$25,293	$23,561
Weighted average(1) original term (in months)	63.7	64.3	64.4	68.6	66.2	66.3	66.2
Original term greater than 60 months(2)	50.2%	54.5%	53.5%	71.8%	61.0%	59.9%	61.9%
Original term of 84 months(2)	8.0%	5.8%	5.3%	10.2%	4.2%	5.7%	2.9%
Weighted average(1) FICO® score at origination(3)	736	739	742	730	742	741	741
Weighted average(1) FICO® score at origination(3) for original term greater than 60 months	706	717	719	717	723	722	725
Weighted average(1) FICO® score at origination(3) for original term of 84 months	720	731	728	734	752	754	761
No FICO® score consumer(2)(4)	0.9%	0.7%	0.7%	0.7%	0.9%	0.9%	0.9%
Weighted average(1) LTV(5)	102%	98%	99%	102%	97%	96%	95%
Weighted average(1) PTI(6)	9.4%	9.2%	9.1%	9.2%	8.9%	8.7%	8.8%
Subvened-APR contracts(2)(7)	56%	53%	61%	69%	63%	54%	47%
Commercial use(2)(8)	26%	25%	24%	17%	19%	18%	18%
New vehicles(2)	85%	91%	92%	93%	91%	89%	92%

(1)	Weighted averages are weighted by the original principal balance of each contract.

(2)	As a percentage of the original principal balance of contracts purchased during the period.

(3)	Excludes contracts that have primary obligors who do not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read “Sponsor and Servicer – Origination, Underwriting and Purchasing.”

(4)	Contracts with obligors who are individuals with minimal or no recent credit history.

(5)	The LTV for a contract for purposes of this table is the original amount financed divided by the wholesale value of the vehicle.

(6)	The PTI for a contract is the monthly payment divided by the monthly combined income of the obligor and any co-obligor. Excludes commercial use contracts with business entities as the primary obligor, contracts where the applicant stated no income or negligible income in the credit application and contracts where Ford Credit has determined that the PTI is unreliable.

(7)	Contracts originated under a Ford-sponsored low-APR vehicle marketing program.

(8)	Contracts with obligors who use the financed vehicle for commercial purposes. These obligors may be business entities or individuals.

Ford Credit’s origination, underwriting and purchasing policies and procedures focus on supporting the sale of new Ford and Lincoln vehicles. From time to time, Ford Credit changes those policies and procedures to respond to market conditions and competitive pressures and to pursue different business strategies. In addition, Ford Credit may also emphasize or deemphasize purchases of some types of retail installment sale contracts for risk management purposes. The relative cost and availability of funding sources also impacts Ford Credit’s willingness to purchase certain retail installment sale contracts and the terms, including pricing, on which it is willing to do so.

A substantial percentage of the retail installment sale contracts that Ford Credit purchases are originated under Ford-sponsored marketing programs, which can vary in markets across the country and are subject to change. As a result, changes in origination volumes and the characteristics of the contracts that Ford Credit purchases are caused primarily by changes in the volume of Ford vehicle sales and changes in Ford-sponsored marketing programs. For example, Ford has sponsored marketing programs in the past that included cash rebates, subvened financing options and the ability to defer the customer’s initial monthly payment for up to three months.

Ford’s vehicle production plans and its customers’ preferences also influence Ford Credit’s portfolio of retail installment contracts. For example, to the extent that Ford produces relatively more light trucks and SUVs, as compared to other vehicle types, and customers choose to purchase higher series and trim vehicles of all types, the sales prices of the financed vehicles and financed amounts of the associated retail installment sale contracts purchased by Ford Credit tend to increase.

Ford Credit purchases retail installment sale contracts with a variety of original terms, including 60-, 72-, 75- and 84-months. The weighted average original term (in months) of Ford Credit’s portfolio of retail installment contracts generally increases with the introduction of longer original terms, caused, in part, by greater consumer demand for longer term financing and its associated lower monthly payments. However, Ford-sponsored marketing programs can from time to time include attractive financing rates for specific original terms that may also influence the weighted average original term of Ford Credit’s portfolio of retail installment contracts.

Ford-sponsored marketing programs typically offer applicants a choice between cash rebates and subvened financing, and the applicant’s choice changes the proportion of subvened-APR contracts purchased by Ford Credit. The relative attractiveness to applicants of a cash rebate or subvened financing depends on a number of factors including the available subvened rate, the amount of the cash rebate, and financing rates available for the applicant from sources other than Ford Credit. The combination of these factors can lead to an increase or decrease in the number of subvened-APR contracts purchased by Ford Credit.

There are a variety of factors that affect the weighted average LTV of contracts purchased by Ford Credit, including whether obligors choose subvened financing under Ford-sponsored marketing programs, the average amount of obligor down payments and cash rebates, the average sales price of the financed vehicles and the amount financed related to service contracts, insurance and similar products or vehicle accessories. Obligors that choose subvened financing generally have a higher LTV than other similarly situated obligors because they may have a smaller, if any, cash rebate to apply and are otherwise less likely to make cash down payments to reduce interest costs.

New vehicle contracts constitute a relatively consistent percentage of the original principal balance of all contracts purchased by Ford Credit. Fluctuations in the relative proportion of new and used vehicle contracts purchased by Ford Credit have largely been influenced by the attractiveness and availability of Ford-sponsored marketing programs that incentivized dealers to sell certified pre-owned vehicles and offered customers both subvened financing and cash rebates toward the purchase of a certified pre-owned vehicle.

The weighted average FICO® score of primary obligors on retail installment sale contracts purchased by Ford Credit may fluctuate from period to period, which fluctuation is primarily driven by a combination of changes to Ford-sponsored marketing programs, changes to Ford Credit’s origination, underwriting and purchasing policies and procedures or changes to Ford Credit’s proprietary scoring models. Changes to marketing programs can result in different weighted average FICO® scores from period-to-period as certain subvention programs and rebates attract higher FICO® score customers to Ford Credit’s financing programs. In the absence of attractive marketing programs, these higher FICO® score customers are more likely to either pay cash to purchase their vehicle or obtain financing from sources other than Ford Credit. Changes to Ford Credit’s origination, underwriting and purchasing policies or procedures can include actions such as modifying credit risk factor guidelines and are described in more detail under “Sponsor and Servicer — Material Changes to Origination, Underwriting and Purchasing Policies and

Procedures.” For example, changes to the credit risk scoring models can include modification of the variables or weighting of variables which may place more or less emphasis on the FICO® score as a standalone variable. These changes are described under “Sponsor and Servicer — Material Changes to Origination, Underwriting and Purchasing Policies and Procedures” as well.

Material Changes to Origination, Underwriting and Purchasing Policies and Procedures

As part of its regular cycle plan, Ford Credit launched new origination scoring models for consumer credit applicants in January 2018 and again in May 2022 for certain FICO® segments, for commercial credit applicants in January 2019 and for commercial line of credit applicants in May 2017 and again in April 2022.

In October 2018, Ford Credit began redeveloping certain of its origination scoring models for consumer credit applicants using advanced statistical tools to improve data interactions and evaluate and create more predictive variables, which enhance the models’ ability to assess risk. Those redeveloped models can sometimes place a greater emphasis on the newly created variables, which continue to be derived from certain information in an applicant’s credit bureau report, other available credit information and the proposed contract terms, with relatively less emphasis placed on traditional variables such as an applicant’s FICO® score. Ford Credit’s redeveloped origination scoring models more accurately assign the applicant a proprietary risk score based on the probability of the applicant paying the amounts due under their contract. Ford Credit continues to expand and iterate on the use of those tools in the development of its origination scoring models.

In March 2020 and again in October 2021, Ford Credit revised its purchase quality guidelines and began offering 84-month contracts to an expanded range of applicants who may have lower FICO® scores and higher LTVs. In May 2022, Ford Credit increased the maximum term for commercial use contracts from 72 to 84 months on an exception basis. In July 2022, Ford Credit further expanded personal use 84-month purchase quality guidelines to include applicants with lower proprietary risk scores while maintaining maximum advance limits. For more details about Ford Credit’s origination, underwriting and purchasing policies and procedures, you should read “Sponsor and Servicer — Origination, Underwriting and Purchasing.”

Servicing Experience

Ford Credit will be the servicer for the receivables and this securitization transaction. Ford Credit will be responsible for all servicing functions, except that the indenture trustee will be responsible for making payments to the noteholders based on information and calculations provided by the servicer. Ford Credit has been the servicer for its publicly-registered and broadly-distributed Rule 144A securitization programs for retail installment sale contracts in the United States since it started securitizing in 1989. None of the asset-backed securities in these programs have experienced any losses or events of default. Ford Credit has not had any material instances of noncompliance with the servicing criteria in its publicly-registered securitization program for retail receivables.

Ford Credit services all the receivables it originates, including receivables sold in securitizations and other structured financings. Ford Credit uses technologies and has comprehensive online servicing policies and procedures that ensure common servicing practices and procedures are used for all receivables. These technologies, practices and procedures are described in “— Servicing and Collections” below. Servicing personnel do not know if a given receivable they are servicing has been included in a securitization transaction.

Ford Credit’s servicing and collections systems maintain records for all receivables, track application of payments and maintain relevant information on the obligors and account status. The systems also capture communications with obligors and allow management to review collection personnel activities.

As is customary in the servicing industry, Ford Credit engages vendors, which may be affiliates, to perform some servicing processes. These processes include processing monthly lockbox payments from obligors, providing telephonic and internet payment systems, monitoring notation of Ford Credit’s lien on certificates of title and other documents for financed vehicles, imaging obligor documents, storing and processing paper and electronic contracts and certificates of title, providing obligor communications and notifications and early stage collections support, communicating with obligors in languages other than English, recovering deficiencies for selected accounts and performing data entry and administrative functions. Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance. Vendors do not have the discretion to make decisions that would materially affect agreed on processes, amounts collected or the timing for amounts applied to obligor accounts. Ford Credit believes these vendors could be replaced, if necessary. Some vendors perform their services from locations outside the United States.

Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged off accounts. These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors follow their own procedures. Ford Credit uses online auctions and auction houses engaged by Ford to prepare and sell repossessed vehicles at auction.

As servicer of this securitization transaction, Ford Credit will prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

Servicing and Collections

General. Nearly all Ford Credit personnel that service the receivables primarily work outside of Ford Credit’s facilities in a fully remote work environment. Ford Credit’s servicing operations are divided into three areas — account services, collections and vehicle liquidations. The account services area handles the processing of non-collection related customer requests. The collections area has two main functions — early stage delinquency, which includes account maintenance, and late stage delinquency, which focuses on loss prevention. The vehicle liquidations area manages the disposal of repossessed vehicles. Ford Credit’s collections operations are supported by workforce scheduling software, call monitoring software, auto dialing technology, collection systems and workflow operating systems.

Ford Credit’s customer service personnel handle inbound customer calls and Ford Credit maintains a specialty service department for collection of charged off accounts. Ford Credit uses specialty teams in its servicing operations for some functions such as total loss insurance claims, vehicle skip tracing, multiple account customers, accounts with bankrupt obligors, repossession and repossession reinstatements. Additionally, Ford Credit’s dedicated commercial operating team handles account services and collections for its commercial use portfolio.

Payments and Application of Payments. Ford Credit encourages obligors to make payments electronically, including through direct debit, online payment applications or telephone payment. Obligors who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations.

Ford Credit applies almost all payments that are received before the designated processing time on each business day to an obligor’s account on the day payment is received. By the end of the next business day, Ford Credit researches, matches and applies most payments that do not include enough information to match an account. A specialized group at Ford Credit researches, matches and applies the remaining small number of payments that have not been matched to an account.

If a payment is applied to an obligor’s account but is later reversed or if a misapplied payment is reversed or corrected, an account may have negative collections for the period.

Obligors may prepay their contracts by making partial prepayments in multiple small amounts or larger lump sum payments at any time. These partial prepayments result in the receivable being paid ahead and no payment being due for a period of time that is typically one or two months but may be longer depending on the amount of the prepayment. Many obligors continue to make their monthly payments even though no payment is due.

Obligors may also request payoff quotes at any time. If a payment is received that pays the remaining principal amount outstanding on an account, except up to $49.99, Ford Credit will consider the account paid in full and the remaining amount is written off. If the payoff shortage is greater than $49.99, the account will not be closed until the shortage has been paid or waived according to the servicing procedures.

Ford Credit also writes off the remaining amount if the obligor dies and the estate of the deceased obligor meets requirements that include returning the vehicle.

Behavioral Scoring Models. Ford Credit uses behavioral scoring models to assess the probability of payment default for each receivable and implements collection efforts based on its determination of the credit risk of the obligor on the payment due date. These models assess a number of variables including origination characteristics, customer account history, payment patterns, expected net losses and periodically updated FICO® scores, if applicable. Based on data from these models, receivables are grouped by risk category for collection. These categories determine how soon an obligor will be contacted after a payment becomes delinquent, how often the obligor will be contacted during the delinquency and how long the account will remain in early stage collections before it is transferred to late stage collections where a more experienced customer service representative follows the account until the delinquency is resolved. Ford Credit develops new behavioral scoring models on a regular cycle plan and regularly reviews the models to confirm the continued business significance and statistical predictability of the variables. Ford Credit may make adjustments to improve the performance of the behavioral scoring models between development cycles by uniformly changing the overall scores or modifying the weighting of selected variables.

Servicing and Collections. Most of the receivables are paid without any additional servicing or collection efforts. If an account becomes delinquent, Ford Credit will attempt to contact the obligor to determine the reason for the delinquency and identify the obligor’s plans to resolve the delinquency. A number of communication methods are employed by Ford Credit to contact obligors whose accounts are delinquent and encourage a resolution to the delinquencies, including auto dialing technology, directed telephone calls, email and text messaging. Ford Credit considers an account to be delinquent if more than $49.99 of a scheduled payment is past due. Accounts with bankrupt obligors, accounts in repossession status and accounts that have been charged off are not considered delinquent because they are removed from Ford Credit’s standard servicing process or have been accelerated. Ford Credit assesses a late fee to delinquent accounts after a grace period has ended. Most delinquent accounts are resolved because the obligor makes the past due payment. If the obligor cannot make the past due payment, in certain cases Ford Credit may grant a payment extension to allow an obligor to continue to make the normal monthly payments or the obligor may request and process a payment extension online.

A payment extension defers one or more past due payments and moves the scheduled maturity date by the number of months extended. Generally, Ford Credit grants payment extensions to obligors in monthly increments up to three months. The length of a typical payment extension is two months. Multiple payment extensions may be given over the term of the contract. After a payment extension, the account generally is no longer considered delinquent. Ford Credit’s guidelines for granting a payment extension generally require that the obligor’s payment problem is temporary, the obligor has an income source for making the next payment and the obligor made at least one payment since the contract’s origination. Payment extensions are reviewed regularly by Ford Credit’s servicing managers. When allowed by state law, Ford Credit usually collects a fee on payment extensions and additional interest will be earned on the extended contracts. Ford Credit normally grants payment extensions on about 1% to 2% of the retail installment contracts in its portfolio each month.

Alternatively, if the obligor cannot make the past due payments, Ford Credit may rewrite the contract by amortizing the obligor’s outstanding balance over a longer contract term, which may result in the capitalization of previously accrued interest on the contract. In most circumstances, the contract is rewritten at a different interest rate. Ford Credit’s guidelines for granting rewrites include requirements that the obligor has a stable source of income and that all original parties remain on the contract and sign an amendment to the contract unless authorized personnel approve an exception to these requirements. Ford Credit may reschedule an obligor’s payments if the obligor makes a large prepayment or a large insurance payment is received. A reschedule generally means a reduction of the amount of the monthly payment over the same or shorter contract term.

From time to time Ford Credit may offer goodwill extensions to obligors whose contracts meet certain eligibility criteria established by Ford Credit. For example, an extension of up to three months may be offered to obligors who live in an area affected by a flood, hurricane, wildfire or tornado. In the servicer’s experience, the acceptance rate for these goodwill extension offers is generally less than 5%. Ford Credit also may offer administrative extensions for one month.

Ford Credit may allow an obligor to change the monthly payment due date typically by not more than 30 days over the life of the contract, if, for example, the day on which the obligor is paid by their employer changes. A due date change is generally not allowed for delinquent accounts and may not be used to bring an account current. A due date change is not considered to be a payment extension.

Occasionally, Ford Credit allows a change to the obligors on the contract by releasing a co-obligor or adding a new obligor who may assume the contract with the original obligor either still obligated or released from the terms of the contract. In rare instances, Ford Credit may permit a substitution of the financed vehicle with a vehicle of similar value.

In limited circumstances, Ford Credit may cancel its purchase of a contract if there are mistakes that cannot be corrected or to resolve an issue with a customer. In the case of such a cancellation, all payments and fees are reversed, including rate subvention, the contract is returned to the dealer, and Ford Credit’s lien on the financed vehicle is released.

Ford Credit uses periodic management reports on delinquencies, payment extensions, reschedules, rewrites and other measurements and operating audits to maintain control over the use of collection actions. Ford Credit regularly tests new servicing procedures on controlled portions of its receivables to develop and refine its servicing procedures. Areas tested include timing and frequency of collection calls and when it is more effective for the early stage delinquency team or the late stage delinquency team to contact the obligor. If a test shows that a new procedure is an improvement over the existing procedure, the new servicing procedure is applied to the entire portfolio. Ford Credit’s servicing policies and procedures may change over time.

Customer Service and Complaint Handling. Ford Credit provides general account services to customers who contact its customer service personnel by phone, chat, email or in writing. Services provided include processing address and due date changes, handling title paperwork if the customer moves to a different state, providing account payoff information and early stage collection support. The customer service personnel also support Ford Credit’s online account manager application that allows customers to manage their accounts by making payments, updating their information, such as address and phone number, and requesting payment and goodwill extensions.

Ford Credit sometimes receives complaints from customers about the origination and servicing of their contracts, including complaints about dealers that sold the financed vehicles to customers. Customer complaints are handled by customer service and collections personnel, including a dedicated customer relations team, who are experienced and authorized to resolve customer issues. These personnel use a defined escalation process to ensure customers have a means to further address concerns. All complaints received are entered into a complaint tracking system for tracking, reporting and regulatory purposes. Reports are monitored by senior operations management and the compliance function to promote uniform, consistent and timely handling and to identify and implement process improvements.

Repossession and Charge Off. Ford Credit makes reasonable efforts to collect on delinquent accounts and to keep contracts current. Repossession is considered only after other collection efforts have failed. While some delinquent obligors voluntarily surrender their vehicles to Ford Credit, self-help repossession is the method used by Ford Credit in most cases and usually occurs by an independent contractor taking possession of the financed vehicle. On average, Ford Credit repossesses the financed vehicle when the account is between 60 and 70 days delinquent, but may do so earlier or later depending on the risk of the account or other circumstances. Following repossession, the obligor may redeem the vehicle and, in some states, may reinstate its contract under a mandatory reinstatement right before the vehicle is sold. To minimize credit losses, Ford Credit may allow some obligors to reinstate their contracts in states where there is no mandatory reinstatement right.

The vast majority of repossessed vehicles are sold at a physical or online auction and the net sale proceeds are applied to the outstanding balance of the contract. Ford Credit works with the vehicle remarketing department of Ford to manage the disposal of repossessed vehicles and seeks to maximize net sale proceeds, which equals gross auction proceeds less auction fees and expenses for reconditioning and transporting the vehicle to auction. On average, vehicles are sold at auction within 45 to 60 days of repossession. A small number of repossessed vehicles are sold or settled through other means. For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles receive a settlement amount from an insurance company due to a total loss claim filed on the repossessed vehicle. Also, some vehicles with a limited resale market, such as some medium and heavy trucks and vehicles with specialty equipment, may be sold through a targeted bidding process to maximize net sale proceeds.

After standard collection efforts are exhausted and all collections, including net sale proceeds, refunds on cancelled service contracts and insurance products and insurance claims, are applied, Ford Credit charges off any remaining balance owed by the obligor. In a limited number of cases, an obligor or a financed vehicle cannot be located after skip tracing and the remaining balance owed by the obligor is charged off as a skip account.

Ford Credit continues to pursue collection of deficiency balances and skip accounts after charge off through its specialty service department for charged off contracts. Collection activities generally are continued until the contract is paid or settled in full, the contract is determined to be uncollectible due to bankruptcy of the obligor, or the obligor dies and the estate of the deceased obligor meets certain requirements that include returning the vehicle or the statute of limitations on claims under the contract expires. After several cycles of collection activity on charged off contracts, Ford Credit may sell them as a final effort to realize value. Ford Credit may decide not to pursue further collection of the contract if the expected cost of collection exceeds the balance owed by the obligor.

Ford Credit may release the security interest in the financed vehicle to an insurer to receive proceeds from insurance covering the financed vehicle, as part of a discounted settlement of the contract or in connection with abandoning its rights in the financed vehicle.

Bankruptcy Accounts. When Ford Credit is notified that an obligor has filed for bankruptcy, the account is moved to its specialty team that handles accounts with bankrupt obligors. Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, generally prohibit Ford Credit from taking any collection action against the obligor or the financed vehicle without court approval. In a Chapter 7 proceeding, the most common form of bankruptcy, the obligor is generally required to reaffirm its obligations, redeem the financed vehicle for a lump sum or return the financed vehicle in satisfaction of the secured portion of the creditor’s claim. If a contract is reaffirmed by the obligor, it will be returned to normal servicing after the obligor is discharged from bankruptcy. In a Chapter 13 proceeding, the plan of reorganization usually requires the obligor to make payments over a three-year to five-year period. The payments required are usually based on the full contract balance but may be based on the value of the financed vehicle at the time of bankruptcy, if the statutory period has passed between the obligor’s purchase of the financed vehicle and the bankruptcy filing and the debt was incurred for personal use by the obligor. When the payments required under the plan of reorganization are completed and any additional legal requirements are satisfied, the obligor is discharged from liability for any remaining balance under the contract and Ford Credit charges off any remaining balance.

Delinquency, Repossession and Credit Loss Information

The following tables show Ford Credit’s delinquency, repossession and credit loss information for its portfolio of retail installment sale contracts. The tables include contracts sold in securitizations and other transactions that Ford Credit continues to service. Delinquencies, repossessions or credit losses may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit. It is not certain that the delinquency, repossession or credit loss information of a particular pool of retail installment sale contracts will be similar to the historical information shown below or that any trends shown in the tables will continue for any period. It is also uncertain that the historical delinquency, repossession and credit loss information included in the tables below will accurately predict or be similar to the performance of Ford Credit’s portfolio of retail installment sale contracts or particular pools of retail installment sale contracts in the near future.

Delinquency, Repossession and Credit Loss Information

	Nine Months Ended September 30,		Year Ended December 31,
	2022	2021	2021	2020	2019	2018	2017
Portfolio Contract Detail

Average number of contracts outstanding(1)	1,875,534	2,039,275	2,010,001	2,132,085	2,140,915	2,194,989	2,144,925
Average portfolio outstanding (in millions)(2)	$47,292	$49,700	$49,264	$49,869	$46,650	$46,704	$44,406
Average commercial portfolio outstanding (in millions)(3)	$ 9,464	$ 8,741	$ 8,811	$ 8,323	$ 8,045	$ 8,047	$ 7,360
Average 84-month portfolio outstanding (in millions)(4)	$ 2,990	$ 3,116	$ 3,081	$ 2,725	$ 2,033	$ 1,340	$ 545

Delinquencies
Average number of delinquencies(5)(6)
31 - 60 days	19,884	17,665	18,044	21,682	28,416	29,486	30,166
61 - 90 days	2,524	1,918	2,009	2,671	2,639	2,797	3,202
91 - 120 days	236	157	168	323	122	145	276
Over 120 days	89	80	80	147	56	43	61
Average number of delinquencies as a percentage of average number of contracts outstanding(5)(6)
31 - 60 days	1.06%	0.87%	0.90%	1.02%	1.33%	1.34%	1.41%
61 - 90 days	0.13%	0.09%	0.10%	0.13%	0.12%	0.13%	0.15%
91 - 120 days	0.01%	0.01%	0.01%	0.02%	0.01%	0.01%	0.01%
Over 120 days	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%
Aggregate principal balance of delinquent contracts as a percentage of portfolio outstanding(5)(7)
31 - 60 days	0.95%	0.86%	0.99%	1.06%	1.45%	1.45%	1.31%
61 - 90 days	0.13%	0.10%	0.12%	0.13%	0.16%	0.15%	0.14%
91 - 120 days	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%
Over 120 days	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%

Commercial Contract Detail

Aggregate principal balance of delinquent commercial contracts as a percentage of the commercial portfolio outstanding(5)(8)
31 - 60 days	0.70%	0.70%	0.82%	1.03%	1.27%	1.17%	0.90%
61 - 90 days	0.10%	0.09%	0.09%	0.16%	0.16%	0.16%	0.10%
91 - 120 days	0.01%	0.01%	0.01%	0.02%	0.01%	0.01%	0.00%
Over 120 days	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%

84-Month Contract Detail

Aggregate principal balance of delinquent 84-month contracts as a percentage of 84-month portfolio outstanding(5)(9)
31 - 60 days	0.64%	0.53%	0.65%	0.55%	0.53%	0.35%	0.21%
61 - 90 days	0.08%	0.04%	0.07%	0.07%	0.03%	0.02%	0.03%
91 - 120 days	0.01%	0.00%	0.01%	0.00%	0.01%	0.01%	0.01%
Over 120 days	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%

(1)	Average of the number of contracts outstanding at the beginning and end of each month in the period.
(2)	Average of the aggregate principal balance of contracts outstanding at the beginning and end of each month in the period.
(3)	Average of the aggregate principal balance of contracts with obligors who use the financed vehicle for commercial purposes outstanding at the beginning and end of each month in the period.
(4)	Average of the aggregate principal balance of 84-month contracts outstanding at the beginning and end of each month in the period.
(5)	The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt obligors and accounts that have been repossessed or charged off.
(6)	Average of the number of contracts delinquent at the beginning and end of each month in the period.
(7)	Aggregate principal balance at the end of the period over the aggregate principal balance of all contracts outstanding at the end of the period.
(8)	Aggregate principal balance at the end of the period over the aggregate principal balance of all contracts with obligors who use the financed vehicle for commercial purposes outstanding at the end of the period.
(9)	Aggregate principal balance at the end of the period over the aggregate principal balance of all 84-month contracts outstanding at the end of the period.

Repossessions and Credit Losses

	Nine Months Ended September 30,		Year Ended December 31,
	2022	2021	2021	2020	2019	2018	2017
Portfolio Contract Detail

Repossessions as a percentage of average number of contracts outstanding(10)	0.74%	0.76%	0.75%	0.95%	1.24%	1.28%	1.29%
Gross losses as a percentage of average portfolio outstanding(10)(11)	0.35%	0.35%	0.34%	0.58%	0.78%	0.78%	0.83%
Aggregate net losses (in millions)(12)	$ 40	$ 23	$ 32	$ 180	$ 246	$ 253	$ 272
Net losses as a percentage of average portfolio outstanding(10)(12)	0.11%	0.06%	0.06%	0.36%	0.53%	0.54%	0.61%
Net losses as a percentage of gross liquidations(12)(13)	0.23%	0.13%	0.13%	0.78%	1.08%	1.07%	1.26%
Average net loss on contracts charged off(12)	$2,425	$1,303	$1,350	$5,783	$6,131	$6,100	$6,640
Number of contracts charged off	16,605	17,803	23,357	31,204	40,150	41,520	40,943
Number of contracts charged off as a percentage of average number of contracts outstanding(10)	1.18%	1.16%	1.16%	1.46%	1.88%	1.89%	1.91%

Commercial Contract Detail

Repossessions of commercial contracts as a percentage of average number of commercial contracts outstanding(10)	0.34%	0.40%	0.37%	0.63%	0.70%	0.61%	0.63%
Gross losses on commercial contracts as a percentage of average commercial portfolio outstanding(10)(11)	0.25%	0.25%	0.24%	0.43%	0.53%	0.43%	0.48%
Net losses on commercial contracts as a percentage of average commercial portfolio outstanding(10)(12)	0.11%	0.02%	0.03%	0.27%	0.35%	0.28%	0.36%
Average net loss on commercial contracts charged off(12)	$5,320	$775	$1,289	$6,995	$7,631	$7,133	$8,610

84-Month Contract Detail

Repossessions of 84-month contracts as a percentage of average number of 84-month contracts outstanding(10)	0.46%	0.48%	0.49%	0.55%	0.60%	0.53%	0.42%
Gross losses on 84-month contracts as a percentage of average 84-month portfolio outstanding(10)(11)	0.18%	0.14%	0.15%	0.26%	0.27%	0.23%	0.17%
Net losses on 84-month contracts as a percentage of average 84-month portfolio outstanding(10)(12)	0.12%	0.07%	0.08%	0.21%	0.25%	0.21%	0.16%
Average net loss on 84-month contracts charged off(12)	$7,408	$4,542	$5,118	$11,886	$13,464	$13,665	$12,260

(10)	For non-annual periods, the percentages are annualized.
(11)	Gross losses include the aggregate balance ((i) remaining principal plus accrued finance charges and (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off) of all contracts that the servicer determined to be uncollectible in the period. In addition, gross losses include the estimated loss recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold.
(12)	Net losses include the aggregate balance ((i) remaining principal plus accrued finance charges, (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off and (iii) external costs associated with continued collection efforts incurred after charge off) of all contracts that the servicer determined to be uncollectible in the period less any amounts received in the period on contracts charged off in the period or any earlier periods. In addition, net losses include the estimated loss recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of contracts for any period include the aggregate principal balance ((i) remaining principal, (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off and (iii) external costs associated with continued collection efforts incurred after charge off) of all contracts that the servicer determined to be uncollectible in the period less any amounts received in the period on contracts charged off in the period. Therefore, realized losses for a securitized pool of contracts may be higher or lower than net losses for those contracts.
(13)	Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a contract.

Delinquency, repossession and credit loss trends for Ford Credit’s portfolio of retail installment sale contracts can be affected by extrinsic events and Ford Credit’s response to such events, as well as by business cycles and auction values for used vehicles. For example, following the onset of the COVID-19 pandemic in early 2020, Ford Credit granted goodwill extensions to obligors and temporarily suspended involuntary repossessions of financed vehicles from obligors, which contributed to a decline in 30-day delinquency and repossessions.

Delinquency, repossession and credit loss trends for Ford Credit's portfolio of retail installment sale contracts can also be affected by cyclical events like the business cycle, seasonal trends such as auction values and other variables. For example, in periods where Ford Credit originates many new contracts leading to portfolio growth, the weighted average months after origination, or "seasoning," of its portfolio generally declines. This can have a positive influence on repossession and credit loss outcomes in subsequent periods.

The trends in delinquency, repossession and credit losses for commercial use contracts purchased by Ford Credit have historically tended to be consistent with the trends in Ford Credit's entire portfolio of retail installment sale contracts. Commercial use obligors are generally small businesses or self-employed persons, and these obligors may experience more severe loss performance than the overall Ford Credit portfolio in an economic or industry-specific downturn.

Certain segments of Ford Credit's portfolio of retail installment sale contracts may at times perform differently from the portfolio as a whole on account of factors that may be more closely associated with those segments than with the entire portfolio. For example, the delinquency and repossession performance for 84-month contracts purchased by Ford Credit has historically been better than the same trends for Ford Credit's entire portfolio of retail installment sale contracts. The comparatively positive performance of Ford Credit's portfolio of 84-month contracts is due, in part, to the relatively limited and creditworthy segment of applicants to whom Ford Credit has historically offered that product and the comparably short seasoning of those contracts. However, the average net loss on 84-month contracts charged off has historically been higher than the entire portfolio of retail installment sale contracts because those 84-month contracts have a slower rate of amortization over the receivable's longer term, typically have a higher amount financed at charge off and/or repossession and are usually associated with a higher loan-to-value ratio, although 84-month contracts have been less frequently charged off or repossessed.

Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit's portfolio of retail installment sale contracts. The delinquency, repossession and credit loss percentages for a particular pool of contracts originated in any period may differ from the portfolio percentages shown in the table above.

Material Changes to Servicing Policies and Procedures

As part of its regular cycle plan, Ford Credit launched new consumer behavioral scoring models in February 2018 and again in July 2021. Ford Credit launched new commercial behavioral scoring models for its commercial portfolio in January 2019. In August 2021, Ford Credit formalized a fully remote work pattern for nearly all servicing personnel in the United States, but maintains physical locations to accommodate in-person work as needed.

For more details about Ford Credit's servicing policies and procedures, you should read "Sponsor and Servicer — Servicing and Collections."

Demands to Repurchase Receivables – Prior Securitized Pools

The transaction documents for prior securitizations of retail installment sale contracts sponsored by Ford Credit require Ford Credit or the depositor to repurchase a receivable for breach of a representation made about that receivable that has a material adverse effect on the receivable and is not corrected before the date the receivable is required to be repurchased. During the three-year period ended September 30, 2022, neither Ford Credit nor any of the depositors, the indenture trustees or the owner trustees for those securitizations received a demand to repurchase any receivable in those securitizations. Ford Credit, as securitizer, discloses all repurchase demands and related activity on SEC Form ABS-15G. Ford Credit filed its most recent Form ABS-15G for repurchase demands related to the three-year period ended December 31, 2021, with the SEC on February 4, 2022. Ford Credit's CIK number is 0000038009.

Static Pool Information – Prior Securitized Pools

Annex A contains static pool information about prior amortizing pools of retail installment sale contracts securitized by Ford Credit. The information in Annex A consists of summary information about the original characteristics of the prior securitized pools and a graphical presentation of cumulative losses, prepayments and delinquency data for each prior securitized pool. The original characteristics of the prior securitized pools may differ somewhat from each other and from the characteristics of the pool of receivables in this securitization transaction. This is because Ford Credit's portfolio of retail installment sale contracts, from which the securitized pools are selected, changes over time in response to changing economic and market conditions, although such changes generally occur gradually. Over the period covered by the prior securitized pools, newer securitized pools have generally exhibited higher FICO® scores, higher loan-to-value ratios and higher percentages of contracts with original terms greater than 60 months and subvened-APR contracts, than older securitized pools, although changes between each successive pool have generally not been significant. As a result, prior securitized pools are generally comparable to the pool of receivables in this securitization transaction, however, the oldest prior securitized pools generally have the largest differences in characteristics to the pool of receivables in this securitization transaction.

Despite the differences in characteristics among the prior securitized pools, the performance of the related securitization transactions has been generally consistent over time, and any difference in performance in the pool of receivables in this securitization transaction compared to prior securitized pools may be more influenced by general macroeconomic conditions than differences in characteristics.

In addition, although the selection criteria used for the retail installment sale contracts in the prior securitized pools have changed over time to accommodate new financing products, increased vehicle pricing and changes in securitization market practices, these changes do not diminish the general comparability of the prior securitized pools to the pool of receivables in this securitization transaction. Losses, prepayments and delinquencies for the pool of receivables in this securitization transaction may differ from the information shown in Annex A for prior securitized pools.

Receivables

The following description of the receivables summarizes parts of the transaction documents, including the receivables purchase agreement, the sale and servicing agreement, the indenture and the asset representations review agreement, but is not a complete description of these agreements. For more details about the transaction documents, you should read the forms of the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Trust Assets

The primary assets of the trust will be a pool of receivables consisting of retail installment sale contracts secured by new and used cars, light trucks and utility vehicles. On the closing date, Ford Credit will sell the receivables and other related assets to the depositor, and the depositor will sell the receivables and other related assets to the trust. The trust assets will be pledged by the trust to the indenture trustee for the benefit of the noteholders.

The trust assets will be:

●	the receivables,

●	collections on the receivables applied on or after the cutoff date, including refunds for cancelled items originally included in the amount financed, such as service contracts, insurance and similar products,

●	security interests in the financed vehicles,

●	proceeds from claims on insurance companies for insurance covering the financed vehicles or the obligors,

●	rights under the transaction documents for the repurchase of receivables that breach representations and purchase of servicer impaired receivables and servicer modified receivables,

●	rights to funds and investments in bank accounts of the trust,

●	rights under the transaction documents to credit enhancement for the notes, and

●	all proceeds of the above.

The "initial pool balance" for the trust will be the aggregate principal balance of the receivables on the cutoff date. The "pool balance" as of the last day of any month will be the aggregate principal balance of the receivables on that day excluding purchased and repurchased receivables. The "principal balance" of a receivable as of the cutoff date or the last day of any month means the amount financed, less:

●	collections on the receivables applied to reduce the principal balance of the receivable, and

●	any amounts charged off on the receivable.

Selection of Receivables

The receivables were randomly selected by Ford Credit from its U.S. portfolio of retail installment sale contracts that meet the selection criteria as of the cutoff date. Ford Credit did not use selection procedures believed to be adverse to the noteholders in selecting the receivables from its portfolio of receivables. The selection criteria include that each receivable:

●	is a simple interest, fixed rate receivable with level monthly payments,

●	is not a receivable for a used vehicle with an original term of greater than 72 months,

●	is not a receivable for a new vehicle with an original term of greater than 84 months,

●	is secured by a car, light truck or utility vehicle,

●	is currently not more than 30 days delinquent as of the cutoff date (Ford Credit considers a receivable delinquent if more than $49.99 of a scheduled payment is overdue), although it may have been more than 30 days delinquent in the past,

●	has not been granted a payment extension or rewritten as of the cutoff date, and

●	is not subject to a bankruptcy proceeding as of the cutoff date.

Simple Interest Receivables

All of the receivables will be simple interest, fixed rate receivables. A "simple interest receivable" amortizes the amount financed or principal balance of the receivable over a series of level monthly payments. Payments under a simple interest receivable are applied first to interest accrued to the date of payment and then to reduce the principal balance. Each payment consists of interest (if the APR is greater than 0.00%) and a portion of the principal balance of the receivable. The interest amount of a payment is calculated by multiplying the unpaid principal balance of the receivable by its APR and by the number of days (as a fraction of a calendar year) since the prior payment was made. The principal amount of a payment will be equal to the remainder of the payment. A simple interest receivable may be prepaid without penalty, but the obligor will be required to pay interest to the date of prepayment.

If an obligor makes a payment before its scheduled due date, the portion of the payment applied to interest will be less than it would have been had the payment been made as scheduled because less interest will have accrued, and the portion of the payment applied to reduce the principal balance will be correspondingly greater. Conversely, if an obligor makes a payment after its scheduled due date, the portion of the payment applied to interest will be greater than it would have been had the payment been made as scheduled because more interest will have accrued, and the portion of the payment applied to reduce the principal balance will be correspondingly less.

All of the receivables have level monthly payments. The obligor pays a fixed monthly payment until the final maturity date. The amount of the final payment is increased or decreased as necessary to repay the then unpaid principal balance due to the timing of payments made over the term of the contract, payment extensions or partial prepayments.

Composition of Receivables

The following tables show the characteristics or distributions of some characteristics of the pool of receivables. The percentages in the following tables may not sum to 100.00% due to rounding.

Number of Receivables	45,366
Initial Pool Balance	$1,471,280,949.11
Principal Balance:
Average	$32,431.36
Highest	$124,911.65
Lowest	$250.39
Original Amount Financed:
Average	$42,787.23
Highest	$149,294.43
Lowest	$2,676.71
Annual Percentage Rate (APR):
Weighted average(1)	3.77%
Highest	23.64%
Lowest	0.00%
Original Term(2):
Weighted average(1)	64.3 months
Original term greater than 60 months (by principal balance)	51.53%
Original term greater than 72 months (by principal balance)(3)	9.81%
Longest	84 months
Shortest	12 months
Remaining Term(2):
Weighted average(1)	54.6 months
Remaining term greater than 60 months (by principal balance)	34.11%
Remaining term greater than 72 months (by principal balance)	5.39%
Longest	84 months
Shortest	2 months
Scheduled Weighted Average Life(2)(4)	2.41 years
Weighted Average Months After Origination (Seasoning)(1)(2)	9.7 months
Credit Score:
Weighted average(1) FICO® score(5) at origination	745
Weighted average(1) FICO® score(5) at origination for receivables with original terms greater than 60 months(2)	720
Weighted average(1) FICO® score(5) at origination for receivables with original terms greater than 72 months(2)	721
Percentage FICO® score(5) less than 650 (by principal balance)	11.23%
Percentage No FICO® score consumer(6) (by principal balance)	0.97%
Weighted Average(1) LTV(7) at Origination	100.64%
Weighted Average(1) PTI(8) at Origination	9.24%
Financed Vehicle — Subvened-APR Receivables(9):
Aggregate principal balance	$925,623,240.73
Percentage of initial pool balance	62.91%
Financed Vehicle — Commercial Use(10):
Aggregate principal balance	$321,328,064.14
Percentage of initial pool balance	21.84%
Financed Vehicle — New:
Aggregate principal balance	$1,295,720,535.89
Percentage of initial pool balance	88.07%
Financed Vehicle — Used:
Aggregate principal balance	$175,560,413.22
Percentage of initial pool balance	11.93%
Financed Vehicle — Car(11):
Aggregate principal balance	$67,385,659.89
Percentage of initial pool balance	4.58%
Financed Vehicle — Light Truck(11):
Aggregate principal balance	$765,017,537.66
Percentage of initial pool balance	52.00%
Financed Vehicle — Utility(11):
Aggregate principal balance	$638,877,751.56
Percentage of initial pool balance	43.42%

(1)	Weighted averages are weighted by the principal balance of each receivable on the cutoff date.
(2)	Characteristics in the table related to the term of the receivables may not match the asset-level data included as an exhibit to Form ABS-EE due to differences in how term is calculated for the securitized pool and how term is required to be calculated for asset-level data.
(3)	Includes 2,300 receivables with an original term of 84-months representing 6.99% of the initial pool balance.
(4)	The weighted average life of the receivables is calculated by (a) multiplying the scheduled principal payments by the number of months from the cutoff date, (b) adding the results, (c) dividing the sum by 12 and (d) dividing the result by the initial pool balance, and based on the assumption that payments are due on the first day of the month, all receivables pay as scheduled, starting one month from the cutoff date, with no delays, defaults or prepayments.
(5)	Excludes receivables representing 21.81% of the initial pool balance that have primary obligors who do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read "Sponsor and Servicer – Origination, Underwriting and Purchasing." It is not certain that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable or that any obligor's credit score would not be lower if obtained as of the cutoff date.
(6)	Represents receivables with primary obligors that use the financed vehicles for personal use and do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history.
(7)	The LTV for a receivable for purposes of this table is the original amount financed divided by the wholesale value of the vehicle.
(8)	The PTI for a receivable is the monthly payment divided by the monthly combined income of the obligor and any co-obligor. Excludes commercial use receivables with a business entity as the primary obligor. Also excludes a limited number of receivables where the applicant stated no income or negligible income and receivables where Ford Credit has determined that the PTI is unreliable.
(9)	Receivables originated under a Ford-sponsored low-APR vehicle marketing program offered by Ford.
(10)	Receivables with obligors who use the financed vehicle for commercial purposes. These obligors may be business entities or individuals.
(11)	Car includes sedans, hatchbacks and coupes. Light truck includes minivans, vans and light pick-up trucks. Utility includes wagons, SUVs and cross-overs.

Distribution by Original Term of Receivables

Original Term (months)(1)	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
0 – 24	88	$1,565,624.21	0.11%
25 – 36	4,121	116,059,010.69	7.89
37 – 48	3,098	93,197,166.52	6.33
49 – 60	15,581	502,302,581.28	34.14
61 – 72	19,052	613,880,643.62	41.72
73 – 84(2)	3,426	144,275,922.79	9.81
Total	45,366	$1,471,280,949.11	100.00%

(1)	The original term of the receivables may not match the asset-level data included as an exhibit to Form ABS-EE due to differences in how term is calculated for the securitized pool and how term is required to be calculated for asset-level data.

(2)	Includes 2,300 receivables with an original term of 84-months representing 6.99% of the initial pool balance.

Distribution by FICO® Score of Receivables(1)

FICO® Score(2) Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Greater than 749	20,242	$578,411,282.55	39.31%
700 – 749	6,538	214,344,992.74	14.57
650 – 699	5,463	192,436,279.93	13.08
600 – 649	3,380	113,179,820.72	7.69
250 – 599	1,676	52,035,898.59	3.54
Commercial(3)	7,392	306,562,678.79	20.84
No FICO® score(4)	675	14,309,995.79	0.97
Total	45,366	$1,471,280,949.11	100.00%

(1)	The table shows the distribution of the receivables by FICO® score of primary obligors on their origination dates.

(2)	For a description of FICO® scores, you should read “Sponsor and Servicer – Origination, Underwriting and Purchasing.” It is not certain that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable or that an obligor’s credit score would not be lower if obtained on the cutoff date.

(3)	Represents receivables with primary obligors that use the financed vehicles for commercial purposes and do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history. For a description of commercial accounts, you should read “Sponsor and Servicer – Commercial Accounts.”

(4)	Represents receivables with primary obligors that use the financed vehicles for personal use and do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history.

Distribution by LTV of Receivables

LTV(1) Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Less than 86.00%	15,048	$341,054,407.36	23.18%
86.00 – 100.00	9,440	291,188,432.39	19.79
100.01 – 115.00	11,987	451,412,815.91	30.68
115.01 – 130.00	6,512	284,008,178.04	19.30
Greater than 130.00	2,379	103,617,115.41	7.04
Total	45,366	$1,471,280,949.11	100.00%

(1)	The LTV for a receivable for purposes of this table is the original amount financed divided by the wholesale value of the vehicle.

Distribution by PTI of Receivables

PTI(1) Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Less than 11.00%	27,934	$816,920,717.36	55.52%
11.00 – 15.00	5,787	197,290,396.82	13.41
15.01 – 20.00	2,692	96,211,157.12	6.54
Greater than 20.00	1,193	44,653,744.12	3.04
Excluded(2)	7,760	316,204,933.69	21.49
Total	45,366	$1,471,280,949.11	100.00%

(1)	The PTI for a receivable is the monthly payment divided by the monthly combined income of the obligor and any co-obligor.

(2)	Represents commercial use receivables with a business entity as the primary obligor. Also includes a limited number of receivables where the applicant stated no income or negligible income and receivables where Ford Credit has determined that the PTI is unreliable.

Distribution by APR of Receivables

APR Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
0.00 – 0.99%	15,124	$375,474,746.00	25.52%
1.00 – 1.99	5,995	177,769,041.43	12.08
2.00 – 2.99	3,701	117,897,576.53	8.01
3.00 – 3.99	4,972	182,585,017.16	12.41
4.00 – 4.99	3,498	138,253,668.22	9.40
5.00 – 5.99	4,032	160,921,946.73	10.94
6.00 – 6.99	3,068	128,313,168.44	8.72
7.00 – 7.99	2,130	87,538,094.74	5.95
8.00 – 8.99	1,096	43,429,089.06	2.95
9.00 – 9.99	656	24,625,275.76	1.67
10.00 – 10.99	346	11,677,913.90	0.79
11.00 – 11.99	234	7,597,822.24	0.52
12.00 – 12.99	177	5,966,723.47	0.41
13.00 – 13.99	117	3,491,201.43	0.24
14.00 – 14.99	67	1,784,098.41	0.12
15.00 – 15.99	55	1,308,484.46	0.09
16.00 – 16.99	33	842,044.37	0.06
17.00 – 17.99	32	964,086.10	0.07
18.00 – 18.99	15	350,756.83	0.02
19.00 – 19.99	11	365,076.97	0.02
20.00 – 24.99	7	125,116.86	0.01
Total	45,366	$1,471,280,949.11	100.00%

Geographic Distribution of Receivables(1)

State	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Texas	6,638	$250,153,649.86	17.00%
California	4,673	163,377,155.59	11.10
Florida	3,716	128,752,262.23	8.75
Georgia	1,644	56,906,747.34	3.87
Michigan	1,944	49,953,735.29	3.40
North Carolina	1,527	49,537,695.75	3.37
New York	1,620	46,344,591.38	3.15
Other	23,604	726,255,111.67	49.36
Total	45,366	$1,471,280,949.11	100.00%

(1)	The table shows the states with concentrations greater than 3.00% of the initial pool balance based on the billing addresses of the obligors.

Distribution by Make, Model and Vehicle Type of Receivables(1)

Make	Model	Vehicle Type	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Ford	F-150(2)	Light Truck	12,005	$449,064,643.10	30.52%
Ford	Explorer	Utility	5,914	175,173,876.95	11.91
Ford	Expedition	Utility	2,021	92,245,841.84	6.27
Ford	F-250	Light Truck	1,957	88,729,686.83	6.03
Ford	Escape	Utility	4,013	76,484,035.78	5.20
Ford	F-350	Light Truck	1,452	69,353,771.37	4.71
Ford	Edge	Utility	2,567	57,810,561.08	3.93
Ford	Bronco Sport	Utility	2,169	57,561,151.09	3.91
Ford	Ranger	Light Truck	1,781	48,561,941.53	3.30
Ford	Mustang	Car	1,207	40,332,139.22	2.74
Ford	Bronco	Utility	723	36,608,374.44	2.49
Ford	Mach-E(2)	Utility	633	29,128,896.75	1.98
Lincoln	Aviator	Utility	625	28,501,021.81	1.94
Lincoln	Navigator	Utility	455	24,479,845.04	1.66
Ford	F-450	Light Truck	416	23,878,790.36	1.62
Ford	F-550	Light Truck	409	22,234,781.06	1.51
Ford	T-250	Light Truck	614	20,378,118.02	1.39
Ford	T-350(2)	Light Truck	471	19,871,014.67	1.35
Lincoln	Nautilus	Utility	613	19,169,122.78	1.30
Ford	EcoSport	Utility	931	18,818,820.42	1.28
Ford	Fusion	Car	1,438	16,329,971.47	1.11
Ford/Lincoln	Other(2)		2,952	56,564,543.50	3.84
Total			45,366	$1,471,280,949.11	100.00%

(1)	The table shows models representing greater than 1.00% of initial pool balance.

(2)	Models include vehicles with a battery electric power source, which represent 2.54% of the initial pool balance.

Initial Asset-Level Data

The depositor prepared asset-level data for the receivables, or the "initial asset-level data," and related information and filed it with the SEC on Form ABS-EE by the date of filing of this prospectus as exhibits to Form ABS-EE. This Form ABS-EE, and the related information attached as exhibits to the form, is incorporated by reference into this prospectus. The initial asset-level data contains detailed information for each receivable about its identification, origination, contract terms, financed vehicle, obligor, contract and payment activity, servicing and status. Certain data in the initial asset-level data, such as data related to original term and remaining term, may not match the data provided in this prospectus due to differences in how this data is required to be calculated for the initial asset-level data and how this data is calculated for this prospectus. Investors should carefully review the initial asset-level data and related information attached as exhibits to this Form ABS-EE.

For more details about the monthly asset-level data, you should read "Monthly Reports."

Depositor Review of Receivables

The depositor performed a review of the receivables designed and effected to provide reasonable assurance that the disclosures about the receivables in this prospectus, including the initial asset-level data, are accurate in all material respects. This review consisted of a statistical data review, a contract review, reviews of data and information by securitization funding personnel and reviews of factual information by senior management and legal office personnel of Ford Credit, and is supported by Ford Credit's business and systems control processes. The depositor consulted with, and was assisted by, responsible personnel of Ford Credit in performing the review. The depositor also engaged a third party to assist it in its statistical data review and the contract review using procedures designed and established by the depositor and determined by the depositor to be sufficient for purposes of its review of the receivables. The depositor takes full responsibility for the review of the receivables, the work performed by Ford Credit and third parties and the findings and conclusions of that review.

The depositor completed a multistep quality assurance review of the receivables selected for this securitization transaction in which Ford Credit securitization funding personnel applied systemic and manual filters to confirm that the receivables meet the selection criteria described in "Receivables –Selection of Receivables" as of the cutoff date. As part of the pool selection process, certain data and information about the receivables that was transferred from Ford Credit's receivables system and other system sources to Ford Credit's securitization system, including the initial asset-level data, was systematically verified back to the source systems and the depositor found no discrepancies.

The pool composition and stratification tables in "Summary — Receivables" and "Receivables — Composition of Receivables" were systematically created by Ford Credit's securitization system or calculated from data in Ford Credit's securitization system or other source data by Ford Credit's securitization funding personnel. Ford Credit securitization funding personnel reviewed and verified the data and information in these tables as consistent with the data and information from Ford Credit's securitization system and other source data. In addition, the data and information in these tables were recalculated and confirmed to be consistent with the data and information from the securitization system and other source data. To the extent applicable, the data and information in these tables were confirmed to be consistent with the initial asset-level data. The depositor found no discrepancies in the pool composition and stratification tables.

The depositor reviewed a sample of 125 contract files randomly selected from the retail installment sale contracts in the receivables pool described in this prospectus, and compared specific contract information in the sample contracts relevant to the data and information about the receivables in this prospectus to the same information in Ford Credit's receivables system. The depositor found one error out of 2,250 data points reviewed or compared in the sample contracts. The depositor considers that the review indicates no systemic errors in the receivables data or other errors that could have a material adverse effect on the data and information about the receivables in this prospectus. Receivables systems data for the sample of 125 contract files was also compared against the initial asset-level data.

The depositor confirmed with senior management and legal office personnel of Ford Credit that they performed a comprehensive management and legal review of the information about the receivables in this prospectus. Senior managers and legal office personnel reviewed and confirmed as accurate the descriptions of the general information about the receivables and how they were originated. Ford Credit legal office personnel also reviewed and confirmed that the descriptions of the material terms of the receivables accurately reflect the terms of the forms of retail installment sale contracts purchased by Ford Credit, that the descriptions of the legal and regulatory considerations that may materially affect the performance of the receivables accurately reflect current federal and state law and regulations and case law precedents and that the summary of the representations and the remedies available for breach of these representations accurately reflect the terms of the securitization transaction documents.

The depositor's review of the receivables, including the initial asset-level data, is supported by Ford Credit's extensive control processes used in the day-to-day operation of its business. These controls include financial reporting controls required by the Sarbanes-Oxley Act, regular internal reviews of key business functions, including receivables contract purchasing, servicing and systems processing, controls to verify compliance with procedures and legal requirements, and quality assurance reviews for credit decisions, contract purchases and securitization processes. In addition, Ford Credit uses an integrated network of computer applications to ensure that information about the receivables is accurately entered, captured and maintained in its receivables and other systems and accurately transferred among its systems. These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately. All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

After completion of the review described above, the depositor concluded that it has reasonable assurance that the disclosure about the receivables in this prospectus, including the initial asset-level data, is accurate in all material respects.

Representations About Receivables

As sponsor, Ford Credit will make representations to the depositor about each receivable. Generally, these representations relate to the origination of the receivable, the characteristics of the receivable, legal compliance, terms of the contract and status of the contract, as well as the selection criteria described in "— Selection of Receivables" above. In addition, the representations include:

●	each receivable was originated and has been serviced in compliance with law in all material respects,

●	Ford Credit has a first priority perfected security interest or begun procedures that will result in the perfection of a first priority security interest in the related financed vehicle in favor of Ford Credit, and

●	each receivable is an enforceable payment obligation of the obligor and the obligor has not asserted a right of rescission, setoff, counterclaim or defenses against the receivable.

In addition, Ford Credit will make representations about the entire pool of receivables and other property sold to the depositor, including that:

●	immediately before the sale of the receivables and other property to the depositor, Ford Credit had, and immediately after the sale the depositor will have, good title to the receivables and other property, free and clear of liens not permitted by the transaction documents, and

●	after the sale of the receivables and other property to the depositor, the depositor will have a first priority perfected security interest in the receivables and the other property.

The depositor will make similar representations to the trust about each receivable and the pool of receivables and other property.

Obligation to Repurchase Receivables

If any representation made by Ford Credit or the depositor about a receivable was untrue when made, the receivable was not eligible to be sold by Ford Credit to the depositor or by the depositor to the trust. If either Ford Credit or the depositor knows, or receives notice from the trust, the owner trustee or the indenture trustee of a claim to the effect that any representation made about a receivable was untrue when made, Ford Credit must investigate whether a breach of that representation has occurred, and if so and if the breach has a material adverse effect on the receivable, Ford Credit or the depositor must repurchase the receivable. In addition, a noteholder may make a request or demand that a receivable be repurchased due to a breach of a representation made about the receivables and the indenture trustee will notify Ford Credit of any noteholder request or demand it receives.

Ford Credit and the depositor will be considered to know about a breach if a responsible person of Ford or Ford Credit knows of the breach. A "responsible person" of a party is a designated employee or officer of the party who is responsible for this securitization transaction. Ford Credit and the depositor will designate to the indenture trustee their responsible persons for this purpose.

None of the indenture trustee, the owner trustee, the asset representations reviewer or the servicer are obligated to monitor the receivables or investigate whether any representations have been breached.

If Ford Credit or the depositor knows of a breach or receives notice of a breach, a repurchase request or demand or a review report from the asset representations reviewer indicating that a test was failed for a receivable, Ford Credit or the depositor will investigate the receivable or receivables to confirm the breach and determine if it has a material adverse effect on any receivable. Ford Credit will report any fulfilled and unfulfilled requests to repurchase receivables and related activity and status on SEC Form ABS-15G, as required by the Securities Exchange Act.

If a repurchase is required, Ford Credit or the depositor will repurchase the receivable on the first payment date after the month in which it obtained knowledge or was notified of the breach or, at its option, on the next payment date, unless it corrects the breach in all material respects before that payment date. On that payment date, Ford Credit or the depositor will repurchase the receivable, effective as of the last day of the second prior month by depositing in the collection account an amount generally equal to the remaining principal balance of the receivable plus 30 days of interest at the related APR.

These repurchase obligations will be the sole remedy of the trust, the indenture trustee and the noteholders for any losses resulting from breaches of the representations of Ford Credit or the depositor about the receivables.

Asset Representations Review

If two factual conditions, which we refer to as "triggers," are met, the asset representations reviewer will perform a review of receivables to test for compliance with the representations made by Ford Credit and the depositor about the receivables. The first trigger is a "delinquency trigger" that will occur if the aggregate principal balance of receivables in the pool that are more than 60 days delinquent as a percentage of the pool balance as of the end of a month meets or exceeds the percentage for that month set by Ford Credit as described in "— Delinquency Trigger" below. If the delinquency trigger occurs, it will be reported on the investor report and reported in the Form 10-D for that month. The second trigger is a "voting trigger" that will be met if, after the occurrence of a delinquency trigger, the noteholders of at least 5% of the principal amount of notes demand a vote and, subject to a 5% voting quorum, the noteholders of a majority of the principal amount of the notes that are voted vote to direct a review.

Delinquency Trigger. The "delinquency trigger" will be 0.80% for the first 12 months after the cutoff date, 1.50% for the next 12 months, 2.70% for the next 12 months and 4.40% for the remaining months that the notes are outstanding. Ford Credit developed the delinquency trigger by considering the monthly greater than 60-day delinquency rate observed in its prior securitizations of retail installment sale contracts in this program from 2006 through 2021. The delinquency rate is calculated as the aggregate principal balance of the receivables that are more than 60 days delinquent as a percentage of the pool balance as of the end of a month. For this purpose, a "delinquent" receivable is a receivable with more than $49.99 of a scheduled payment past due, including receivables with bankrupt obligors but excluding receivables in repossession status or that have been charged off by the servicer according to its servicing procedures.

Annually, Ford Credit derives average monthly delinquency percentages from these prior securitization transactions and uses this data to construct a delinquency curve which it believes, given the consistency of its origination and servicing practices, represents a reasonable expected case delinquency curve for the receivables over economic cycles. Ford Credit then applies a multiple of 3.0 to the average delinquency percentage observed at month 12, month 24 and month 36 and a multiple of 2.5 at month 48, and then rounds the resulting percentages up to the nearest multiple of 0.10. By establishing these multiples consistent with, or within, the multiples of expected cumulative net losses that the Class C notes are expected to be able to withstand without a loss, Ford Credit believes the delinquency trigger is an appropriate threshold at the point when noteholders may benefit from an asset representations review. The delinquency trigger starts at a lower level for the first year and increases in each of the following three years of the securitization transaction to reflect the historical shape of the delinquency curve in Ford Credit's securitization transactions. This provides a more conservative delinquency trigger level early in this securitization transaction's life, when rising delinquencies may cause concern about whether the representations made about the receivables are true and when noteholders may benefit most from an asset representations review.

Ford Credit believes that the delinquency trigger is appropriate based on:

●	its experience with delinquency in its prior securitized pools of retail installment sale contracts, and in its portfolio of retail installment sale contracts,

●	its experience setting delinquency triggers in its retail installment sale contract securitization programs,

●	its observation that greater than 60 day delinquency rates and net cumulative losses in its retail installment sale contract securitization transactions increase over time and are correlated, and

●	its assessment of the amount of cumulative net losses that would likely result in a loss to noteholders of the most junior notes in its prior securitized pools.

For Ford Credit's prior securitized pools from 2006 through 2021, the percentage of receivables that have been more than 60 days delinquent at month 12 have ranged from 0.06% to 0.46%, at month 24 have ranged from 0.15% to 0.71%, at month 36 have ranged from 0.28% to 1.30% and at month 48 have ranged from 0.85% to 2.31%. The following chart shows the monthly percentages of receivables more than 60 days delinquent in Ford Credit's prior securitized pools and the average monthly delinquency rate for these prior securitized pools from 2006 through 2021 compared to the delinquency trigger established for this securitization transaction.

Voting Trigger. If the delinquency trigger occurs on the last day of a month, a noteholder may demand that the indenture trustee call a vote of all noteholders on whether to direct the asset representations reviewer to perform a review. If noteholders of at least 5% of the principal amount of the notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the delinquency trigger, the indenture trustee will submit the matter to a vote of all noteholders of record as of the most recent record date through DTC. The vote will remain open until the 150th day after the filing of that Form 10-D. Assuming a voting quorum of noteholders holding at least 5% of the principal amount of the notes is reached, if the noteholders of a majority of the principal amount of the notes that are voted vote to direct a review, the indenture trustee will issue a review notice to the asset representations reviewer and the servicer directing an asset review. If the requirements of the voting trigger are not met within these time periods, no review of the receivables will be performed for that occurrence of the delinquency trigger.

Asset Representations Review Process. If the indenture trustee issues a review notice as described in the preceding paragraph, the asset representations reviewer will perform the related review on all of the receivables that are more than 60 days delinquent at the end of the month prior to the date of the issuance of direction. We refer to this set of receivables as the "review receivables." Within 60 days of the receipt of a review notice, the servicer will give the asset representations reviewer access to the receivable files and other information necessary for the review of all of the review receivables. Upon receiving access to the review materials, the asset representations reviewer will start its review of the review receivables and complete its review within 60 days after receiving access to all review materials. The review period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures. The review will consist of performing specific tests for each representation and each review receivable and determining whether each test was passed or failed. If the servicer notifies the asset representations reviewer that a review receivable was paid in full or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that review receivable and the review of that review receivable will be considered complete.

The review tests were designed by Ford Credit to determine whether a receivable was not in compliance with the representations made about it in the transaction documents at the relevant time,

which is usually at origination of the receivable or as of the cutoff date or closing date. There may be multiple tests for each representation. The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination of the receivable. The review is not designed to determine whether the receivable was serviced in compliance with the sale and servicing agreement after the cutoff date. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether Ford Credit's origination, underwriting, purchasing and servicing policies and procedures are adequate, reasonable or prudent.

Review Report. Within five days after the end of the review period, the asset representations reviewer will provide a report to the trust, the servicer and the indenture trustee on the test results for each review receivable and each representation, including any review receivable for which the tests were considered complete, and the related reason. The asset representations reviewer is not responsible for determining whether noncompliance with any representation is a breach of the transaction documents or if any receivable is required to be repurchased.

On delivery of the review report, the asset representations reviewer will be entitled to receive a review fee of up to $230 for each receivable tested in the review. On receipt of the report, the review fee will be paid to the asset representations reviewer according to the priority of payments as described under "Description of the Notes — Priority of Payments." A summary of the report of the asset representations review will be included in the Form 10-D for the trust in the next month.

For more information about the asset representations reviewer, you should read "Transaction Parties — Asset Representations Reviewer."

Dispute Resolution for Repurchase Requests

If a request is made for the repurchase of a receivable due to a claim of a breach of a representation made about the receivables, and the request is not resolved within 180 days after Ford Credit or the depositor receives notice of the repurchase request, the requesting party, including a noteholder, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. The requesting party must start the mediation or arbitration proceeding according to the rules of the mediation or arbitration organization within 90 days after the end of the 180-day period. Ford Credit and the depositor must agree to participate in the selected resolution method. Dispute resolution to resolve repurchase requests will be available regardless of whether the noteholders voted to direct an asset representations review or whether the delinquency trigger occurred. However, if the receivable subject to a repurchase request was part of an asset representations review and the asset representations review report states that no tests were failed for the receivable, the repurchase request for the receivable will be deemed to be resolved.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by Ford Credit, using its rules then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the transaction documents, the procedures in the transaction documents will control. Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by Ford Credit or the depositor. Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after selection of the mediator and conclude within 30 days after the start of the mediation. Expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration.

For an arbitration, the arbitrator will establish procedures and will have the authority to schedule, hear and determine motions made by the parties. Discovery will be scheduled for completion within 30 days of selection of the arbitrator and the evidentiary hearing on the merits will start no later than 90 days after the selection of the arbitrator and will proceed for no more than six consecutive business days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection. The arbitrator will not have the power to award punitive or consequential damages or award remedies not consistent with the transaction documents. The arbitrator will determine and award the expenses of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator will be final and non-appealable and may be entered and enforced in any court with appropriate jurisdiction. By selecting arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Neither the depositor nor the sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. Each party will agree to keep the details of the repurchase request and the dispute resolution confidential.

Description of the Notes

The trust will issue the notes under an indenture between the trust and the indenture trustee. The following description summarizes the main terms of the notes and the indenture but is not a complete description of the notes or the indenture. For more details about the notes and the indenture, you should read the form of indenture that is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.

Funds Available for Payments

Payments on the notes will be made from "available funds," which for any payment date generally will be equal to collections on the receivables for the collection period, amounts paid to the trust by the depositor or Ford Credit to repurchase ineligible receivables or by the servicer to purchase servicer impaired receivables or receivables modified by the servicer for the collection period and amounts withdrawn from the reserve account. For each payment date, the "collection period" is the month preceding the payment date. For each collection period, "collections" include (a) all principal and interest collected on the receivables and applied by the servicer during the period, (b) all amounts received under physical damage, credit life and disability insurance on the financed vehicles or obligors, (c) rebates of cancelled service contracts, insurance and similar products, (d) proceeds from the liquidation of financed vehicles, or "liquidation proceeds," including net auction proceeds from the sale of repossessed vehicles and other amounts received on defaulted accounts, and (e) net recoveries on charged off accounts.

This diagram shows the sources of available funds for each payment date. Available funds, including amounts withdrawn from the reserve account to cover shortfalls, are the only funds that will be used to make payments to the noteholders on each payment date.

Payments of Interest

General. Interest will accrue on the notes at the per annum interest rate for each class stated on the cover of this prospectus and will be due and payable to the noteholders on each payment date. The interest rate for the floating rate notes will be determined as described below under"— Floating Rate Benchmark Rate; Benchmark Transition Event." Interest on the Class A-1 notes and the floating rate notes will accrue on an "actual/360" basis from the prior payment date to the following payment date (or from the closing date, for the first period). Interest on all other classes of notes will accrue on a "30/360" basis from the 15th day of the prior month to the 15th day of the current month (or from the closing date to December 15, 2022, for the first period).

All interest due but not paid on a payment date will be due on the next payment date, together with interest on the unpaid amount at the applicable interest rate. Failure to pay interest that is due on the notes of the controlling class that continues for five days after the payment date will be an event of default. Failure to pay interest that is due on any class of notes that is not part of the controlling class will not be an event of default.

The trust will pay interest on the notes on each payment date from available funds. Interest will not be paid on any subordinated class of notes until interest due on more senior classes of notes is paid in full.

If available funds, including the amount withdrawn from the reserve account, are insufficient to pay all interest due on any class of notes on a payment date, each holder of that class of notes will receive its pro rata share of the funds that are available. Any priority principal payments on more senior classes of notes will be made before the payment of interest due on the Class B or Class C notes.

For more details about the priority of payments made from available funds on each payment date, including priority payments of principal of senior classes of notes, you should read "— Priority of Payments" below.

If the notes are accelerated after an event of default, interest due on the subordinated classes of notes will not be paid until both interest on and principal of more senior classes of notes are paid in full. For instance, interest due on the Class B notes will not be paid until interest on and principal of the Class A notes are paid in full.

For more details about the payment priorities after an acceleration of the notes, you should read "— Post-Acceleration Priority of Payments" below.

Floating Rate Benchmark Rate; Benchmark Transition Event. Interest on the floating rate notes will accrue at a floating rate based on a benchmark rate initially based on the secured overnight financing rate, or "SOFR," published by the FRBNY but will be replaced by the benchmark replacement following the occurrence of a benchmark transition event and its related benchmark replacement date as described below. The benchmark rate will initially be "30-day average SOFR," which for any determination date is the average of the daily SOFR for the preceding 30 calendar days, compounded daily on SOFR business days. The 30-day average SOFR rate will be obtained by the calculation agent for each interest period by referring to a published source of the rate. The calculation agent will obtain 30-day average SOFR for each interest period on the "SOFR determination date," which is the second SOFR business day before that interest period. If a published 30-day average SOFR rate is unavailable on a SOFR determination date, the rate will be the 30-day average SOFR for the most recent SOFR business day on which such rate was published. For purposes of calculating the SOFR rate, a "SOFR business day" means a business day determined in accordance with the SOFR publication calendar of the FRBNY. All determinations of 30-day average SOFR by the calculation agent, in absence of manifest error, will be conclusive and binding on the noteholders.

Notwithstanding the foregoing, if the trust determines that a benchmark transition event and its related benchmark replacement date have occurred prior to the SOFR determination date or otherwise prior to the determination date of the then-current benchmark, the benchmark replacement will replace the then-current benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all determinations on all subsequent dates.

A "benchmark transition event" means the occurrence of one or more of the following events with respect to the then-current benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of the benchmark announcing that such administrator has ceased or will cease to provide the benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark,

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark, the central bank for the currency of the benchmark, an insolvency official with jurisdiction over the administrator for the benchmark, a resolution authority with jurisdiction over the administrator for the benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark, or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative of the underlying market or economic reality or may no longer be used.

A "benchmark replacement date" means:

(1)	in the case of clause (1) or (2) of the definition of benchmark transition event, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark, or

(2)	in the case of clause (3) of the definition of benchmark transition event, the date of the public statement or publication of information referenced therein.

The "benchmark replacement" will be the first alternative set forth in the order below that can be determined by the trust as of the benchmark replacement date:

(1)	the sum of (a) the alternate rate of interest that has been selected or recommended by the relevant governmental body as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment, or

(2)	the sum of (a) the alternate rate of interest that has been selected by the trust in its reasonable discretion as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment.

The "corresponding tenor" will be a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current benchmark.

The "benchmark replacement adjustment" will be the first alternative set forth in the order below that can be determined by the trust as of the benchmark replacement date:

(1)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the relevant governmental body for the applicable unadjusted benchmark replacement, and

(2)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected by the trust in its reasonable discretion for the replacement of the then-current benchmark with the applicable unadjusted benchmark replacement.

The "unadjusted benchmark replacement" is the benchmark replacement excluding the benchmark replacement adjustment. The "relevant governmental body" is the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY, or any successor thereto.

In connection with the implementation of a benchmark replacement, the trust will have the right from time to time to make "benchmark replacement conforming changes," which are any technical, administrative or operational changes (including changes to the timing and frequency of determining rates, the process of making payments of interest, rounding of amounts or tenors, and other administrative matters) that the trust decides may be appropriate to reflect the adoption of such benchmark replacement in a manner substantially consistent with market practice (or, if the trust decides that adoption of any portion of such market practice is not administratively feasible or if the trust determines that no market practice for use of the benchmark replacement exists, in such other manner as the trust determines is reasonably necessary).

Notice of the occurrence of a benchmark transition event and its related benchmark replacement date, the determination of a benchmark replacement and the making of any benchmark conforming changes will be included in the monthly investor report. Notwithstanding anything in the transaction documents to the contrary, upon the inclusion of such information in the monthly investor report, the relevant transaction documents will be deemed to have been amended to reflect the new unadjusted benchmark replacement, benchmark replacement adjustment and/or benchmark replacement conforming changes without further compliance with the amendment provisions of the relevant transaction documents.

Any determination, decision or election that may be made by the trust in connection with a benchmark transition event or a benchmark replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the trust's sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without consent from any other party.

None of the trust, the owner trustee, the indenture trustee, the calculation agent, the administrator, the sponsor, the depositor or the servicer will have any liability for any determination made by or on behalf of the trust in connection with a benchmark transition event or a benchmark replacement as described above, and each noteholder, by its acceptance of a note or a beneficial interest in a note, will be deemed to waive and release any and all claims against the trust, the owner trustee, the indenture trustee, the calculation agent, the administrator, the sponsor, the depositor or the servicer relating to any such determinations.

Payments of Principal

The trust will pay principal of the notes on each payment date in the amounts described below. Principal will be paid sequentially to each class of notes in order of seniority, starting with the Class A-1 notes. The Class A-2a notes and the Class A-2b notes are a single class with equal rights to payments of principal and interest, which will be made on a pro rata basis. The trust will not pay principal of any class of notes until the principal amounts of more senior classes are paid in full. Ford Credit expects the principal amount of each class of notes to be repaid by that class's final scheduled payment date. If the principal amount of any class of notes is not paid in full by its final scheduled payment date, an event of default will occur and the principal amount of all classes of notes may be declared immediately due and payable.

The Class A-1 notes benefit from a "turbo" feature that will apply available funds remaining after payment of the senior fees and expenses of the trust, interest due on the notes and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to pay principal of the Class A-1 notes until paid in full. After the Class A-1 notes have been paid in full, the trust will apply any remaining available funds to pay principal of the other classes of notes until the targeted overcollateralization amount is reached before any funds will be distributed to the holder of the residual interest.

After the Class A-1 notes have been paid in full and the targeted overcollateralization amount is reached, the trust will pay principal of the notes on each payment date generally in an amount equal to the excess of (a) the principal amount of the notes as of the close of business on the prior payment date over (b) the pool balance as of the last day of the prior month minus the targeted overcollateralization amount for the current payment date. In other words, principal will be paid on the notes on each payment date in an amount equal to the decrease in the pool balance for the prior month less the decrease in the targeted overcollateralization amount for the current payment date, unless the actual amount of overcollateralization is greater than the targeted overcollateralization amount. All available funds, including collections of interest on the receivables, will be used to make these payments.

Unless a priority principal payment is required, the trust will pay principal of the notes on each payment date only after all interest due on the notes is paid in full and any required deposit in the reserve account is made. Priority principal payments are required when the adjusted pool balance is less than the principal amount of the Class A and Class B notes. Priority principal payments are also required for the Class A and Class B notes if they are not paid in full before their final scheduled payment date. These priority principal payments will be paid to more senior classes of notes before payments of interest on subordinated classes of notes. The "priority principal payments" for a payment date are:

●	a “first priority principal payment” payable to the Class A noteholders, equal to the excess of the principal amount of the Class A notes on the prior payment date (after giving effect to payments on that date) over the adjusted pool balance, except that on and after the final scheduled payment date for each class of Class A notes, this amount will equal the principal amount of that class of Class A notes until paid in full, and

●	a “second priority principal payment” payable to the Class A and Class B noteholders, equal to (a) the excess of the principal amount of the Class A and Class B notes on the prior payment date (after giving effect to payments on that date) over the adjusted pool balance, minus (b) the amount of any first priority principal payment, except that on and after the final scheduled payment date for the Class B notes, this amount will equal the principal amount of the Class B notes until paid in full.

The trust will pay the regular principal payment to the notes after all interest due on the notes and any required priority principal payments are paid in full. The regular principal payment includes the "turbo" feature described above that pays the Class A-1 notes in full and then pays principal to the other classes of notes if required to reach the targeted overcollateralization amount before any funds are distributed to the holder of the residual interest. The "regular principal payment" for a payment date is equal to:

●	the greater of (a) the principal amount of the Class A-1 notes on the prior payment date (after giving effect to payments on that date) and (b) the excess of the principal amount of the notes as of the close of business on the prior payment date over an amount equal to the pool balance as of the last day of the prior month minus the targeted overcollateralization amount for the current payment date, minus

●	the sum of any first priority principal payment and second priority principal payment made on that payment date,

except that on and after the final scheduled payment date for the Class C notes, the regular principal payment will equal the principal amount of the Class C notes until paid in full.

The amount of the regular principal payment will be limited by the remaining available funds after more senior payments are made.

Priority of Payments

On each payment date, the servicer will direct the indenture trustee to use available funds for the related collection period to make payments and deposits in the order of priority listed below and, unless otherwise indicated below, pro rata based on the amounts due. This priority will apply unless the notes are accelerated after an event of default:

(1)	to the indenture trustee, the owner trustee and the asset representations reviewer, all amounts due, including indemnities, and to or at the direction of the trust, any expenses of the trust incurred under the transaction documents, in each case, to the extent not paid by the depositor or administrator, up to a maximum of $375,000 per year,

(2)	to the servicer, all unpaid servicing fees,

(3)	to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes on the prior payment date (after giving effect to payments on that date),

(4)	to the Class A noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the first priority principal payment, if any,

(5)	to the Class B noteholders, interest due on the Class B notes,

(6)	to the Class A and Class B noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the second priority principal payment, if any,

(7)	to the Class C noteholders, interest due on the Class C notes,

(8)	to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class C notes,

(9)	to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the regular principal payment,

(10)	to the indenture trustee, the owner trustee and the asset representations reviewer and to or at the direction of the trust, all fees, expenses and indemnities due but not paid under item (1), and

(11)	to the holder of the residual interest in the trust, all remaining available funds.

If available funds (other than reserve account amounts) on a payment date are insufficient to cover all amounts payable under items (1) through (7) (including to pay the Class A and Class B notes in full on their final scheduled payment dates), the servicer will direct the indenture trustee to withdraw the shortfall from the reserve account to the extent available and use it to pay items (1) through (7) (including to pay the Class A and Class B notes in full on their final scheduled payment dates). Amounts in the reserve account will also be available to pay the Class C notes in full on their final scheduled payment date under item (9).

This diagram shows how available funds are paid on each payment date. The priority of payments shown in this diagram will apply unless the notes are accelerated after an event of default.

Post-Acceleration Priority of Payments

If the notes are accelerated after an event of default, on each payment date, the servicer will direct the indenture trustee to use amounts in the collection account for the related collection period and amounts in the reserve account to make payments in the order of priority listed below and, unless otherwise indicated below, pro rata based on the amounts due:

(1)	to the indenture trustee, the owner trustee and the asset representations reviewer, all amounts due, including indemnities, and to or at the direction of the trust, any expenses of the trust incurred under the transaction documents,

(2)	to the servicer, all unpaid servicing fees,

(3)	to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes on the prior payment date (after giving effect to payments on that date),

(4)	to the Class A noteholders, sequentially by class, principal of the Class A notes until paid in full,

(5)	to the Class B noteholders, interest due on the Class B notes,

(6)	to the Class B noteholders, principal of the Class B notes until paid in full,

(7)	to the Class C noteholders, interest due on the Class C notes,

(8)	to the Class C noteholders, principal of the Class C notes until paid in full, and

(9)	to the holder of the residual interest in the trust, any remaining amounts.

For more details about events of default and your rights after an event of default, you should read “— Events of Default and Acceleration” below.

Events of Default and Acceleration

Each of the following will be an “event of default” under the indenture:

●	the trust fails to pay interest due on the notes of the controlling class within five days after any payment date,

●	the trust fails to pay the principal amount of any class of notes in full by its final scheduled payment date,

●	the trust fails to observe or perform a material covenant or agreement made in the indenture or a representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not corrected for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by at least 25% of the controlling class, and

●	a bankruptcy or dissolution of the trust.

If a responsible person of the trust knows of an event that with notice or the lapse of time, or both, would become an event of default of the type described in the third item above, it must notify the indenture trustee within five business days. Except in limited circumstances, if a responsible person of the indenture trustee knows of an event that with notice or the lapse of time, or both, would become an event of default, it must notify the noteholders within 90 days.

The trust must notify the indenture trustee, the servicer and the rating agencies no more than five business days after a responsible person of the trust knows of an event of default. If a responsible person of the indenture trustee knows of an event of default, it must notify all noteholders within five business days.

A majority of the controlling class may waive any event of default and its consequences except an event of default (a) in the payment of principal of or interest on any of the notes (other than an event of default relating to failure to pay principal due only because of the acceleration of the notes) or (b) relating to a covenant or term of the indenture that cannot be amended, supplemented or modified without the consent of all noteholders.

Acceleration of the Notes. If an event of default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or a majority of the controlling class may accelerate the notes and declare the notes to be immediately due and payable. If an event of default occurs because of bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

A majority of the controlling class may rescind a declaration of acceleration if:

●	notice of the rescission is given before a judgment for payment of the amount due is obtained by the indenture trustee,

●	the trust deposited with the indenture trustee an amount sufficient to pay the interest and principal due on the notes (other than amounts due only because of the acceleration of the notes) and all other outstanding fees and expenses of the trust, and

●	all events of default (other than the nonpayment of amounts due only because of the acceleration of the notes) are corrected or waived by a majority of the controlling class.

Remedies After Acceleration. If the notes have been accelerated and the acceleration has not been rescinded, the indenture trustee may, and at the direction of a majority of the controlling class, will:

●	start a legal proceeding for the collection of the notes and enforce any judgment obtained,

●	start foreclosure proceedings on the receivables,

●	sell or liquidate any receivables at public or private sales,

●	exercise any remedies of a secured party under the UCC, and

●	take any other action to protect and enforce the rights and remedies of the indenture trustee and the noteholders.

However, the indenture trustee is only permitted to sell the receivables if the following conditions are met, depending on which event of default has occurred:

●	If an event of default occurs because of the late payment of interest on or principal of any note, the indenture trustee may sell the receivables without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the receivables and apply collections as they are received, except that the indenture trustee will sell the receivables if directed by a majority of the controlling class.

●	If an event of default occurs because of the bankruptcy or dissolution of the trust, the indenture trustee may not sell the receivables unless:

—	all of the noteholders of the controlling class consent to the sale,

—	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes, or

—	the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to pay all amounts owed by the trust, including payments on the notes as those payments would have become due if the obligations had not been accelerated, and the indenture trustee obtains the consent of 66-2/3% of the controlling class.

●	If an event of default occurs because of a breach of a representation or covenant of the trust, the indenture trustee may not sell the receivables unless:

—	all of the noteholders consent to the sale, or

—	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes.

The indenture trustee will notify the noteholders at least 15 days before any sale of the receivables. Any noteholder, the depositor and the servicer may submit a bid to purchase the receivables and may purchase the receivables at a sale proceeding.

Payments After Accelerations and Sales of Receivables. After an acceleration of the notes and any sale of the receivables, any amounts collected by the indenture trustee will be paid according to the “post-acceleration” priority of payments described in “— Post-Acceleration Priority of Payments” above.

Standard of Care of the Indenture Trustee After an Event of Default. If an event of default occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs. A majority of the controlling class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee after an event of default and acceleration of the notes.

Limitation on Legal Proceedings. No noteholder will have the right to start any legal proceeding for any remedy under the indenture described in “— Remedies After Acceleration” above unless:

●	the noteholder notified the indenture trustee of a continuing event of default,

●	at least 25% of the controlling class requested the indenture trustee to start the legal proceeding,

●	the requesting noteholders offered reasonable security or indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

●	the indenture trustee failed to start the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

●	a majority of the controlling class has not given the indenture trustee any inconsistent direction during the 60-day period.

A noteholder, however, has the right to start a proceeding at any time to enforce its right to receive principal and interest due to it under its note.

The indenture trustee and the noteholders will agree not to start or pursue a bankruptcy proceeding against the trust.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call option” to purchase the receivables from the trust on any payment date if the pool balance as of the end of the related collection period is 10% or less of the initial pool balance. The servicer will notify the indenture trustee, the owner trustee and the rating agencies at least ten days before the payment date the option is exercised. The servicer will exercise the option by depositing the purchase price for the receivables in the collection account on the business day before the payment date the option is exercised (or, with the satisfaction of the rating agency condition, on that payment date), and the trust will transfer the receivables to the servicer. The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of principal of and interest on the notes. The servicer may exercise its clean up call option only if the purchase price for the receivables plus the collections in the collection account in the final collection period will be sufficient to pay in full the notes and all fees and expenses of the trust. The purchase price paid by the servicer for the receivables will be the outstanding principal balance of the receivables. On the servicer’s exercise of its clean up call option, the notes will be redeemed and paid in full.

Satisfaction and Discharge of Indenture

The indenture will not be discharged until:

●	the indenture trustee has received all notes for cancellation or, with some limitations, funds sufficient to pay all notes in full,

●	the trust has paid all other amounts payable by it under the transaction documents, and

●	the trust has delivered an officer’s certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture have been satisfied.

Amendments to Indenture

The indenture trustee and the trust may amend the indenture without the consent of the noteholders for limited purposes, including to:

●	further protect the indenture trustee’s interest in the receivables and other trust assets under the lien of the indenture,

●	add to the covenants of the trust for the benefit of the noteholders,

●	transfer or pledge any trust assets to the indenture trustee,

●	correct any ambiguity or mistake or add a term that is not inconsistent with the other terms of the indenture, if it will not have a material adverse effect on the notes,

●	to resolve any inconsistency between the provisions of the indenture and description of those provisions contained in this prospectus in order to conform the provisions of the indenture to the description in this prospectus, and

●	modify, eliminate or add a term required by or necessary to qualify the indenture under the Trust Indenture Act.

The indenture trustee and the trust may amend the indenture to add, change or eliminate a term or modify the noteholders’ rights under the indenture:

●	without the consent of the noteholders if (a) the administrator certifies that the amendment will not have a material adverse effect on the notes and (b) the “rating agency condition” is satisfied, which generally means, for any proposed action, that each rating agency either (i) confirms that the proposed action will not result in a reduction or withdrawal of its then-current ratings of the notes or (ii) within ten business days of receiving notice of the proposed action, does not notify the depositor, the servicer, the owner trustee or the indenture trustee that the proposed action will result in a reduction or withdrawal of its then-current ratings of the notes, or

●	with the consent of a majority of the controlling class.

In each case, the indenture trustee must receive a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.

The prior consent of all adversely affected noteholders will be required for any amendment that would:

●	change the terms for amending the indenture or voting or consent under the indenture,

●	change the principal amount of or interest rate on any note, the final scheduled payment date of any class of notes, the price at which notes may be redeemed after exercise of the clean up call option by the servicer or the percentage of the initial pool balance at which that option may be exercised or the priority of payments or how principal or interest payments are calculated or made on the notes,

●	change the right of noteholders to start legal proceedings to enforce the indenture,

●	change the percentage of the note balance or of the controlling class required for any action,

●	change the definitions of “controlling class” or “outstanding”,

●	change the calculation of the amount of a payment of principal of or interest on any note, or

●	permit the creation of a lien ranking prior or equal to, or impair, the lien of the indenture trustee on the trust assets.

Noteholder Communication

A noteholder may communicate with the indenture trustee and provide notices and make requests and demands and give directions to the indenture trustee as permitted by the transaction documents through the procedures of DTC or by notice to the indenture trustee.

Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes. Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

A noteholder may also send a request to the trust or to the servicer, on behalf of the trust, stating that the noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents. The requesting noteholder must include in the request a description of the method by which other noteholders may contact the requesting noteholder. The trust will promptly deliver any such request to the servicer. On receipt of a communication request, the servicer will include in the Form 10-D filed in the next month the following information:

●	a statement that the trust received a communication request,

●	the date the request was received,

●	the name of the requesting noteholder,

●	a statement that the requesting noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents, and

●	a description of the method by which the other noteholders may contact the requesting noteholder.

Any expenses of the trust or the servicer relating to an investor communication, including any review of documents evidencing ownership of a note and the inclusion of the investor communication information in the Form 10-D, will be paid by the servicer.

In order to make a request or demand or to provide notice to the trust, the owner trustee, the indenture trustee, the depositor, the sponsor or the servicer under the transaction documents, a noteholder must either be a noteholder of record or must provide a written certification stating that it is a beneficial owner of a note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described below. All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC. Noteholders’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Noteholders may hold their notes through DTC, Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their depositories, which in turn will hold positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Noteholders who hold their notes through DTC will follow the settlement practices for U.S. corporate debt obligations. Noteholders who hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures for conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC on instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes according to DTC’s rules and procedures.

Prospective noteholders should review the rules and procedures of DTC, Clearstream and Euroclear for clearing, settlement, payments and tax withholding applicable to their purchase of the notes. In particular, noteholders should note that DTC’s rules and procedures limit the ability of the trust and the indenture trustee to make post-payable adjustments for principal and interest payments after a period of time, which may be as short as 90 days.

Notes will be issued in physical form to noteholders only if:

●	the administrator determines that DTC is no longer willing or able to properly discharge its responsibilities as depository for the notes and the administrator or the depositor cannot appoint a qualified successor,

●	the administrator terminates the book-entry system through DTC, or

●	after the occurrence of an event of default or a servicer termination event, a majority of the controlling class notify the indenture trustee and DTC to terminate the book-entry system through DTC (or a successor to DTC).

Payments of interest on and principal of definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the prior month. The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on a definitive note will be made only on presentation and surrender of the definitive note at the address stated in the notice of final payment to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar. No service charge will be imposed for registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge related to a transfer or exchange.

Computing Outstanding Principal Amount

The monthly investor report will include a note factor for each class of notes that can be used to compute the outstanding principal amount of that class of notes each month. The note factor for each class of notes is a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.

The note factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines. For each note, the portion of the outstanding principal amount of that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.

Notes Held by Transaction Parties

Notes held by the trust, the depositor, the servicer or any of their affiliates will not be included for purposes of determining whether a required percentage of any class of notes has taken any action under the indenture or any other transaction document.

Credit Enhancement

This securitization transaction is structured to provide credit enhancement that increases the likelihood that the trust will make timely payments of interest on and principal of the notes and decreases the likelihood that losses on the receivables will impair the trust’s ability to do so. The amount of credit enhancement will be limited and it is not certain it will be sufficient in all circumstances. The noteholders will have no recourse to the sponsor, the depositor, the servicer, the indenture trustee or the owner trustee as a source of payment.

Reserve Account

The servicer will establish the reserve account with the indenture trustee for the benefit of the noteholders. On the closing date, the depositor will deposit, or cause to be deposited, in the reserve account from the net proceeds of the sale of the notes an amount equal to at least $3,947,367.68, which is at least 0.30% of the initial adjusted pool balance.

If, on a payment date, collections on the receivables for the collection period and any amounts paid to the trust by Ford Credit, the depositor or the servicer to repurchase or purchase any receivables are insufficient to pay the senior fees and expenses of the trust, interest and any priority principal payments on the notes, the servicer will direct the indenture trustee to use amounts in the reserve account to cover the shortfall. Similarly, if any class of notes would not be paid in full on its final scheduled payment date from collections on the receivables for the prior month, any amounts paid to the trust by Ford Credit, the depositor or the servicer to repurchase or purchase receivables, the servicer will direct the indenture trustee to use amounts in the reserve account to pay those notes in full. Ford Credit does not expect that amounts in the reserve account will be required for this purpose.

If amounts in the reserve account are used on a payment date, other than the final scheduled payment date for the Class C notes, the trust will deposit available funds into the reserve account on future payment dates after making more senior payments until the reserve account is replenished to its initial level.

On payment of the notes in full, the trust will distribute any amounts remaining in the reserve account to the holder of the residual interest. Net investment earnings on amounts in the reserve account will be paid to the servicer on each payment date, as described in “Servicing — Servicing Fees,” and will not be available to the trust.

For more information about how amounts in the reserve account may be invested, you should read “Servicing — Trust Bank Accounts.”

Subordination

This securitization transaction is structured so that the trust will pay interest on all classes of the Class A notes and then will pay interest sequentially on the remaining classes of notes in order of seniority.

The trust will pay principal sequentially, starting with the Class A-1 notes, and will not pay principal of any class of notes until the principal amounts of more senior classes of notes are paid in full. In addition, if a priority principal payment is required on a payment date, the trust will pay the priority principal payment to the most senior class of notes outstanding before the payment of interest on any subordinated class of notes on that payment date.

If the notes are accelerated after an event of default, the priority of payments will change and the trust will pay interest and principal sequentially by class, starting with the Class A notes (paying interest on the Class A notes, pro rata, and principal of the Class A notes sequentially, starting with the Class A-1 notes), and will not pay interest on or principal of the Class B and Class C notes until all more senior classes of notes are paid in full. These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the principal amount of the notes. Overcollateralization means there will be excess receivables generating collections that will be available to offset losses on the receivables and supplement interest collections due to low-APR receivables. The initial amount of overcollateralization will be $155,500,949.11, or 10.57% of the initial pool balance. Overcollateralization may also be expressed as a percentage of the adjusted pool balance, to identify the overcollateralization exclusive of the yield supplement overcollateralization amount. The adjusted pool balance as of the closing date will be approximately equal to the aggregate initial principal amount of the notes. Therefore, on an adjusted pool balance basis, the initial amount of overcollateralization for the notes will be approximately zero. Overcollateralization expressed as a percentage of initial pool balance will be different for each securitization transaction in this program as a result of changes in interest rates on the notes, the APRs of the receivables in the securitized pool and the stated rate used to determine the yield supplement overcollateralization amount for a particular transaction. Initial overcollateralization expressed as a percentage of initial adjusted pool balance, however, is expected to stay the same for all securitization transactions in this program.

The following table shows the notes as a percentage of the initial pool balance and as a percentage of the initial adjusted pool balance. The percentages may not sum due to rounding.

	Percentage of Initial Pool Balance	Percentage of Adjusted Pool Balance
Class A notes	84.96%	95.00%
Class B notes	2.68	3.00
Class C notes	1.79	2.00
Total	89.43%	100.00%

This securitization transaction is structured to use all available funds remaining after payments of the senior fees and expenses of the trust, interest due on the notes, any priority principal payments and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to pay principal of the notes until the targeted overcollateralization amount is reached.

The “targeted overcollateralization amount” for each payment date will be equal to the sum of:

(1)	the yield supplement overcollateralization amount, plus

(2)	2.00% of the initial adjusted pool balance, plus

(3)	the excess, if any, of (a) 1.50% of the current pool balance over (b) at least 0.30% of the initial adjusted pool balance (the amount required to be deposited in the reserve account).

Therefore, the targeted overcollateralization amount will generally adjust each month based on (a) decreases in the pool balance due to actual payments (including prepayments) of principal made on the receivables and losses on charged off receivables, and (b) the scheduled decrease in the yield supplement overcollateralization amount for that month.

To increase the amount of overcollateralization on a payment date and reach the targeted overcollateralization amount, the trust must pay principal of the notes in an amount greater than the decline in the adjusted pool balance for the prior month. The use of excess spread to make regular principal payments and priority principal payments is expected to increase overcollateralization as a percentage of each class’s principal amount. When the actual amount of overcollateralization is less than the targeted overcollateralization amount, principal will be paid to the noteholders from available funds until the targeted overcollateralization amount is reached.

When the pool balance has decreased to the point where 1.50% of the current pool balance is equal to or less than at least 0.30% of the initial adjusted pool balance, the targeted overcollateralization amount will be equal to the yield supplement overcollateralization amount for that payment date plus 2.00% of the initial adjusted pool balance. Therefore, after that point, the principal payable on the notes on the payment date will be equal to the decrease in the pool balance for the prior month less the scheduled decrease in the yield supplement overcollateralization amount for the payment date, unless the actual amount of overcollateralization is greater than the targeted overcollateralization amount.

Because the pool of receivables includes a substantial number of low-APR receivables, the pool could generate less collections of interest in a given collection period than the sum of the senior fees and expenses of the trust, interest due on the notes and any required deposits in the reserve account due on the related payment date if the low-APR receivables were not adequately offset by high-APR receivables in the pool. The depositor has elected to enhance the likelihood of timely payment on the notes by utilizing a form of enhancement called yield supplement overcollateralization. The yield supplement overcollateralization amount for each payment date approximates the present value of the amount by which future payments on receivables with APRs below a stated rate are less than future payments would be on those receivables if their APRs were equal to the stated rate. The stated rate is set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the expected ratings on the notes, and will at least equal the highest interest rate on the notes plus the servicing fee. The yield supplement overcollateralization amount is included in the targeted overcollateralization amount for each payment date, which has the effect of recharacterizing a portion of the principal collections on the pool of receivables as interest collections in order to increase excess spread.

The "yield supplement overcollateralization amount" for the closing date and a payment date is equal to the sum of the excess, if any, for each receivable of (a) the present value of all future payments due on the receivable discounted at the APR of the receivable over (b) the present value of all future payments due on the receivable discounted at a stated rate of 9.20%. For purposes of this calculation, future payments on each receivable are assumed to be equal monthly payments made over the remaining scheduled term regardless of any prepayments before the cutoff date and without any delays, defaults or prepayments. The yield supplement overcollateralization amount is calculated as of the cutoff date for all future payment dates and will not be recalculated to give effect to delays, defaults or prepayments. This means that, if a low-APR receivable prepays, the related portion of the yield supplement overcollateralization amount will continue to provide credit enhancement for the notes and yield enhancement for other low-APR receivables as a component of the targeted overcollateralization amount.

The yield supplement overcollateralization amount for the closing date and each payment date will be:

Closing Date	$155,491,721.48	May 2026	$14,014,506.22
December 2022	149,931,000.60	June 2026	12,751,803.17
January 2023	144,478,047.43	July 2026	11,570,039.91
February 2023	139,133,915.09	August 2026	10,467,545.05
March 2023	133,898,880.78	September 2026	9,441,866.31
April 2023	128,773,081.80	October 2026	8,489,699.50
May 2023	123,756,503.27	November 2026	7,607,824.65
June 2023	118,849,268.68	December 2026	6,793,271.20
July 2023	114,051,527.62	January 2027	6,043,988.68
August 2023	109,363,567.16	February 2027	5,357,703.41
September 2023	104,785,293.17	March 2027	4,730,227.82
October 2023	100,316,324.22	April 2027	4,157,916.54
November 2023	95,956,258.81	May 2027	3,638,338.54
December 2023	91,704,358.21	June 2027	3,169,277.90
January 2024	87,560,826.38	July 2027	2,748,181.94
February 2024	83,525,587.75	August 2027	2,373,096.93
March 2024	79,598,295.85	September 2027	2,042,052.08
April 2024	75,778,771.32	October 2027	1,752,623.68
May 2024	72,067,276.06	November 2027	1,501,329.75
June 2024	68,463,995.04	December 2027	1,281,827.71
July 2024	64,968,974.35	January 2028	1,086,663.02
August 2024	61,582,413.74	February 2028	913,677.80
September 2024	58,304,232.77	March 2028	761,296.96
October 2024	55,133,912.68	April 2028	627,811.60
November 2024	52,070,271.46	May 2028	512,146.23
December 2024	49,112,106.04	June 2028	413,368.43
January 2025	46,258,688.44	July 2028	330,536.29
February 2025	43,509,545.64	August 2028	262,779.12
March 2025	40,864,290.17	September 2028	208,857.05
April 2025	38,322,514.41	October 2028	167,176.89
May 2025	35,883,312.74	November 2028	135,449.93
June 2025	33,545,985.24	December 2028	110,615.94
July 2025	31,309,316.12	January 2029	88,805.05
August 2025	29,171,740.18	February 2029	69,863.64
September 2025	27,131,643.51	March 2029	53,554.90
October 2025	25,186,704.35	April 2029	39,650.93
November 2025	23,333,909.56	May 2029	28,026.71
December 2025	21,570,095.26	June 2029	18,595.05
January 2026	19,891,265.98	July 2029	11,265.46
February 2026	18,296,928.12	August 2029	5,955.66
March 2026	16,786,427.50	September 2029	2,509.19
April 2026	15,359,177.58	October 2029	657.95

Excess Spread

For a payment date, excess spread is equal to the excess of (a) the sum of (i) the interest collections for the collection period and (ii) the principal collections equal to the decline in the yield supplement overcollateralization amount from the prior payment date (or closing date, as applicable), over (b) the sum of the senior fees and expenses of the trust, the interest on the notes and any required deposits in the reserve account. Any excess spread will be applied on each payment date, as a component of available funds, to pay principal of the Class A-1 notes until paid in full and then to pay principal of the most senior class of notes to the extent necessary to reach the targeted overcollateralization amount. In general, having excess spread available to pay principal of the notes provides a source of funds to offset losses on the receivables.

Maturity and Prepayment Considerations

General

The final scheduled payment date for each class of notes is listed on the cover of this prospectus. Ford Credit determined these dates:

●	for the Class A-1 notes, by selecting the latest payment date falling within the 397-day period after the date of pricing of those notes,

●	for the Class A-2a, Class A-2b, Class A-3, Class A-4 and Class B notes, by selecting the first payment date that is three months or, for the Class A-4 notes, six months after the payment date on which each of those classes of notes would be paid in full assuming all receivables pay as scheduled with no delays, defaults or prepayments, and

●	for the Class C notes, by selecting the first payment date that is six months after the scheduled maturity date of the latest maturing receivable.

Ford Credit expects that the final payment of each class of notes will occur before its final scheduled payment date. The final payment of any class of notes could occur significantly earlier (or could occur later) than that class’s final scheduled payment date because the rate of principal payments on each class of notes depends primarily on the rate of payment (including prepayments) by the obligors on the receivables.

The weighted average life of each note is uncertain because it generally will be determined by the rate at which the principal balances of the receivables are paid. An increase in prepayments on the receivables will decrease the weighted average life of the notes. “Prepayments” on the receivables will occur in the following circumstances:

●	Prepayments on receivables — obligors may prepay their retail installment sale contracts in full or in part at any time without penalty,

●	Rebates for cancelled items — rebates on cancelled service contracts, insurance and similar products included in the amount financed of the receivable may be received,

●	Defaults — liquidation proceeds on defaulted receivables may be received,

●	Insurance proceeds — proceeds from claims on any insurance policies covering the financed vehicles or the obligors may be received,

●	Repurchases of receivables by Ford Credit and the depositor — Ford Credit and the depositor may be required to repurchase ineligible receivables from the trust for breaches of representations as described in “Receivables — Obligation to Repurchase Receivables,”

●	Purchases of receivables by the servicer — the servicer may be required to purchase receivables if the servicer fails to maintain the security interest of the trust in the financed vehicles or impairs the rights of the trust or the noteholders in the receivables or if the servicer makes certain modifications to the receivables as described in “Servicing — Servicer Modifications and Obligation to Purchase Receivables,” and

●	Clean up call option — the servicer will have the option to purchase the receivables from the trust on any payment date if the pool balance as of the end of the related collection period is 10% or less of the initial pool balance.

In Ford Credit’s experience, prepayments on its retail installment sale contracts occur primarily when obligors decide to purchase new vehicles, obligors finance with Ford Credit to obtain specific Ford marketing incentives that require Ford Credit financing and pay off their accounts within the first few months of the contract term, defaulted contracts are liquidated or insurance proceeds are received after the financed vehicle is determined to be a total loss. Unlike some other asset classes, such as residential mortgage loans, retail installment sale contracts for the purchase of cars, light trucks and utility vehicles historically have not experienced significant voluntary prepayments as interest rates decline. The short-term nature and smaller principal amount of Ford Credit’s retail installment sale contracts makes the benefit of refinancing smaller. In addition, because a substantial number of receivables in the securitization transactions in this program are subvened-APR contracts, the situations in which an obligor could take advantage of lower rates by refinancing are limited.

Any reinvestment risk resulting from a faster or slower rate of prepayment of receivables will be borne entirely by the noteholders. For more information about reinvestment risk, you should read “Risk Factors — The timing of principal payments on your notes is uncertain.”

Weighted Average Life

Prepayments on the receivables can be measured against a prepayment standard or model. This securitization transaction uses the Absolute Prepayment Model commonly referred to as “ABS,” which uses an assumed rate of prepayment each month relative to the original number of receivables in a pool. ABS assumes that all receivables are the same size and maturity and amortize at the same rate and that in each month each receivable will be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay in full each month. ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets. Ford Credit intends to establish the interest rates for the notes based on their weighted average lives determined by assuming the receivables will prepay at a 1.3% ABS rate.

The ABS tables below were prepared by (a) classifying the pool of receivables that will be sold to the trust into sub-pools based on APR, original term and remaining term, (b) determining a level monthly payment for each of the sub-pools that fully amortizes the pool by the end of its remaining term to maturity, assuming that each monthly payment is made on the last day of each month and each month has 30 days and (c) making the following assumptions:

●	each sub-pool prepays at the stated constant monthly ABS rate, and pays as scheduled with no delays, defaults or repurchases on the receivables,

●	interest accrues on the notes at the following rates:

Class	Interest Rate
Class A-1	4.777%
Class A-2a	5.67%
Class A-2b	4.13959%
Class A-3	5.68%
Class A-4	5.82%
Class B	6.45%
Class C	6.93%

●	the principal amount of the Class A-2 notes is allocated to Class A-2a notes in the amount of $230,170,000 and to class A-2b notes in the amount of $230,170,000,

●	payments on the notes are made on the 15th of each month, and

●	the servicer exercises its clean up call option on the first payment date that the option is available.

The sub-pools used in this analysis are shown in the table below:

Pool	Aggregate Principal Balance	Weighted Average APR	Weighted Average Original Term (In Months)	Weighted Average Remaining Term (In Months)
1	$ 68,956,048.67	1.972%	36	34
2	342,954.43	11.976%	35	33
3	18,699,117.66	1.145%	36	30
4	53,578.97	14.246%	36	31
5	29,468,076.98	0.883%	36	22
6	104,858.19	10.951%	36	20
7	47,888,900.05	3.745%	48	46
8	1,052,318.56	11.728%	48	47
9	15,201,685.93	2.693%	48	42
10	68,160.43	11.481%	48	42
11	28,536,979.93	2.123%	48	32
12	449,121.62	13.624%	48	32
13	236,082,329.16	4.361%	60	59
14	7,313,178.32	11.928%	60	59
15	58,874,041.93	3.109%	60	54
16	757,213.32	11.226%	60	54
17	198,245,947.10	2.162%	60	43
18	1,111,210.64	11.416%	60	34
19	306,535,899.49	5.550%	74	73
20	32,421,735.13	11.236%	72	71
21	57,605,747.73	4.650%	74	68
22	3,222,612.81	11.352%	72	66
23	350,518,432.88	2.439%	74	51
24	7,770,799.18	11.067%	72	49
Total	$ 1,471,280,949.11

The results shown in the ABS tables should approximate the results that would be obtained if the analysis had been based on similar assumptions using the actual pool of receivables that will be sold to the trust, rather than on sub-pools. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS tables. The ABS tables only give a general sense of how each class of notes may amortize at different assumed ABS rates with other assumptions held constant. It is unlikely that the receivables will prepay at a constant ABS rate until maturity or that all of the receivables will prepay at the same ABS rate. The diversity of the receivables could produce slower or faster prepayment rates for any payment date, including for payment dates early in the transaction, which would result in principal payments occurring earlier or later than indicated in the ABS tables. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.

For a description of factors which may affect the rate of principal payments on the notes, you should read “Risk Factors — The timing of principal payments on your notes is uncertain.”

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class A-1						Class A-2a and A-2b
Payment Date	0.00%	0.50%	1.00%	1.30%	1.70%	2.00%	0.00%	0.50%	1.00%	1.30%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2022	89.95	86.96	83.59	81.32	77.91	74.96	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2023	80.40	74.52	67.90	63.46	56.76	50.95	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2023	70.80	62.14	52.40	45.85	35.99	27.44	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2023	61.09	49.77	37.02	28.46	15.57	4.39	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2023	51.40	37.51	21.88	11.38	0.00	0.00	100.00	100.00	100.00	100.00	97.56	89.99
May 15, 2023	41.64	25.29	6.91	0.00	0.00	0.00	100.00	100.00	100.00	97.00	86.73	77.83
June 15, 2023	31.84	13.15	0.00	0.00	0.00	0.00	100.00	100.00	95.66	87.86	76.12	65.96
July 15, 2023	21.99	1.06	0.00	0.00	0.00	0.00	100.00	100.00	87.59	78.86	65.73	54.36
August 15, 2023	12.09	0.00	0.00	0.00	0.00	0.00	100.00	93.95	79.63	70.03	55.57	43.05
September 15, 2023	2.15	0.00	0.00	0.00	0.00	0.00	100.00	87.34	71.78	61.34	45.63	32.03
October 15, 2023	0.00	0.00	0.00	0.00	0.00	0.00	95.66	80.76	64.03	52.80	35.91	21.58
November 15, 2023	0.00	0.00	0.00	0.00	0.00	0.00	90.12	74.23	56.39	44.62	27.12	11.98
December 15, 2023	0.00	0.00	0.00	0.00	0.00	0.00	84.54	67.80	49.44	37.13	18.65	2.67
January 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00	79.16	61.97	42.70	29.79	10.40	0.00
February 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00	74.12	56.17	36.06	22.59	2.37	0.00
March 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00	69.04	50.39	29.52	15.54	0.00	0.00
April 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00	63.91	44.64	23.07	8.63	0.00	0.00
May 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00	58.75	38.92	16.72	1.88	0.00	0.00
June 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00	53.55	33.21	10.48	0.00	0.00	0.00
July 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00	48.31	27.54	4.33	0.00	0.00	0.00
August 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00	43.02	21.89	0.00	0.00	0.00	0.00
September 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00	37.70	16.26	0.00	0.00	0.00	0.00
October 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00	32.63	10.92	0.00	0.00	0.00	0.00
November 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00	27.52	5.59	0.00	0.00	0.00	0.00
December 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00	22.36	0.29	0.00	0.00	0.00	0.00
January 15, 2025	0.00	0.00	0.00	0.00	0.00	0.00	17.17	0.00	0.00	0.00	0.00	0.00
February 15, 2025	0.00	0.00	0.00	0.00	0.00	0.00	11.94	0.00	0.00	0.00	0.00	0.00
March 15, 2025	0.00	0.00	0.00	0.00	0.00	0.00	6.67	0.00	0.00	0.00	0.00	0.00
April 15, 2025	0.00	0.00	0.00	0.00	0.00	0.00	1.36	0.00	0.00	0.00	0.00	0.00
May 15, 2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (years)(2)	0.45	0.36	0.29	0.26	0.22	0.20	1.66	1.37	1.12	0.99	0.83	0.73
Weighted Average Life to Maturity (years)(2)	0.45	0.36	0.29	0.26	0.22	0.20	1.66	1.37	1.12	0.99	0.83	0.73

(1)	The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.
(2)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables. You should be sure you understand these assumptions when reading the ABS tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class A-3						Class A-4
Payment Date	0.00%	0.50%	1.00%	1.30%	1.70%	2.00%	0.00%	0.50%	1.00%	1.30%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2024	100.00	100.00	100.00	100.00	100.00	93.64	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2024	100.00	100.00	100.00	100.00	100.00	84.89	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2024	100.00	100.00	100.00	100.00	94.56	76.44	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2024	100.00	100.00	100.00	100.00	86.98	68.27	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2024	100.00	100.00	100.00	100.00	79.62	60.40	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2024	100.00	100.00	100.00	95.27	72.48	52.81	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2024	100.00	100.00	100.00	88.82	65.57	45.52	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2024	100.00	100.00	98.28	82.51	58.89	38.52	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2024	100.00	100.00	92.33	76.36	52.44	31.82	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2024	100.00	100.00	86.70	70.54	46.36	25.52	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2024	100.00	100.00	81.16	64.86	40.49	19.50	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2024	100.00	100.00	75.71	59.33	34.84	13.77	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2025	100.00	95.02	70.36	53.94	29.41	8.28	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2025	100.00	89.77	65.11	48.70	24.21	3.03	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2025	100.00	84.54	59.96	43.61	19.22	0.00	100.00	100.00	100.00	100.00	100.00	96.40
April 15, 2025	100.00	79.34	54.90	38.67	14.46	0.00	100.00	100.00	100.00	100.00	100.00	75.28
May 15, 2025	96.01	74.17	49.95	33.87	9.88	0.00	100.00	100.00	100.00	100.00	100.00	55.26
June 15, 2025	90.76	69.13	45.18	29.30	5.55	0.00	100.00	100.00	100.00	100.00	100.00	36.61
July 15, 2025	85.46	64.12	40.52	24.88	1.45	0.00	100.00	100.00	100.00	100.00	100.00	0.00
August 15, 2025	80.33	59.30	36.07	20.69	0.00	0.00	100.00	100.00	100.00	100.00	85.39	0.00
September 15, 2025	75.17	54.51	31.72	16.65	0.00	0.00	100.00	100.00	100.00	100.00	63.24	0.00
October 15, 2025	70.42	50.11	27.75	12.96	0.00	0.00	100.00	100.00	100.00	100.00	43.50	0.00
November 15, 2025	65.64	45.74	23.88	9.38	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
December 15, 2025	60.82	41.39	20.09	5.94	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
January 15, 2026	55.96	37.06	16.39	2.63	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
February 15, 2026	51.07	32.76	12.73	0.00	0.00	0.00	100.00	100.00	100.00	96.72	0.00	0.00
March 15, 2026	46.15	28.48	9.16	0.00	0.00	0.00	100.00	100.00	100.00	78.15	0.00	0.00
April 15, 2026	41.19	24.23	5.68	0.00	0.00	0.00	100.00	100.00	100.00	60.44	0.00	0.00
May 15, 2026	36.20	20.00	2.30	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
June 15, 2026	31.25	15.83	0.00	0.00	0.00	0.00	100.00	100.00	94.20	0.00	0.00	0.00
July 15, 2026	27.30	12.44	0.00	0.00	0.00	0.00	100.00	100.00	77.89	0.00	0.00	0.00
August 15, 2026	23.32	9.07	0.00	0.00	0.00	0.00	100.00	100.00	62.01	0.00	0.00	0.00
September 15, 2026	19.30	5.71	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
October 15, 2026	15.44	2.56	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
November 15, 2026	11.55	0.00	0.00	0.00	0.00	0.00	100.00	96.50	0.00	0.00	0.00	0.00
December 15, 2026	7.63	0.00	0.00	0.00	0.00	0.00	100.00	77.40	0.00	0.00	0.00	0.00
January 15, 2027	3.72	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
February 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	98.70	0.00	0.00	0.00	0.00	0.00
March 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	84.05	0.00	0.00	0.00	0.00	0.00
April 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	69.26	0.00	0.00	0.00	0.00	0.00
May 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (years)(2)	3.31	2.98	2.57	2.30	1.93	1.67	4.44	4.13	3.76	3.43	2.89	2.53
Weighted Average Life to Maturity (years)(2)	3.31	2.98	2.57	2.30	1.93	1.67	4.55	4.25	3.84	3.50	2.92	2.55

(1)	The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.
(2)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables. You should be sure you understand these assumptions when reading the ABS tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class B						Class C
Payment Date	0.00%	0.50%	1.00%	1.30%	1.70%	2.00%	0.00%	0.50%	1.00%	1.30%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2025	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
August 15, 2025	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
September 15, 2025	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
October 15, 2025	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
November 15, 2025	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
December 15, 2025	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
January 15, 2026	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
February 15, 2026	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
March 15, 2026	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
April 15, 2026	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
May 15, 2026	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
June 15, 2026	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
July 15, 2026	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
August 15, 2026	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
September 15, 2026	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
October 15, 2026	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
November 15, 2026	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
December 15, 2026	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
January 15, 2027	100.00	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
February 15, 2027	100.00	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
March 15, 2027	100.00	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
April 15, 2027	100.00	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
May 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (years)(2)	4.48	4.15	3.81	3.48	2.98	2.65	4.48	4.15	3.81	3.48	2.98	2.65
Weighted Average Life to Maturity (years)(2)	5.07	4.77	4.34	4.00	3.38	2.96	5.51	5.26	4.82	4.45	3.80	3.30

(1)	The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.
(2)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables. You should be sure you understand these assumptions when reading the ABS tables.

Credit Risk Retention

The risk retention regulations in Regulation RR under the Securities Exchange Act of 1934 require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the receivables. The depositor is a wholly-owned affiliate of Ford Credit and will retain the required economic interest in the credit risk of the receivables to satisfy the sponsor's requirements under Regulation RR.

The depositor's retention of the residual interest satisfies the requirements for an "eligible horizontal residual interest" under Regulation RR. The fair value of the residual interest will represent at least 5% of the sum of the fair value of the notes and the residual interest on the closing date. The depositor, Ford Credit, or another majority-owned affiliate of Ford Credit is required to retain the residual interest until the latest of two years after the closing date, the date the pool balance is one-third or less of the initial pool balance, or the date the principal amount of the notes is one-third or less of the original principal amount. None of Ford Credit, the depositor or any of their affiliates may sell, transfer or hedge the residual interest during this period other than as permitted by Regulation RR. The depositor intends to retain the residual interest for the life of this securitization transaction.

In general, the residual interest represents the rights to the overcollateralization and amounts in the reserve account and excess spread not needed to make required payments on the notes, offset losses on the receivables, or pay expenses and fees of the trust. Because the residual interest is subordinated to each class of notes and is only entitled to amounts not needed on a payment date to make payments on the notes or to make other required payments or deposits according to the priority of payments described in "Description of the Notes — Priority of Payments" and "Description of the Notes — Post-Acceleration Priority of Payments," the residual interest offsets all losses on the receivables by reduction of, first, the excess spread, second, the overcollateralization and, third, the amounts in the reserve account, before any losses are incurred by the notes. For a description of the credit enhancement available for the notes, including the excess spread and overcollateralization, you should read "Credit Enhancement."

The fair value of the notes and the residual interest is summarized below. The totals in the table may not sum due to rounding:

	Fair Value (in millions)	Fair Value (as a percentage)
Class A notes	$1,250.0	89.4%
Class B notes	39.5	2.8
Class C notes	26.3	1.9
Residual Interest	82.0	5.9
Total	$1,397.8	100.0%

The sponsor determined the fair value of the notes and the residual interest using a fair value measurement framework under generally accepted accounting principles. In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 2 and Level 3 inputs, and Level 2 inputs favored over Level 3 inputs.

•	Level 1 – inputs include quoted prices for identical instruments and are the most observable,

•	Level 2 – inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

•	Level 3 – inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of the residual interest is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of the notes is assumed to be equal to the initial principal amount, or par. The interest rates in the table below are based on the final pricing of the notes. For the Class A-2b notes, the interest rate below is based on 30-day average SOFR at the time of pricing plus the applicable spread:

Class	Interest Rate
Class A-1	4.594%
Class A-2a	5.37%
Class A-2b	4.15212%
Class A-3	5.27%
Class A-4	5.30%
Class B	5.98%
Class C	6.46%

To calculate the fair value of the residual interest, Ford Credit used an internal valuation model. This model projects future interest and principal payments of the pool of receivables, the interest and principal payments on each class of notes, transaction fees and expenses and the servicing fee. The model also assumes that the servicer will exercise its clean up call option on the first payment date that the option is available and that the purchase price paid for the receivables will be equal to the outstanding principal balance of the receivables, which is the minimum amount the servicer may pay for the receivables. The resulting cash flows to the residual interest are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows. In completing these calculations, Ford Credit made the following assumptions:

•	interest accrues on the notes at the rates described above. In determining the interest payments on the floating rate notes, assumptions for 30-day average SOFR are consistent with the applicable forward rate curve as of the date of this prospectus,

•	principal and interest cash flows for the receivables are calculated using the sub-pools and related assumptions as described in "Maturity and Prepayment Considerations – Weighted Average Life,"

•	receivables prepay at a 1.3% ABS rate as described in "Maturity and Prepayment Considerations—Weighted Average Life,"

•	cumulative net losses on the receivables, as a percentage of the initial pool balance, occur each month at the following rates:

Month	Cumulative Net Loss	Month	Cumulative Net Loss	Month	Cumulative Net Loss
1	0.00%	15	0.37%	29	0.74%
2	0.00%	16	0.41%	30	0.78%
3	0.01%	17	0.44%	31	0.79%
4	0.03%	18	0.46%	32	0.80%
5	0.06%	19	0.49%	33	0.82%
6	0.09%	20	0.52%	34	0.83%
7	0.11%	21	0.55%	35	0.84%
8	0.15%	22	0.58%	36	0.87%
9	0.18%	23	0.60%	37	0.88%
10	0.21%	24	0.63%	38	0.88%
11	0.24%	25	0.66%	39	0.89%
12	0.28%	26	0.68%	40	0.90%
13	0.31%	27	0.70%	41	0.91%
14	0.34%	28	0.72%	42	0.92%

•	residual interest cash flows are discounted at 11.0%.

Ford Credit developed these inputs and assumptions by considering the following factors:

•	ABS rate – estimated considering the composition of the receivables and the performance of its prior securitized pools included in Annex A,

•	Cumulative net loss rate – estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve. The lifetime cumulative net loss assumption and the shape of the cumulative net loss curve were developed considering the composition of the receivables, the 10-year historical average performance of its prior securitized pools including those in Annex A, trends in used vehicle values, economic conditions and the cumulative net loss assumptions of the hired NRSROs. Default and recovery rate estimates are included in the cumulative net loss assumption, and

•	Discount rate applicable to the residual cash flows – estimated to reflect the credit exposure to the residual cash flows. Due to the lack of an actively traded market in residual interests, the discount rate was derived using qualitative factors that consider the equity-like component of the first-loss exposure.

Ford Credit believes that the inputs and assumptions described above include the inputs and assumptions that could have a significant impact on the fair value calculation or a prospective noteholder's ability to evaluate the fair value calculation. The fair value of the notes and the residual interest were calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables. You should be sure you understand these assumptions when considering the fair value calculation.

Ford Credit will recalculate the fair value of the notes and the residual interest after the closing date to reflect the issuance of the notes and any changes in the methodology or inputs and assumptions described above. The fair value of the residual interest as a dollar amount and as a percentage of the sum of the fair value of the notes and the residual interest will be included in the first investor report, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value.

Servicing

The servicer will service the receivables and this securitization transaction under a sale and servicing agreement among the trust, the depositor and the servicer. The following description summarizes the main terms of the sale and servicing agreement but is not a complete description of the agreement. For more details about the sale and servicing agreement, you should read the form of sale and servicing agreement that is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.

Servicing Obligations

Under the sale and servicing agreement, the servicer's main obligations will be to:

•	collect and apply all payments made on the receivables and any other amounts received related to the receivables,

•	investigate delinquencies,

•	send invoices and respond to inquiries of obligors,

•	process requests for extensions, modifications and adjustments,

•	administer payoffs, defaults and delinquencies,

•	repossess and then sell financed vehicles,

•	maintain accurate and complete accounts and computer systems for the servicing of the receivables,

•	prepare and provide monthly investor reports and instructions to the indenture trustee, and

•	provide the custodian with updated records for the receivable files.

The servicer is not required or permitted to make advances for shortfalls in scheduled payments on receivables, collections or other cash flows on the receivables.

The servicer may delegate or perform its servicing obligations to or through others. No delegation or subcontracting will relieve the servicer of its servicing obligations. The servicer will be responsible for paying the fees of any delegates or subcontractors.

Servicing Fees

The servicer will earn a servicing fee each payment date equal to 1/12 of 1% of the pool balance at the beginning of the related collection period (or the cutoff date for the first payment date). In addition, the servicer will retain any late fees, extension fees and other administrative fees received from obligors and receive net investment earnings on funds in the trust bank accounts. The servicer may be reimbursed for fees and expenses paid to third parties for repossession and disposition of financed vehicles and external costs of collection activities on charged off accounts. The servicer may net these fees and expenses from collections deposited in the collection account.

Servicer Modifications and Obligation to Purchase Receivables

The servicer will follow its policies and procedures in servicing the receivables. As part of its normal collection efforts, the servicer may waive or modify the terms of a receivable, including granting a payment extension and rewriting, rescheduling or amending any contract or waiving late fees, extension fees or other administrative fees. The servicer will purchase a receivable from the trust if the servicer makes certain modifications, including if it gives a payment extension resulting in the final payment date of the receivable being later than the final scheduled payment date of the most junior class of notes issued by the trust. The servicer will also purchase a receivable if it changes the then-current principal balance or the APR of the receivable or rewrites or reschedules the contract to change the number of originally scheduled due dates of the receivable or the payment amount. However, the servicer will not be required to purchase any modified receivable if the modification was required by law or court order, including by a bankruptcy court, although it may choose to do so. Ford Credit's servicing systems identify these types of modifications and will automatically purchase the modified receivable on the payment date after the month in which the modification is made. On payment of the purchase price, the purchase will be effective at the end of the month before the month in which the modification is made. The purchase price will be the principal balance of the receivable plus 30 days of interest at its APR before the modification, which will be deposited by the servicer in the collection account. The purchase of a receivable by the servicer due to a modification is effectively the same as a prepayment of the receivable in full, and will result in payment of principal of the notes earlier than would have been the case if the receivable was not repurchased. For modifications or waivers that do not result in the purchase of a receivable, Ford Credit does not expect, on the basis of its past portfolio servicing experience, that these changes or waivers will materially affect the cash flows on the receivables; however, there can be no assurance that future modifications or waivers will not materially affect the cash flows on the receivables.

For more information about the servicer's policies and procedures for servicing the receivables, including extensions and rewrites, you should read "Sponsor and Servicer — Servicing and Collections."

The servicer must maintain perfection of the trust's security interest in each receivable and Ford Credit's security interest in the related financed vehicle until immediately before the time the receivable is paid in full or repurchased. For a charged off receivable, the servicer may release the security interest in a sale of charged-off receivables as permitted by the servicer's policies and procedures. If the servicer fails to maintain perfection of the trust's security interest in the financed vehicle or impairs the rights of the trust or the noteholders in the receivable (other than according to its policies and procedures), the servicer must purchase the receivable from the trust on the payment date after the month that a responsible person of the servicer obtained actual knowledge or was notified of the impairment or, at the servicer's option, on the following payment date, unless it corrects the failure or impairment before that date. The purchase price will generally be the principal balance of the receivable plus 30 days of interest at its APR, which will be deposited by the servicer in the collection account. On payment of the purchase price, the purchase will be effective as of the last day of the second month before the payment date.

For more information about the servicer's policies and procedures for releasing the security interest in a receivable, you should read "Sponsor and Servicer — Servicing and Collections — Repossession and Charge Off."

Trust Bank Accounts

The servicer will establish a collection account for the trust and will deposit all collections on the receivables, the repurchase price for any receivables repurchased by the sponsor or the depositor and the purchase price for any receivables purchased by the servicer in the collection account. The servicer will also establish the reserve account and, together with the collection account, the "trust bank accounts." All trust bank accounts will be pledged to the indenture trustee to secure the notes.

Funds in the trust bank accounts will be invested in highly rated short-term investments that mature or are made available on or before the next payment date. Net investment earnings on funds in the trust bank accounts will be paid to the servicer each month. The servicer will direct the investments unless the indenture trustee instructs the bank holding the account otherwise after an event of default. The trust may invest the funds in the trust bank accounts in obligations issued by the underwriters or their affiliates.

The servicer will have no access to the funds in the trust bank accounts. Only the indenture trustee may withdraw funds from these accounts to make payments, including payments to the noteholders or to pay net investment earnings on the trust bank accounts to the servicer. The indenture trustee will make payments from the trust bank accounts to the noteholders and others based on information provided by the servicer.

Deposit of Collections

Ford Credit will deposit all collections in the collection account within two business days of applying them to the obligors' accounts, except that net recoveries on charged off accounts will be deposited on a monthly basis. However, if at any time Ford Credit's short-term unsecured debt is rated equal to or higher than "F1" by Fitch and "P-1" by Moody's, and if no servicer termination event has occurred, Ford Credit may deposit all collections for the collection period in the collection account on the business day before each payment date or, with satisfaction of the rating agency condition, on each payment date. Until deposited in the collection account, collections may be used by the servicer for its own benefit and will not be segregated from its own funds.

For administrative convenience, the servicer may deposit collections in the collection account each month net of the servicing fee payable to the servicer for the month, but must account for all transactions individually. If amounts are deposited in error, they will be returned to the servicer or netted from later deposits.

Custodial Obligations of Ford Credit

Ford Credit will act as custodian for the trust and the indenture trustee and will maintain a receivable file for each receivable. A receivable file will include originals or copies of the retail installment sale contract, credit application, certificate of title and other documents relating to the receivable, the obligor and the financed vehicle. Each receivable file will be maintained separately, but will not be segregated from other similar receivable files or stamped or marked to reflect the sale to the trust so long as Ford Credit is servicing the receivables. The receivable files are held by Ford Credit, directly or through third-party vendors, as described in "Sponsor and Servicer — Origination, Underwriting and Purchasing

— Vehicle Title" and "Sponsor and Servicer — Origination, Underwriting and Purchasing — Types of Contracts and Vehicle Classification."

Limitations on Liability

The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, except for its own willful misconduct, bad faith or negligence in the performance of its obligations. The servicer will not be obligated to start, pursue or participate in any legal proceeding that is not incidental to its servicing obligations and that may cause it to incur expense or liability. The servicer will indemnify the trust, the owner trustee and the indenture trustee for damages caused by the servicer's willful misconduct, bad faith or negligence in the performance of its servicing obligations.

Amendments to Sale and Servicing Agreement

The trust, the depositor and the servicer may amend the sale and servicing agreement, without the consent of the noteholders, to clarify an ambiguity, correct an error or correct or supplement any term of the agreement that may be defective or inconsistent with the other terms of the agreement or as may be necessary to conform the terms of the sale and servicing agreement to its description contained in this prospectus.

The trust, the depositor and the servicer may amend the sale and servicing agreement to add, change or eliminate terms of the agreement if:

•	the depositor, the servicer or the trust certifies that the amendment will not have a material adverse effect on the noteholders or, if such a certification cannot be made, the consent of a majority of each class of notes (with each class voting separately, except that the Class A notes will vote together as a single class) is received, and

•	the depositor, the servicer or the trust delivers a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.

The prior consent of all affected noteholders will be required for any amendment that would:

•	change the amount, timing, allocation or priority of distributions required to be made to the noteholders,

•	change the terms on which the servicer may exercise the clean up call option,

•	reduce the percentage of noteholders that are required to consent to an amendment, or

•	change the amount required to be in the reserve account.

Resignation and Termination of Servicer

Ford Credit may not resign as servicer unless it is legally unable to perform its servicing obligations. No resignation will become effective until a successor servicer has been engaged by the indenture trustee or the date the servicer becomes legally unable to act.

Each of the following events will be a "servicer termination event" under the sale and servicing agreement:

•	the servicer fails to deposit any collections, payments or other amounts and that failure continues for five business days after it receives notice of the failure from the owner trustee or the indenture trustee or a responsible person of the servicer knows of the failure, unless:

—	the failure was caused by an event outside the servicer's control and does not continue for more than ten business days, and the servicer uses all commercially reasonable efforts to perform its obligations and promptly notifies the owner trustee, the indenture trustee and the depositor of the failure and the steps being taken by the servicer to correct it, or

—	the failure relates to an amount no greater than 0.05% of the outstanding principal balance of notes issued by the trust and does not continue for more than (a) if the servicer's long-term debt is rated investment grade by all rating agencies rating the notes, 90 days after the servicer receives notice of the failure or a responsible person of the servicer learns of the failure or (b) if the servicer's long-term debt is not so rated, 90 days after the collections, payments or other amounts were required to be deposited,

•	the servicer fails to perform its obligations under the transaction documents and that failure has a material adverse effect on the notes and continues for 90 days after it receives notice of the failure from the owner trustee, the indenture trustee or at least 25% of the controlling class, or

•	certain circumstances relating to a bankruptcy of the servicer.

The indenture trustee, acting at the direction of a majority of the controlling class, may waive any servicer termination event. As long as a servicer termination event has not been corrected, the indenture trustee may, or, at the direction of a majority of the controlling class, must, terminate the servicer for the trust.

If the servicer resigns or is terminated, the indenture trustee will promptly engage a successor servicer to assume the servicing obligations. If a successor servicer is not appointed when the servicer stops performing its obligations, the indenture trustee automatically will become the successor servicer. If the indenture trustee is unwilling or legally unable to act as servicer, it may appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business includes the servicing of motor vehicle receivables.

If a bankruptcy trustee or similar official is appointed for the servicer and no other servicer termination event has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from terminating the servicer.

The servicer will agree to cooperate to effect an orderly servicing transfer and make available its records on payments on the receivables and the receivable files. The servicer will not be required to make available or license its proprietary servicing procedures, processes, models, software or other applications. The predecessor servicer will reimburse the successor servicer for reasonable expenses for the transition of servicing obligations.

Monthly Reports

On or about the 10th day of each month, the servicer will prepare and deliver an investor report to the owner trustee, the indenture trustee, the depositor and, if requested, the rating agencies. Each investor report will contain information about payments to be made on the notes on the payment date, the performance of the receivables during the collection period and the status of any credit enhancement. An officer of the servicer will certify the accuracy of the information in each investor report. The servicer will post each investor report on its website located at https://www.ford.com/finance/investor-center/asset-backed-securitization on the payment date. The investor report will contain the following information for each payment date:

•	collections on the receivables for the collection period allocated by interest and principal,

•	the fees and expenses payable to the indenture trustee, the owner trustee, the asset representations reviewer and the trust,

•	the servicing fee payable to the servicer,

•	the amount of interest and principal payable and paid on each class of notes, in each case expressed as an aggregate amount and per $1,000 of principal amount,

•	the regular principal payment and any priority principal payments,

•	the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date,

•	the balance of the reserve account and the amount of any withdrawals from or deposits to the reserve account to be made on the payment date,

•	information on the performance of the receivables for the collection period, including the pool balance, collections and the aggregate amount paid by Ford Credit or the depositor to repurchase ineligible receivables, servicer impaired receivables or receivables modified by the servicer, any repurchase demand activity, the number of receivables remaining in the pool and the pool factor,

•	delinquency, repossession and credit loss information on the receivables for the collection period, and whether the delinquency trigger occurred,

•	the targeted overcollateralization amount and the yield supplement overcollateralization amount, and

•	the amount of available funds released to the holder of the residual interest.

The first investor report will also include the fair value of the residual interest as a percentage of the sum of the fair value of the notes and the residual interest and as a dollar amount as of the closing date, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value, as described in "Credit Risk Retention."

The servicer will use the investor report to direct the indenture trustee on payments to be made to the noteholders on each payment date. The indenture trustee will not be obligated to verify calculations made by the servicer. On each payment date, the indenture trustee, as paying agent, will forward the investor report to each noteholder of record or make the investor report available to noteholders through the indenture trustee's internet website, which is located at https://gctinvestorreporting.bnymellon.com.

The servicer, on behalf of the trust, will file a Form 10-D for the trust with the SEC within 15 days after each payment date, which will include the investor report for that payment date and the following information, if applicable:

•	a description of the events that triggered a review of the review receivables by the asset representations reviewer during the prior month,

•	if the asset representations reviewer delivered its review report during the prior month, a summary of the report,

•	if the asset representations reviewer resigned or was removed, replaced or substituted, or if a new asset representations reviewer was appointed during the prior month, the identity and experience of the new asset representations reviewer, the date the change occurred and the circumstances surrounding the change,

•	a statement that the trust received a request from a noteholder during the prior month to communicate with other noteholders, together with the date the request was received, the name of the requesting noteholder, a statement that the requesting noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents and a description of the method by which the other noteholders may contact the requesting noteholder, and

•	any material change in the depositor's retained interest in this securitization transaction.

The servicer, on behalf of the trust, will also prepare asset-level data about the receivables for the prior month and file it with the SEC on Form ABS-EE before filing the Form 10-D. The Form ABS-EE, and related information attached as exhibits to the form, will be incorporated by reference into the Form 10-D. The asset-level data will contain detailed information for each receivable about its identification, origination, contract terms, financed vehicle, obligor, contract and payment activity, servicing and status. Certain asset-level data, such as data related to collections, repurchased receivables, losses on the receivables and repossessions, may not match the aggregate data provided on the investor report due to differences in how this data is required to be reported for asset-level data and how this data is reported for the investor report. Investors should carefully review the asset-level data and related information attached as exhibits to Form ABS-EE to find more information about the differences, if any, between the asset-level data and investor reports.

Annual Compliance Reports

The servicer will prepare or obtain a number of annual reports, statements or certificates for the trust. No later than 90 days after the end of the calendar year, the servicer will provide to the depositor, the trust, the indenture trustee and the rating agencies the following:

•	Compliance Certificate: a certificate stating that the servicer fulfilled all of its obligations under the sale and servicing agreement in all material respects throughout the prior year or, if there was a failure to fulfill any obligation in any material respect, stating the nature and status of each failure,

•	Assessment of Compliance: copies of any report by the servicer and any other "party participating in the servicing function" (as contemplated by "Regulation AB" under the Securities Act of 1933 and the Securities Exchange Act of 1934) on its assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor payments and reporting and pool asset administration during the prior year covering securitization transactions sponsored by Ford Credit involving retail installment sale contracts that were subject to Regulation AB, including disclosure of any material instance of noncompliance identified by that servicer, and

•	Attestation Report: copies of any report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer and any other "party participating in the servicing function" (as contemplated by Regulation AB) of compliance with the minimum servicing criteria during the prior year covering securitization transactions sponsored by Ford Credit involving retail installment sale contracts that were subject to Regulation AB, which must be made according to standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

The servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust's annual report on Form 10-K within 90 days after the end of the calendar year. A copy of these items may be obtained by any noteholder by request to the indenture trustee.

Transaction Parties

The following descriptions of the transaction parties summarize parts of the transaction documents to which they are parties, including the trust agreement, the indenture, the administration agreement and the asset representations review agreement, but are not complete descriptions of these agreements. For more details about the transaction documents, you should read the forms of the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Depositor

The depositor for this securitization transaction is Ford Credit Auto Receivables Two LLC, a Delaware limited liability company created in January 2001. The depositor met the registrant requirements of paragraph I.A. of the General Instructions to Form SF-3 at the time the registration statement was filed and as of March 31, 2022.

Ford Credit is the sole member of the depositor. The depositor was created for the limited purpose of purchasing receivables from Ford Credit and selling the receivables to trusts for securitization transactions.

In connection with the offering of the notes, the chief executive officer of the depositor will make the certifications required under Regulation AB about this prospectus, the disclosures made about the characteristics of the receivables and the structure of this securitization transaction, the risks of owning the notes and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the notes when due. This certification will be filed by the depositor with the SEC at the time of filing of this prospectus. The certification should not be considered to reduce or eliminate the risks of investing in the notes.

The depositor will make representations about the receivables sold to the trust. If any of these representations prove to have been untrue when made and the breach has a material adverse effect on a receivable, the depositor must repurchase the receivable unless it corrects the breach in all material respects before the date it is required to repurchase the receivable. In addition, the depositor must enforce Ford Credit's repurchase obligation described in "Receivables — Obligation to Repurchase Receivables." In addition, the depositor will represent that it owns the receivables free of liens or claims.

The depositor will be responsible for filing required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust's security interest in the receivables and other trust assets.

The depositor will:

•	pay the administrator's annual fees,

•	indemnify the owner trustee for liabilities and damages resulting from the owner trustee's performance of its obligations under the trust agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or the breach of representations made by the owner trustee in the trust agreement,

•	reimburse the expenses of the owner trustee or the indenture trustee if they resign or are removed, if those expenses are not paid by the trust, and

•	indemnify the underwriters for certain liabilities as described in "Underwriting."

Issuing Entity

The issuing entity for this securitization transaction is Ford Credit Auto Owner Trust 2022-D, a Delaware statutory trust. The trust's fiscal year is the calendar year.

The purpose of the trust will be to:

•	acquire and hold the receivables and other trust assets,

•	issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

•	make payments on the notes, and

•	engage in any other related activities to accomplish these purposes.

The trust may not engage in other activities and may not invest in other securities or make loans to anyone.

The depositor and the owner trustee may amend the trust agreement, without the consent of the noteholders, to (a) clarify an ambiguity, correct an error or correct or supplement any term of the agreement that may be inconsistent with the other terms of the agreement or in order to conform the terms of the agreement to its description contained in this prospectus or (b) provide for, or facilitate the acceptance of the agreement by, a successor owner trustee.

The depositor and the owner trustee may amend the trust agreement to add, change or eliminate terms of the agreement if:

●	the holder of the residual interest certifies that the amendment will not have a material adverse effect on the noteholders or, if such a certification cannot be made, the consent of a majority of each class of notes (with each class voting separately, except that the Class A notes will vote together as a single class) is received, and

●	the holder of the residual interest delivers a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.

The prior consent of all affected noteholders will be required for any amendment that would:

●	change the amount, timing, allocation or priority of distributions required to be made to the noteholders, or

●	reduce the percentage of noteholders that are required to consent to an amendment.

The trust may not dissolve, merge with or sell substantially all its assets to anyone or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.

The servicer will indemnify the trust for liabilities and damages resulting from the servicer's willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its obligations as servicer.

On the closing date, the depositor will sell the receivables to the trust and make, or cause to be made, an initial deposit in the reserve account, equal to at least the amount indicated in the table below, in exchange for the notes and the residual interest in the trust. The following table shows the approximate capitalization of the trust on the closing date after issuance of the notes:

Principal Amount
Class A-1 notes	$254,320,000.00
Class A-2a notes	300,340,000.00
Class A-2b notes	160,000,000.00
Class A-3 notes	460,340,000.00
Class A-4 notes	75,000,000.00
Class B notes	39,480,000.00
Class C notes	26,300,000.00
Residual Interest — Initial Overcollateralization	155,500,949.11
Subtotal — Initial Pool Balance	$1,471,280,949.11
Reserve Account	3,947,367.68
Total	$1,475,228,316.79

Administrator

Ford Credit will be the administrator of the trust under an administration agreement.

The administrator's main obligations will be to provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents, including to:

●	obtain and maintain the trust's qualification to do business where necessary,

●	notify the rating agencies and the indenture trustee of events of default,

●	prepare and file reports with the SEC,

●	cause the servicer to perform its obligations under the sale and servicing agreement,

●	make determinations regarding any benchmark transition event and benchmark replacement, and

●	cause the indenture trustee to notify the noteholders of the redemption of their notes.

The administrator will indemnify the owner trustee, the indenture trustee and the asset representations reviewer for liabilities and damages resulting from the performance of their obligations under the transaction documents unless resulting from their willful misconduct, bad faith or negligence (other than errors in judgment) or breach of their representations in the transaction documents.

The depositor will pay the administrator an annual administration fee.

The administrator may not resign unless it is legally unable to perform its administrative obligations. If the servicer is terminated, the administrator will immediately resign on the appointment or engagement of a successor servicer (other than the indenture trustee), who will automatically become the successor administrator. The owner trustee, with the consent of a majority of the controlling class, may remove the administrator if (a) the administrator fails to perform in any material respect its obligations, which continues for 90 days after the administrator receives notice of the failure from the owner trustee, the indenture trustee or at least 25% of the controlling class or (b) an insolvency event of the administrator occurs. No resignation or removal of the administrator will become effective until a successor administrator is in place.

Owner Trustee

U.S. Bank Trust National Association, or "U.S. Bank Trust," a national banking association, will act as the "owner trustee" under the trust agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or "U.S. Bank," the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $591 billion as of June 30, 2022, is the parent company of U.S. Bank. As of June 30, 2022, U.S. Bancorp operated over 2,200 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of June 30, 2022, U.S. Bank Trust was acting as owner trustee with respect to over 800 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of auto-backed securities since the year 2000. As of June 30, 2022, U.S. Bank Trust was acting as owner trustee on 73 issuances of auto-backed securities.

The owner trustee's main obligations will be to:

●	create the trust by filing a certificate of trust with the Delaware Secretary of State, and

●	execute documents on behalf of the trust.

The owner trustee will not be liable for any action, omission or error in judgment, except for its own willful misconduct, bad faith or negligence. The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to start, conduct or defend any legal proceedings on behalf of the trust at the direction of the depositor unless the depositor has offered reasonable security or indemnity satisfactory to the owner trustee to protect it against the costs and expenses that it may incur in complying with the direction.

The depositor and the administrator will indemnify the owner trustee for liabilities and damages resulting from the owner trustee's performance of its obligations under the trust agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or the breach of representations made by the owner trustee in the trust agreement. The servicer will indemnify the owner trustee for liabilities and damages resulting from the servicer's willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its obligations as servicer.

The trust will pay the acceptance fees and annual fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its obligations, and pay any indemnities due to the owner trustee, to the extent those amounts are not paid or reimbursed by the depositor or the administrator. The trust will pay these amounts to the owner trustee on each payment date, along with similar amounts owed to the indenture trustee and the asset representations reviewer and expenses incurred by the trust under the transaction documents, up to the limit of $375,000 per year, before the trust makes any other payments. The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the reserve account are made. After an event of default, however, these fees, expenses and indemnities will be paid first.

The owner trustee may resign at any time by notifying the depositor and the administrator at least 30 days in advance. The administrator may remove the owner trustee at any time and for any reason by notifying the owner trustee at least 30 days in advance. The administrator must remove the owner trustee if the owner trustee becomes legally unable to act as owner trustee, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or ratings. No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place. If not paid by the trust, the depositor will pay the owner trustee and the successor owner trustee for the expenses for replacement of the owner trustee.

The trust agreement will terminate when:

●	the last receivable has been paid in full, settled, sold or charged off and all collections have been applied, or

●	the trust paid all notes in full and all other amounts payable by it under the transaction documents.

On termination of the trust agreement, any remaining trust assets will be distributed to the holder of the residual interest in the trust and the trust will be terminated.

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, will act as the "indenture trustee" under the indenture. Its principal corporate trust office is located at 240 Greenwich Street, New York, New York 10286. The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto receivables. The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.

The indenture trustee's main obligations will be to:

●	hold the security interest in the receivables and other trust assets on behalf of the noteholders,

●	administer the trust bank accounts,

●	enforce remedies at the direction of the controlling class after an event of default and acceleration of the notes,

●	act as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

●	act as note paying agent to make payments from the trust bank accounts to the noteholders and others,

●	notify the asset representations reviewer when a review has been directed by the noteholders, and

●	notify the noteholders of an event of default.

Except in limited circumstances, if a responsible person of the indenture trustee knows of an event that with notice or the lapse of time or both would become an event of default, it must provide written notice to the noteholders within 90 days. If a responsible person of the indenture trustee knows of an event of default, it must notify all noteholders within five business days. If the notes have been accelerated, the indenture trustee may, and at the direction of a majority of the controlling class must, start proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, start foreclosure proceedings and, in some circumstances, sell the receivables.

The indenture trustee's obligations and standard of care change depending on whether an event of default has occurred. Before an event of default, the indenture trustee is only required to perform the obligations stated in the indenture and will not have any implied obligations and will not be liable for any action, omission or error in judgment, except for its own willful misconduct, bad faith or negligence. After an event of default, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs. After an event of default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositor and Ford Credit.

For a description of the rights and obligations of the indenture trustee after an event of default and on acceleration of the notes, you should read "Description of the Notes — Events of Default and Acceleration."

The indenture trustee must mail an annual report to the noteholders if events stated in the Trust Indenture Act have occurred during the prior year, including a change to the indenture trustee's eligibility under the Trust Indenture Act, a conflict of interest under the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or incur financial liability in the performance of its obligations if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the trust. The indenture trustee also will not be required to take action in response to litigation, investigations, requests, demands or directions of the noteholders, other than litigation, investigations, requests, demands or directions relating to an asset representations review, unless the noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the litigation, investigation, request, demand or direction.

The trust and the administrator will indemnify the indenture trustee for liabilities and damages resulting from the indenture trustee's performance of its obligations under the indenture unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or the breach of representations made by the indenture trustee in the indenture. The servicer will indemnify the indenture trustee for damages resulting from the servicer's willful misconduct, bad faith or negligence (other than errors of judgment) in the performance of its obligations as servicer.

The trust will pay the acceptance fees and annual fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its obligations and pay any indemnities due to the indenture trustee, to the extent those amounts are not paid or reimbursed by the depositor or the administrator. The trust will pay these amounts to the indenture trustee on each payment date, along with similar amounts owed to the owner trustee and the asset representations reviewer and expenses incurred by the trust under the transaction documents, up to the limit of $375,000 per year, before the trust makes any other payments. The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the reserve account have been made. After an event of default, however, these fees, expenses and indemnities will be paid first.

Under the Trust Indenture Act, the indenture trustee may be considered to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture. In these circumstances, separate successor indenture trustees will be appointed for each class of notes. Even if separate indenture trustees are appointed, only the indenture trustee acting on behalf of the controlling class will have the right to exercise remedies and only the controlling class will have the right to direct or consent to any action to be taken, including a sale of the receivables.

The indenture trustee may resign at any time by notifying the trust at least 30 days in advance. A majority of the controlling class may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust at least 30 days in advance. The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act as indenture trustee, becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture because of changes in its legal status, financial condition or ratings. No resignation or removal of the indenture trustee will be effective until a successor indenture trustee is in place. If not paid by the trust, the depositor will pay the indenture trustee and the successor indenture trustee for any expenses for replacement of the indenture trustee.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, or "Clayton," will act as the "asset representations reviewer" under the asset representations review agreement. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 500 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is an "eligible asset representations reviewer," meaning that (i) it is not affiliated with the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates and (ii) neither it nor any of its affiliates has been hired by the sponsor or the underwriters to perform pre-closing due diligence work on the receivables. For so long as the notes remain outstanding, the asset representations reviewer must be an eligible asset representations reviewer.

The asset representations reviewer's main obligations will be to:

●	review each review receivable after receipt of a review notice from the indenture trustee, and

●	provide a report on the results of the review to the trust, the servicer and the indenture trustee.

For a description of the review to be performed by the asset representations reviewer, you should read "Receivables — Asset Representations Review."

The asset representations reviewer is not responsible for (a) reviewing the receivables for compliance with the representations under the transaction documents, except in connection with a review under the asset representations review agreement or (b) determining whether noncompliance with any representation is a breach of the transaction documents or if any receivable is required to be repurchased.

The asset representations reviewer will not be liable for any action, omission or error in judgment, except for its own willful misconduct, bad faith or negligence. The asset representations reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance or breach of any representation made about the receivables.

The trust and the administrator will indemnify the asset representations reviewer for liabilities and damages resulting from the asset representations reviewer's performance of its obligations under the asset representations review agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the asset representations reviewer or the breach of representations made by the asset representations reviewer in the asset representations review agreement.

The trust will pay the annual fees and review fees of the asset representations reviewer, reimburse the asset representations reviewer for their reasonable travel expenses for a review and pay any indemnities due to the asset representations reviewer, to the extent those amounts are not paid or reimbursed by the administrator. The trust will pay these amounts to the asset representations reviewer on each payment date, along with similar amounts owed to the indenture trustee and the owner trustee and expenses incurred by the trust under the transaction documents, up to the limit of $375,000 per year, before the trust makes any other payments. The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the reserve account have been made. After an event of default, however, these fees, expenses and indemnities will be paid first.

The asset representations reviewer may not resign, unless it becomes legally unable to perform its obligations as asset representations reviewer. The trust may remove the asset representations reviewer if the asset representations reviewer (a) ceases to be an eligible asset representations reviewer, (b) becomes legally unable to perform its obligations or (c) becomes subject to a bankruptcy. No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place. The asset representations reviewer will pay the expenses of transitioning the asset representations reviewer's obligations to the successor asset representations reviewer.

Affiliations and Related Transactions

Ford Credit is the sponsor of this securitization transaction, the original purchaser of the receivables originated by motor vehicle dealers that are being securitized and the servicer of the receivables. As the sponsor, Ford Credit caused the depositor to be formed for purposes of participating in securitization transactions. Ford Credit is the sole member of the depositor. Ford Credit caused the depositor to form the trust that is the issuing entity for this securitization transaction and will be the administrator of the trust. The depositor is the sole beneficiary of the trust and the holder of the residual interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with the owner trustee, the indenture trustee and the asset representations reviewer and their affiliates, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, investment and financial advisory services, due diligence services and securitization services, all on arm's length terms and conditions. In addition, one of the underwriters, U.S. Bancorp Investments, Inc., is an affiliate of the owner trustee, U.S. Bank Trust National Association.

Transaction Fees and Expenses

The following table shows the amount or formula for the fees payable to the indenture trustee, the owner trustee, the asset representations reviewer and the servicer. The fees of the indenture trustee, the owner trustee and the asset representations reviewer may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee, the owner trustee and the asset representations reviewer. To the extent these fees have not been paid by the depositor or the administrator, they will be paid on each payment date from available funds in the order of priority described in "Description of the Notes — Priority of Payments." These fees will not change during the term of this securitization transaction.

Fee	Amount
Indenture trustee acceptance fee	$5,000 on closing of the transaction
Indenture trustee annual fee	$7,500 each year
Owner trustee acceptance fee	$2,500 on closing of the transaction
Owner trustee annual fee	$3,500 each year
Asset representations reviewer annual fee	$5,000 each year
Asset representations reviewer review fee	Up to $230 for each review receivable on completion of a review
Servicing fee	1/12 of 1.00% of the pool balance each month

The indenture trustee acceptance fee and the owner trustee acceptance fee are one-time fees payable to the indenture trustee and the owner trustee on closing of the transaction in consideration of their acceptance of their obligations under the transaction documents. The indenture trustee annual fee will be paid to the indenture trustee for performance of its obligations under the indenture. The owner trustee annual fee will be paid to the owner trustee for performance of its obligations under the trust agreement. The asset representations reviewer annual fee will be paid to the asset representations reviewer in consideration of its obligation to perform the asset representations reviewer's obligations under the asset representations review agreement. The asset representations reviewer review fee will be paid to the asset representations reviewer on completion of a review for its performance of the review.

The trust will pay and reimburse the indenture trustee and the owner trustee for their fees and reasonable expenses incurred under the indenture and the trust agreement and the asset representations reviewer for its reasonable travel expenses for a review under the asset representations review agreement, each to the extent not paid by the depositor or the administrator. The trust also will pay any indemnities owed to the indenture trustee, the owner trustee or the asset representations reviewer if not paid by the depositor or the administrator. For information about indemnities applicable to the indenture trustee, the owner trustee and the asset representations reviewer, you should read "Transaction Parties — Indenture Trustee," "Transaction Parties — Owner Trustee" and "Transaction Parties — Asset Representations Reviewer."

The servicing fee will be paid to the servicer for the servicing of the receivables under the sale and servicing agreement. The servicer will be responsible for its own expenses under the servicing agreement except that the servicer may net from collections the costs and expenses of the repossession and disposition of financed vehicles and external costs of collection on charged off receivables.

Use of Proceeds

The net proceeds from the sale of the notes issued on the closing date will be used by the depositor to purchase the receivables from Ford Credit. Ford Credit will use the proceeds from the sale of the receivables for general corporate purposes. No expenses were incurred in connection with the selection or acquisition of receivables for this securitization transaction.

Legal Proceedings

There are no legal proceedings pending or known to be contemplated by any governmental authorities against the sponsor, the depositor, the owner trustee, the indenture trustee, the trust or the servicer, or of which any of their property is subject, that are material to noteholders.

Important Legal Considerations

Bankruptcy Considerations

Sale of Receivables by Ford Credit to the Depositor. The sale of the receivables by Ford Credit to the depositor will be structured to minimize the possibility that a bankruptcy proceeding of Ford Credit will adversely affect the trust's rights in the receivables. Ford Credit and the depositor intend that the sale of the receivables by Ford Credit to the depositor will be a "true sale." The depositor will have no recourse to Ford Credit other than the limited obligation to repurchase receivables for breaches of representations.

On the closing date, Ford Credit and the depositor will receive a reasoned legal opinion that in a bankruptcy of Ford Credit:

●	the receivables and the collections on the receivables would not be property of Ford Credit's bankruptcy estate under U.S. federal bankruptcy laws, and

●	the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the receivables to the depositor or the trust.

This opinion will be subject to assumptions and qualifications and a court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.

Structure of Depositor; Risk of Substantive Consolidation. The depositor is organized as a special purpose entity and is restricted by its limited liability company agreement to activities designed to make it "bankruptcy-remote." These restrictions limit the nature of its activities, prohibit the incurrence of additional indebtedness and make it unlikely that the depositor will have any creditors. This agreement also restricts the depositor from starting a voluntary case or proceeding under U.S. bankruptcy laws or similar state laws without the unanimous consent of its board of managers, including independent managers who are instructed to take into account the interests of creditors of the depositor and the trusts created by the depositor, as well as the interests of the depositor, in any vote to allow the depositor to file for bankruptcy. The limited liability company agreement also contains covenants meant to maintain the separate identity of the depositor from Ford Credit and to avoid substantive consolidation of Ford Credit and the depositor. The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements and not hold itself as liable for debts of the other and not commingle the depositor's assets with the assets of Ford Credit or its affiliates. These restrictions and covenants may not be amended without the consent of the entire board of managers, including the independent managers, and satisfaction of the rating agency condition.

In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to start or pursue a bankruptcy proceeding against the depositor.

On the closing date, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor so as to cause substantive consolidation of the assets and liabilities of the depositor with the assets and liabilities of Ford Credit in a manner prejudicial to the noteholders. This opinion will be subject to assumptions and qualifications, including an assumption that the depositor and Ford Credit comply with its limited liability company agreement. A court in a Ford Credit bankruptcy proceeding may not reach the same conclusion. If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, assets of the depositor could be used to satisfy Ford Credit's creditors instead of the noteholders or the trust. This consolidation of assets and liabilities generally is referred to as "substantive consolidation."

Sale of Receivables by the Depositor to the Trust; Perfection of Security Interests. The transfer of the receivables by the depositor to the trust will also be structured as a sale. Similar to the sale by Ford Credit to the depositor, where Ford Credit is the sole member of the depositor, the depositor will retain an interest in the receivables it sells in the form of a residual interest in the trust. This transfer may not be a "true sale" that removes the receivables from the bankruptcy estate of the depositor. The depositor will grant a back-up security interest in the receivables to the trust and will file Uniform Commercial Code financing statements to perfect the trust's ownership interest and security interest in the receivables. The trust agreement contains terms similar to those in the depositor's limited liability company agreement designed to make it "bankruptcy-remote" by limiting the trust's activities and requiring creditors to agree not to start a bankruptcy proceeding against the trust.

Assuming that the sale of the receivables by Ford Credit to the depositor is a "true sale," the depositor is not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor is not in bankruptcy, the trust's perfected security interest in the receivables generally will provide the trust with uninterrupted access to collections on the receivables (other than any collections held by Ford Credit as servicer at the time a bankruptcy proceeding is begun). The trust will grant a security interest in the receivables and other trust assets to the indenture trustee for the benefit of the noteholders, and the administrator will file Uniform Commercial Code financing statements to perfect and maintain the perfection of the security interest.

Bankruptcy Proceedings of Ford Credit, the Depositor or the Servicer. The depositor does not intend to start, and Ford Credit will agree that it will not cause the depositor to start, a voluntary bankruptcy proceeding while the depositor is solvent.

The bankruptcy of the servicer will be a servicer termination event. If no other servicer termination event other than a bankruptcy exists, a trustee-in-bankruptcy of the servicer, or the servicer as debtor-in-possession, may have the power to prevent either the indenture trustee or the noteholders from terminating the servicer, or to reject, assume or modify the contracts to which the servicer is party if the requisite approvals of the bankruptcy court or creditors are obtained.

Payments made by Ford Credit or the depositor to repurchase receivables may be recoverable by Ford Credit or the depositor, as debtor-in-possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or of the depositor as a preferential transfer from Ford Credit or the depositor if the payments were made within one year before the filing of a bankruptcy proceeding against Ford Credit.

The Dodd-Frank Act

Orderly Liquidation Authority. The Dodd-Frank Act established the Orderly Liquidation Authority, or "OLA," under which the Federal Deposit Insurance Corporation, or "FDIC," is authorized to act as receiver of a financial company and its subsidiaries. OLA differs from U.S. federal bankruptcy laws in several ways. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in a receivership, it is unclear what impact OLA will have on a particular company, including Ford Credit, the depositor or the trust, or the company's creditors.

Potential Applicability to Ford Credit, the Depositor and the Trust. It is not clear which companies will be subject to OLA rather than the U.S. federal bankruptcy laws. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that (a) the company is in default or in danger of default, (b) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (c) no viable private sector alternative is available to prevent the default of the company and (d) an OLA proceeding would mitigate these effects. It is not clear whether

OLA would be applied to Ford Credit, although it is expected that OLA will be used only very rarely. The depositor or the trust could, under some circumstances, also be subject to OLA.

FDIC's Avoidance Power Under OLA. The parts of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws. If Ford Credit were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by Ford Credit perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers. In this case, the receivables securing the notes could be reclaimed by the FDIC and the noteholders may have only an unsecured claim against Ford Credit.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC's avoidance power under OLA with the related parts of the U.S. federal bankruptcy laws. Based on these rules, the transfer of the receivables by Ford Credit would not be avoidable by the FDIC as a preference under OLA.

FDIC's Repudiation Power Under OLA. If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company's affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

●	that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the trust, and

●	that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by the company before the end of the transition period of any future regulation, if the transfer satisfies the conditions for the exclusion of the assets from the property of the estate of the company under the U.S. federal bankruptcy laws.

Ford Credit and the depositor intend that the sale of the receivables by Ford Credit to the depositor will be a "true sale" between separate legal entities under state law. As a result, Ford Credit believes that the FDIC would not be able to recover the receivables using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur before the end of any transition period adopted to implement future regulation addressing the FDIC's repudiation authority under OLA. However, it is not certain that the FDIC will address its repudiation authority under OLA in future regulations or that future regulations or FDIC actions in an OLA proceeding involving Ford Credit, the depositor or the trust would not be contrary to this opinion.

If the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the notes issued by the trust. In that case, the FDIC would be required to pay compensatory damages that are no less than the then outstanding principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the notes is greater than the principal amount of the notes and accrued interest through the date of repudiation or disaffirmance, that accrued interest.

Security Interests in Receivables and Vehicles

The sale and assignment of the receivables to the trust, the perfection of the security interests pledged in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables will be subject to a number of federal and state laws, including the Uniform Commercial Code in effect in each state. The retail installment sale contracts, both tangible and electronic, purchased by Ford Credit are "chattel paper" for purposes of the Uniform Commercial Code.

The sale, assignment and pledge of "chattel paper" may be perfected either by taking physical possession of tangible contracts and taking and maintaining "control" (within the meaning of the Uniform Commercial Code) of electronic contracts or by the filing of financing statements under the Uniform Commercial Code.

All retail installment sale contracts acquired by Ford Credit are assigned to Ford Credit by the dealer under the terms of an assignment agreement. Each retail installment sale contract includes a grant by the obligor of a security interest in the financed vehicle. Ford Credit either takes physical possession, for tangible contracts, or takes and maintains "control," for electronic contracts, to obtain a perfected security interest in the contract against the dealer. The tangible contracts are held by Ford Credit or by a third-party vendor. The electronic contracts are stored in a specially-designed computer system maintained by a third-party vendor that identifies Ford Credit as the owner and establishes Ford Credit's "control" of the electronic contracts.

The sale and assignment of the receivables from Ford Credit to the depositor and from the depositor to the trust and the pledge of the receivables from the trust to the indenture trustee, will be perfected, at each stage, by the filing of a financing statement under the Uniform Commercial Code. Ford Credit will not transfer physical possession or "control" of the contracts to the trust or the indenture trustee, but will maintain possession and "control" and act as custodian for the trust and the indenture trustee. Ford Credit will mark its accounting records and computer systems to reflect the assignment and pledge, but will not segregate the contracts that are in its possession or "control" and they will not be stamped or marked to reflect the sale and assignment to the trust or the pledge to the indenture trustee so long as Ford Credit is servicing the receivables.

Ford Credit follows procedures to perfect its security interest in the financed vehicle usually by notation of its lien on the certificate of title for the financed vehicle. Generally, these procedures require the dealer to apply for a title that includes Ford Credit's lien immediately after Ford Credit's purchase of a contract. The vehicle titling laws of most states also allow Ford Credit to retain possession of the certificate of title until the contract is paid in full. The procedures to perfect Ford Credit's lien on the financed vehicle depend on the actions of third parties, including dealers, vehicle owners and state and local motor vehicle registration authorities. If Ford Credit obtains a validly perfected security interest in the financed vehicle on a timely basis, the trust, as assignee of the receivable, will also have the benefits of this security interest in most states. To avoid the administrative burden and costs, no financed vehicles are re-registered to identify the trust as the new secured party on the certificate of title and the obligors will not be notified that their contracts have been sold. If Ford Credit does not obtain a perfected security interest in the financed vehicle due to fraud, forgery, negligence or administrative error of a third party, its security interest and, therefore, that of the trust, could be subordinated to later purchasers of the financed vehicle and later lenders with a perfected security interest. If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on the financed vehicle after an obligor default would be adversely affected. Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interest in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

In most states, a perfected security interest in a financed vehicle continues for four months after the vehicle is moved to a new state from the state where it is registered and thereafter until the vehicle owner re-registers the vehicle in the new state. Ford Credit, as secured party, must surrender possession if it holds the certificate of title to the financed vehicle, or would receive notice of surrender if its security interest is noted on the certificate of title. In either case, Ford Credit would have the opportunity to continue its security interest in the financed vehicle in the new state. Similarly, when an obligor sells a financed vehicle, Ford Credit must surrender possession of the certificate of title or will receive notice as a lienholder and will have an opportunity to require repayment of the receivable before release of the lien. Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interests in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

The trust's security interest in the receivable or the financed vehicle may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic's liens, priority over even the properly perfected lien of other secured parties. In addition, if a financed vehicle is confiscated by a government agency, Ford Credit may not be able to obtain possession of the vehicle and enforce the security interest unless it completes documentation required by the agency, including a "hold harmless" agreement. Unless Ford Credit fails to follow its policies and procedures, Ford Credit will not be required to purchase a receivable in these circumstances.

Receivables Contracts and Vehicles

Repossession; Notice of Sale and Cure Rights. If an obligor defaults on its retail installment sale contract, the servicer will have certain remedies available under that retail installment sale contract as allowed by state laws. These remedies include the right to perform self-help repossession unless it would be a breach of the peace or unless prohibited by state law. Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by retaining an independent contractor to take possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if required by state law, Ford Credit may have to obtain a court order before repossessing the vehicle.

If an obligor is in default under its retail installment sale contract, some states require that the obligor be notified of the default and given time to correct the default before repossession. In Ford Credit's experience, this right to correct is exercised by only a limited number of defaulted obligors.

On repossession of a vehicle, Ford Credit provides the obligor with notice of the date, time and place of a public sale and/or the date after which a private sale of the vehicle may be held. The obligor has the right to redeem the vehicle before sale by paying the unpaid balance of the contract plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney's fees when allowed by law. In some states, the obligor has the right to reinstate the contract by payment of past due amounts and other amounts instead of all amounts due under the contract.

Deficiency Judgments. Ford Credit generally is required to apply the proceeds of sale of a repossessed vehicle to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable. If the net proceeds from sale do not cover the full amount of the obligation, Ford Credit may seek a deficiency judgment in some states, but other states prohibit or limit deficiency judgments. Because a deficiency judgment is an unsecured personal judgment against the obligor for the shortfall, in many cases it is not worthwhile to seek one. If a deficiency judgment is obtained, it may be settled at a significant discount or it may be impossible to collect.

Consumer Financial Protection Laws. Numerous federal and state consumer financial protection laws and regulations impose substantial requirements on dealers, finance companies, lenders and servicers involved in consumer finance, including Ford Credit, and impose statutory liabilities on those who fail to comply with them. The most significant consumer financial protection laws regulating the receivables include:

●	the federal Truth-in-Lending Act and state motor vehicle retail installment sales acts that mandate financing disclosures that must be made to consumers,

●	the federal Equal Credit Opportunity Act that prohibits creditors from discriminating on the basis of specific factors, such as race, color, sex, age and marital status in all aspects of a credit transaction, including the application process and the development and use of scoring models,

●	the federal Fair Credit Reporting Act that regulates consumer credit reports and includes requirements on when and how creditors may obtain and use these reports and actions creditors must take to prevent identity theft, and

●	the Gramm-Leach-Bliley Act and state privacy laws that require protection of specific consumer data and communication of privacy rights with consumers.

State motor vehicle retail installment sales acts and other state laws regulate fees, finance charges, collection processes and licensing requirements. In some cases, these laws could affect the trust's ability to enforce the receivables or subject the trust to claims and defenses of the obligor including claims the obligor may assert against the motor vehicle dealer who sold the financed vehicle. In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve an obligor from some or all of the legal consequences of a default.

Ford Credit and the depositor will represent that each receivable complies in all material respects with requirements of law and that each receivable is not subject to claims or defenses of the obligor. This representation is based on Ford Credit's review of form contract terms, its review of completed contracts for errors apparent in the contract, and dealer representations of contract disclosure accuracy in agreements between Ford Credit and the dealer. If an obligor has a claim against the trust for a violation of law related to a receivable, that violation would be a breach by Ford Credit and the depositor and if the breach has a material adverse effect on a receivable, Ford Credit and the depositor would have to repurchase the receivable unless the breach is corrected in all material respects before the date the receivable is required to be repurchased.

Under the terms of the Servicemembers Civil Relief Act and similar state laws, Ford Credit may not charge off a receivable or use self-help methods to repossess the vehicle of an obligor who enters military service after entering into a qualifying retail installment sale contract. In addition, an obligor who enters military service may be entitled to forgiveness of finance charges in excess of 6% per year, and a corresponding reduction in the amount of each monthly payment. Receivables with obligors who are in the military or who enter the military may be included in the receivables owned by the trust and neither the depositor nor Ford Credit will be required to repurchase a receivable that becomes subject to these laws.

Bankruptcy Limitations. U.S. bankruptcy laws affect the ability of the trust to realize on collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a bankruptcy court may prevent a creditor from repossessing a vehicle and, as part of the plan of reorganization may, in limited circumstances, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. Neither the depositor nor Ford Credit will be required to repurchase a receivable that becomes subject to a bankruptcy proceeding after the cutoff date solely as a result of the bankruptcy.

Investment Considerations

The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, quality and diversification. Any determinations as to the qualification of the Class A-1 notes under, and compliance with, these other requirements of Rule 2a-7 are solely the responsibility of each money market fund and its investment advisor.

A money market fund should consider whether an investment by the money market fund in the Class A-1 notes satisfies the money market fund's investment policies and objectives, and should consult its own legal advisors in determining whether and to what extent the Class A-1 notes are a legal investment or are subject to restrictions on investment. For more information about Rule 2a-7 under the Investment Company Act of 1940, you should read "Risk Factors – Eligibility of the Class A-1 notes under Rule 2a-7."

Tax Considerations

General

Below is a description of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus. This description is based on current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other authorities all of which are subject to change, perhaps with retroactive effect. There are no cases or Internal Revenue Service, or "IRS," rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes. It is not certain that the IRS will not challenge the conclusions reached in this description, and no ruling from the IRS has been or will be sought on any of the issues described below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions in this prospectus.

This description does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited descriptions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as non-U.S. noteholders, insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets. This information is directed only to prospective noteholders who:

●	purchase notes in the initial distribution of the notes,

●	are U.S. noteholders, and

●	hold the notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code.

As used in this section of this prospectus, the term "U.S. noteholder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

●	a citizen or resident of the United States,

●	a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia,

●	an estate whose income is subject to U.S. federal income tax regardless of its source, or

●	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) have the authority to control all substantial decisions of the trust or that has made a valid election under Treasury regulations to be treated as a United States person.

The term "U.S. noteholder" also includes a noteholder whose income or gain on its investment in a note is effectively connected with the conduct of a U.S. trade or business. As used in this section of the prospectus, the term "non-U.S. noteholder" means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Partners are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences to them.

Prospective noteholders are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of Trust

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositor, assuming compliance with the terms of the trust agreement and transaction documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

If the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, the class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would satisfy a safe harbor. Nonetheless, treatment of notes as equity interests in a publicly traded partnership could have adverse tax consequences to some noteholders. For example, income to some tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Characterization and Treatment of Notes

Characterization as Debt. In the opinion of Katten Muchin Rosenman LLP, the offered notes will be treated as debt for U.S. federal income tax purposes to the extent they are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes. The depositor, the servicer, the indenture trustee and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes. Neither the opinion of tax counsel nor the agreement to treat the notes as debt is binding on the IRS or the courts.

For a description of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read "— Tax Characterization of Trust" above.

Treatment of Stated Interest. The stated interest on a note that constitutes qualified stated interest will be taxable to a holder as ordinary income when received or accrued according to the holder's method of tax accounting. For stated interest to be qualified stated interest it must be payable at least annually and reasonable remedies must exist to compel timely payment or the terms of the instrument must make late payment or non-payment sufficiently remote for purposes of the original issue discount, or "OID," rules. Although stated interest on the Class B and Class C notes can be deferred under certain circumstances, the trust intends to treat the potential deferral as sufficiently remote for purposes of the OID rules and treat the stated interest on the notes as qualified stated interest.

Original Issue Discount. A holder of notes treated as issued with OID must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder's regular method of accounting, generally under a constant yield method. The trust does not anticipate issuing the notes with any OID.

Disposition of Notes. If a noteholder sells or disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder's adjusted tax basis in the note. The holder's adjusted tax basis will equal the holder's cost for the note, increased by any OID and market discount previously included by the noteholder in income on the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by the noteholder on the note. Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding. The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders. Subject to the application of the FATCA withholding tax described in "—Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities" below, a non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf and not in connection with the conduct of a U.S. trade or business will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless the non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust. To qualify for the exemption from taxation, the withholding agent must have received a signed statement from the individual or corporation that:

●	is signed under penalties of perjury by the beneficial owner of the note,

●	certifies that the beneficial owner is not a U.S. noteholder, and

●	provides the beneficial owner's name and address.

A "withholding agent" is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment before payment to a non-U.S. noteholder (which itself is not a withholding agent). Generally, this statement is made on an IRS Form W-8BEN or W-8BEN-E (or any substitute form), which generally is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Under some circumstances, an IRS Form W-8BEN or W-8BEN-E can remain effective indefinitely. The beneficial owner must inform the withholding agent within 30 days of a change in circumstances that makes any information on the form incorrect and furnish a new IRS Form W-8BEN or W-8BEN-E to the withholding agent.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income on its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder.

Some securities clearing organizations, and other entities who are not beneficial owners, may be able to provide the signed statement to the withholding agent. However, in this case, the signed statement may require a copy of the beneficial owner's IRS Form W-8BEN or W-8BEN-E (or the substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

●	the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

●	in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, the holder, although exempt from the withholding tax described above if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under a tax treaty.

Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities. A 30% withholding tax generally will apply to payments of interest that are made to foreign financial institutions and certain non-financial foreign entities. Withholding tax, imposed under sections 1471 through 1474 of the Internal Revenue Code, or "FATCA," generally will not apply where payments are made to (i) a foreign financial institution that enters into an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about those accounts and withhold tax as may be required by that agreement, or (ii) a non-financial foreign entity that certifies it does not have substantial U.S. owners or furnishes identifying information about each substantial U.S. owner. Alternative requirements may apply to foreign entities subject to an intergovernmental agreement for the implementation of FATCA. The FATCA withholding tax applies regardless of whether a payment would be exempt from U.S. non-resident withholding tax (such as under the portfolio interest exemption or as capital gain) and regardless of whether a foreign financial institution is the beneficial owner of a payment. Prospective noteholders should consult their own tax advisors about the application and requirements of information reporting and withholding under FATCA and any intergovernmental agreement for the implementation of FATCA.

State and Local Tax

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax. Prospective noteholders are encouraged to consult their tax advisors about state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA Considerations

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or "ERISA," and the Internal Revenue Code impose obligations and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as "plans," and some entities (including insurance company general accounts and investment vehicles) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans. Any person who exercises authority or control over the management or disposition of a plan's assets or who gives investment advice for a fee or other compensation regarding a plan is considered to be a fiduciary of that plan, or a "plan fiduciary." Below is a description of the anticipated consequences of the purchase, ownership and disposition of the notes offered by this prospectus by a plan or a fiduciary of that plan. Under ERISA's general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:

●	whether the investment is permitted under the plan's governing documents,

●	whether the fiduciary has the authority to make the investment,

●	whether the investment is consistent with the plan's funding objectives,

●	the tax effects of the investment,

●	whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio, and

●	whether the investment is prudent considering the factors described in this prospectus.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Internal Revenue Code. A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

Subject to the considerations described in this section, plans generally may purchase the notes. A fiduciary of a plan should carefully review with its legal and other advisors whether the purchase, holding or disposition of any notes could give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should consider the restrictions on the purchase, holding and/or disposition of the notes. Unless otherwise stated, references to the purchase, holding and disposition of the notes in these sections also refer to the purchase, holding and disposition of an interest or participation in the notes.

Prohibited Transactions

Whether or not an investment in the notes will give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on whether the assets of the trust will be deemed to be "plan assets" of a plan investing in notes issued by the trust. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the "plan assets regulation," a plan's assets may be deemed to include an interest in the assets of the trust if the plan acquires an "equity interest" in the trust and none of the exceptions in the plan assets regulation are applicable. In general, an "equity interest" is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under local law and which has no substantial equity features.

The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This assessment is based on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the notes are treated as debt for ERISA purposes, the purchase, holding and disposition of the notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any underwriter or any of their affiliates, including Ford Credit, is or becomes a "party in interest" under ERISA or a "disqualified person" under Section 4975 of the Internal Revenue Code for the plan. In this case, exemptions from the prohibited transaction rules could apply to the purchase, holding and disposition of notes by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a note and the relationship of the party in interest to the plan or investor using plan assets, collectively, the "plan investor." Included among these exemptions are:

●	prohibited transaction class exemption 84-14, regarding transactions effected by qualified professional asset managers,

●	prohibited transaction class exemption 90-1, regarding transactions entered into by insurance company pooled separate accounts,

●	prohibited transaction class exemption 91-38, regarding transactions entered into by bank collective investment funds,

●	prohibited transaction class exemption 95-60, regarding transactions entered into by insurance company general accounts, and

●	prohibited transaction class exemption 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for some transactions between a plan and a person that is a party in interest or disqualified person for a plan solely by reason of providing services to the plan or having a relationship with a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary for the assets of the plan involved in the transaction), if the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. However, even if the conditions in one or more applicable exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions.

Due to the possibility that the sponsor, the trust, the underwriters or any of their affiliates, or the "transaction parties," may receive certain benefits in connection with the sale or holding of the notes, the purchase of the notes using plan assets over which any of the transaction parties has investment authority, renders investment advice to for a fee with respect to the plan assets or is the employer or other sponsor of the plan, may be deemed to be a violation of Title I of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, the notes may not be purchased using plan assets if any of the transaction parties has investment authority, renders investment advice to for a fee with respect to the plan assets or is the employer or other sponsor of the plan, unless the purchase or holding would not otherwise result in a non-exempt prohibited transaction.

Any plan investor that purchases, holds or disposes of the notes will be deemed to have represented that its purchase, holding or disposition of the notes is not and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

Benefit Plans Not Subject to ERISA or Internal Revenue Code

Some employee benefit plans, such as governmental plans, foreign plans and some church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA or Section 4975 of the Internal Revenue Code. However, these employee benefit plans may be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code, or a "similar law." In addition, any of these employee benefit plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code are subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code. Each of these employee benefit plans that are subject to similar laws, and each person acting on behalf of or investing the assets of such an employee benefit plan, that purchases, holds or disposes of notes will be deemed to have represented that its purchase, holding and disposition of the notes is not and will not result in a non-exempt violation of these similar laws or regulations.

Underwriting

The depositor and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus. Subject to some conditions, each underwriter agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3 Notes
Citigroup Global Markets Inc.	$50,864,000	$55,863,000	$29,760,000	$85,623,000
J.P. Morgan Securities LLC	50,864,000	55,864,000	29,760,000	85,624,000
Scotia Capital (USA) Inc.	50,864,000	55,863,000	29,760,000	85,623,000
Credit Agricole Securities (USA) Inc.	50,864,000	55,863,000	29,760,000	85,623,000
Credit Suisse Securities (USA) LLC	50,864,000	55,863,000	29,760,000	85,623,000
UniCredit Capital Markets LLC	–	7,509,000	4,000,000	11,509,000
U.S. Bancorp Investments, Inc.	–	7,509,000	4,000,000	11,509,000
AmeriVet Securities, Inc.	–	3,003,000	1,600,000	4,603,000
Roberts & Ryan Investments, Inc.	–	3,003,000	1,600,000	4,603,000
Total	$254,320,000	$300,340,000	$160,000,000	$460,340,000

Underwriters	Class A-4 Notes	Class B Notes	Class C Notes
Citigroup Global Markets Inc.	$13,950,000	$7,896,000	$5,260,000
J.P. Morgan Securities LLC	13,950,000	7,896,000	5,260,000
Scotia Capital (USA) Inc.	13,950,000	7,896,000	5,260,000
Credit Agricole Securities (USA) Inc.	13,950,000	7,896,000	5,260,000
Credit Suisse Securities (USA) LLC	13,950,000	7,896,000	5,260,000
UniCredit Capital Markets LLC	1,875,000	–	–
U.S. Bancorp Investments, Inc.	1,875,000	–	–
AmeriVet Securities, Inc.	750,000	–	–
Roberts & Ryan Investments, Inc.	750,000	–	–
Total	$75,000,000	$39,480,000	$26,300,000

All classes of notes must be issued and purchased for any offered notes to be issued and purchased by the underwriters.

The underwriters will resell the offered notes to the public. The selling concessions that the underwriters may allow to some dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes, are indicated in the following table. Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise receive.

	Selling Concessions not to exceed	Reallowances not to exceed
Class A-1 notes	0.030%	0.020%
Class A-2a notes	0.102%	0.068%
Class A-2b notes	0.102%	0.068%
Class A-3 notes	0.132%	0.088%
Class A-4 notes	0.162%	0.108%
Class B notes	0.180%	0.120%
Class C notes	0.198%	0.132%

Each class of notes is a new issue of securities with no established trading market. The underwriters have advised the depositor that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. It is not certain that a secondary market for the notes will develop, that it will continue or that it will provide sufficient liquidity. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to allow noteholders to resell any of the notes.

In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:

●	over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

●	stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a stated maximum,

●	syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed to cover syndicate short positions, and

●	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be. These transactions, if begun, may be discontinued at any time.

The depositor and Ford Credit will indemnify the underwriters against specific liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

The trust may invest the funds in its bank accounts in obligations issued by the underwriters or their affiliates.

In the ordinary course of their businesses, the underwriters and their affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositor, the servicer and their affiliates. In addition, one of the underwriters, U.S. Bancorp Investments, Inc., is an affiliate of the owner trustee, U.S. Bank Trust National Association.

On request by a noteholder who received an electronic prospectus from an underwriter within the period during which there is an obligation to deliver a prospectus, the underwriter will promptly deliver, without charge, a paper copy of this prospectus.

United Kingdom

Each underwriter severally, but not jointly, has represented and agreed that:

●	It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the UK,

•	in the UK, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the trust or the depositor, and

•	it has complied and will comply with all applicable provisions of the FSMA for anything done by it in relation to any offered notes in, from or otherwise involving the UK.

•	for the purposes of this provision, the expression "retail investor" means a person who is one (or more) of the following:

—	a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) No 2017/565, as it forms part of UK domestic law by virtue of the EUWA, or

—	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the EUWA, or

—	not a UK Qualified Investor, and

●	for the purposes of this provisions, the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered notes.

European Economic Area

Each underwriter severally, but not jointly, has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any offered notes which are the subject of this prospectus to any retail investor in the European Economic Area. For the purposes of this provision:

●	the expression "retail investor" means a person who is one (or more) of the following:

—	a retail client as defined in point (11) of Article 4(1) of MiFID II, or

—	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or

—	not a Qualified Investor, and

●	the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered notes.

European Union and UK Securitization Requirements

None of the sponsor, the depositor, the servicer, the trust or any underwriter is required, or intends to retain a material net economic interest in the securitization constituted by the issuance of the notes in a manner that would satisfy, or enable any investor to comply with, the requirements of (i) Regulation (EU) 2017/2402 (as amended, the "EU Securitization Regulation") or (ii) the EU Securitization Regulation, as it forms part of UK domestic law by virtue of the EUWA, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (the "UK Securitization Regulation"). In addition, none of these parties undertakes to take any other action, or refrain from taking any action, prescribed or contemplated in, or for purposes of, or in connection with, compliance by any investor with any applicable requirement of, the EU Securitization Regulation or the UK Securitization Regulation. Additionally, the arrangements described under "Credit Risk Retention" have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the notes may not be a suitable investment for any person that is now or may in the future be subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation.

Prospective noteholders are responsible for analyzing their own regulatory requirements and are encouraged to consult with their own investment and legal advisors regarding the suitability of the notes for investment and compliance with these legal requirements.

Legal Opinions

Katten Muchin Rosenman LLP will review or provide opinions on legal matters relating to the notes and U.S. federal income tax and other matters for the trust, the depositor and the servicer. Chapman and Cutler LLP will review or provide opinions on some legal matters relating to the notes and other matters for the underwriters. Chapman and Cutler LLP has from time to time represented Ford Credit and its affiliates on other matters.

Where You Can Find More Information

The depositor, as originator of the trust, filed with the SEC a registration statement, Registration No. 333-258040 under the Securities Act of 1933, for the notes offered by this prospectus. Forms of the transaction documents described in this prospectus are included as exhibits to the registration statement.

The SEC maintains a website containing reports, proxy materials, information statements and other information regarding issuers that file electronically with the SEC. The address is http://www.sec.gov.

You may obtain more information about Ford and Ford Credit at www.ford.com and www.ford.com/finance. The information about Ford and Ford Credit’s websites in this prospectus and their content is not incorporated by reference into this prospectus.

The servicer will file for the trust annual reports on Form 10-K, monthly distribution reports on Form 10-D, monthly asset-level data for the receivables attached as exhibits to Form ABS-EE, any required current reports on Form 8-K, and amendments to these reports with the SEC. A copy of any reports may be obtained by any noteholder by request to the indenture trustee or the depositor.

Incorporation of Documents by Reference

The trust "incorporates by reference" some information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the trust files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The trust incorporates by reference the initial asset-level data and related information attached as exhibits to the Form ABS-EE filed with the SEC by the depositor by the date of filing of this prospectus. The trust also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the trust before the termination of the offering of the notes (including any market-making transactions for the notes unless exempt from the registration requirements under the Securities Act of 1933).

The depositor will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request, a copy of any of the documents incorporated in this prospectus by reference.

Requests for copies should be directed to:

Ford Credit Auto Receivables Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802

One American Road

Dearborn, Michigan 48126

Attention: Ford Credit SPE Management Office

Telephone number: (313) 594-3495

Email: FSPEMgt@ford.com

Index of Defined Terms

ABS	93
adjusted pool balance	13
APR	14
asset representations reviewer	113
available funds	74
Bankruptcy Code	32
benchmark replacement	77
benchmark replacement adjustment	77
benchmark replacement conforming changes	77
benchmark replacement date	76
benchmark transition event	76
calculation agent	10
CFPB	31
Class A notes	9
Class A-2 notes	10
Clayton	113
clean up call option	85
closing date	9
collection period	74
collections	74
controlling class	12
corresponding tenor	77
cutoff date	9
delinquency trigger	70
depositor	9
Dodd-Frank Act	31
DTC	87
EEA	4
eligible asset representation reviewer	113
ERISA	125
EU Securitization Regulation	130
EUWA	3
event of default	82
FATCA	125
financed vehicles	11
first priority principal payment	78
floating rate notes	10
Ford	9
Ford Credit	9
FPO	4
FRBNY	33
FSMA	3
indenture trustee	111
initial asset-level data	68
initial pool balance	11
Insurance Distribution Directive	4
IRS	122
liquidation proceeds	74
LTV	43
MiFID II	4

notes	9
NRSROs	22
obligors	11
offered notes	9
OID	123
owner trustee	110
payment dates	10
plan fiduciary	125
plan investor	126
plans	125
pool balance	60
PRIIPs Regulation	4
principal balance	60
priority principal payments	78
Prospectus Regulation	4
PTI	43
qualified investor	4
rating agencies	15
rating agency condition	85
receivables	10
regular principal payment	79
Regulation AB	107
relevant governmental body	77
Relevant Persons	4
responsible person	70
review receivables	72
SEC	3
second priority principal payment	78
servicer	11
servicer termination event	104
similar law	127
simple interest receivable	61
SOFR	76
SOFR business day	76
SOFR determination date	76
subvened-APR contracts	41
targeted overcollateralization amount	90
transaction parties	127
trust	9
trust bank accounts	103
turbo	78
U.S. Bank	110
U.S. Bank Trust	110
UK	3
UK PRIIPs Regulation	4
UK Prospectus Regulation	3
UK Qualified Investor	3
UK Securitization Regulation	130
unadjusted benchmark replacement	77
yield supplement overcollateralization amount	91

Annex A

STATIC POOL INFORMATION — PRIOR SECURITIZED POOLS

This Annex contains static pool information about prior pools of retail installment sale contracts securitized by Ford Credit. The information in this Annex consists of summary information about the original characteristics of the prior securitized pools and a graphical presentation of cumulative losses, prepayments and delinquency data for each prior securitized pool. The original characteristics of the prior securitized pools may differ somewhat from each other and from the characteristics of the pool of receivables in the securitization transaction described in the prospectus. This is because Ford Credit’s portfolio of retail installment sale contracts, from which the securitized pools are selected, changes over time in response to changing economic and market conditions, although such changes generally occur gradually. Over the period covered by the prior securitized pools, newer securitized pools have generally exhibited higher FICO® scores, higher loan-to-value ratios and higher percentages of contracts with original terms greater than 60 months and subvened-APR contracts, than older securitized pools although changes between each successive pool have generally not been significant. As a result, prior securitized pools are generally comparable to the pool of receivables in the securitization transaction described in the prospectus, however, the oldest prior securitized pools generally have the largest differences in characteristics to the pool of receivables in the securitization transaction described in the prospectus.

Despite the differences in characteristics among the prior securitized pools, the performance of the related securitization transactions has been generally consistent over time, and any difference in performance in the pool of receivables in the securitization transaction described in the prospectus compared to prior securitized pools may be more influenced by general macroeconomic conditions than differences in characteristics.

In addition, although the selection criteria used for the retail installment sale contracts in the prior securitized pools have changed over time to accommodate new financing products, increased vehicle pricing and changes in securitization market practices, these changes do not diminish the general comparability of the prior securitized pools to the pool of receivables in the securitization transaction described in the prospectus. Losses, prepayments and delinquencies for the pool of receivables in the securitization transaction described in the prospectus may differ from the information shown in this Annex for prior securitized pools.

The following footnotes are applicable to the static pool information for each of the prior securitized pools included in this Annex:

(1)	Weighted averages are weighted by the principal balance of each receivable on the cutoff date for the prior securitized pool.

(2)	Percentage of initial pool balance.

(3)	The weighted average life of the receivables is calculated by (a) multiplying the scheduled principal payments by the number of months from the cutoff date, (b) adding the results, (c) dividing the sum by 12 and (d) dividing the result by the initial pool balance, and based on the assumption that all payments are due on the first day of the month, all receivables pay as scheduled, starting one month from the cutoff date, with no delays, defaults or prepayments.

(4)	Excludes receivables with primary obligors who do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history.

(5)	Represents receivables with primary obligors that use the financed vehicles for personal use and do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history.

(6)	The LTV for a receivable is the original amount financed divided by the wholesale value of the vehicle.

(7)	The PTI for a receivable is the monthly payment divided by the monthly combined income of the obligor and any co-obligor. Excludes commercial use receivables with business entities as the primary obligor, receivables where the applicant stated no income or negligible income in the credit application and receivables where Ford Credit has determined that the PTI is unreliable.

(8)	Subvened-APR Receivables are receivables originated under a Ford-sponsored low-APR marketing program.

(9)	Commercial Use Receivables are receivables with customers who use the financed vehicle for commercial purposes. These customers may be either business entities or individuals.

(10)	Car includes sedans, hatchbacks and coupes. Light truck includes vans, minivans and light pick-up trucks. Utility includes wagons, SUVs and cross-overs. Other includes primarily non-Ford, Lincoln and Mercury vehicles which Ford Credit does not categorize.

(11)	Based on the billing addresses of the obligors on the cutoff date for the prior securitized pool.

(12)	End-of-Month Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the month, after applying all payments received from obligors, liquidation proceeds, purchase amounts to be deposited by the servicer, the sponsor or the depositor, and all realized losses.

(13)	Cumulative Net Losses are the aggregate principal balance of all receivables that the servicer determined to be uncollectible less any liquidation proceeds (primarily auction proceeds) and other recoveries. Net Losses include all external costs for repossession and disposition of the financed vehicle and continued collection efforts after charge off.

(14)	Prepayments are the aggregate principal balance of all receivables prepaid in full during the month.

(15)	The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due. The dollar amounts represent the aggregate outstanding principal balances of the delinquent receivables as of the end of the month. The percentages represent the aggregate outstanding principal balances of the delinquent receivables as of the end of the month as a percentage of the End-of-Month Pool Balance. Delinquencies include receivables with bankrupt obligors and exclude receivables in repossession status or that have been charged off by the servicer.

(16)	Pool Factor represents the End-of-Month Pool Balance, as a percentage of the Initial Pool Balance. The scheduled monthly pool factor assumes receipt of scheduled receivable principal payments as of the cutoff date, a 0% ABS rate and that the servicer does not exercise its clean-up call option. The Initial pool factor assumption assumes receipt of scheduled and unscheduled receivable principal payments as of the cutoff date, at an assumed ABS rate and that the servicer will exercise its clean-up call option on the first payment date that the option is available. A change in the actual pool factor reflects both scheduled and unscheduled principal payments and other reductions in the aggregate principal balance of the receivables. For more information about the ABS rate, you should read “Maturity and Prepayment Considerations – Weighted Average Life.”

Ford Credit Auto Owner Trust 2017-A

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Delinquencies (%)
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
Actual
Initial Assumption
Scheduled
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

 See page A-1 for footnotes

Ford Credit Auto Owner Trust 2017-A

Original Pool Characteristics

Closing Date	January 25, 2017	Weighted Average(1) FICO® Score(4) at Origination		736
Cutoff Date	January 1, 2017	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	66,537	for Original Term Greater than 60 Months		714
Initial Pool Balance	$1,718,023,630	Percentage FICO® Score(4) less than 650(2)		14.74%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.34%
Average	$25,821	Weighted Average(1) LTV(6) at Origination		98.16%
Highest	$98,029	Weighted Average(1) PTI(7) at Origination		8.64%
Lowest	$250	Percentage Subvened-APR Receivables(2)(8)		66.33%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		19.54%
Average	$31,676	Percentage New Vehicle(2)		90.68%
Highest	$118,810	Percentage Car(2)(10)		22.71%
Lowest	$1,655	Percentage Light Truck(2)(10)		43.68%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		33.61%
Weighted average(1)	2.61%	Percentage Other(2)(10)		0.00%
Highest	23.04%	Percentage of Top 10 Makes/Models(2)		82.35%
Lowest	0.00%	Ford F-150	22.17%
APR greater than or equal to 20 percent(2)	0.00%	Ford Escape	11.29
Original Term		Ford Explorer	9.00
Weighted average(1)	64.9 months	Ford Fusion	8.81
Original term greater than 60 months(2)	55.08%	Ford F-250	7.63
Longest	72 months	Ford F-350	6.67
Shortest	12 months	Ford Edge	5.32
Remaining Term		Ford Focus	5.29
Weighted average(1)	56.5 months	Ford Mustang	3.43
Remaining term greater than 60 months(2)	38.73%	Ford Expedition	2.74
Longest	72 months	Percentage in Top 5 States(2)(11)		39.91%
Shortest	2 months	Texas	15.20%
Scheduled Weighted Average Life(3)	2.44 years	California	9.64
Weighted Average(1) Months After Origination		Florida	7.57
(Seasoning)	8.5 months	Illinois	3.92
		Georgia	3.58

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jan-17	$1,655,172,739	$537	$25,905,448	$6,816,450	$145,755	$–	$–	0.01%
2	Feb-17	1,603,448,963	34,858	17,255,391	7,900,302	746,225	–	–	0.05
3	Mar-17	1,549,145,727	187,119	17,847,971	7,866,236	590,308	177,887	–	0.05
4	Apr-17	1,502,640,846	519,233	14,648,570	8,150,027	717,620	80,588	–	0.05
5	May-17	1,451,408,833	995,177	17,043,599	7,554,087	1,103,832	290,316	–	0.10
6	Jun-17	1,405,880,778	1,269,839	13,050,454	6,944,006	1,293,190	85,584	–	0.10
7	Jul-17	1,360,086,427	1,864,797	13,911,722	9,684,957	1,042,856	167,300	66,700	0.09
8	Aug-17	1,314,884,157	2,254,816	13,596,527	9,660,392	1,129,263	123,383	46,364	0.10
9	Sep-17	1,271,293,442	2,627,661	13,300,260	9,156,015	1,423,967	120,206	130,256	0.13
10	Oct-17	1,226,554,199	3,253,984	14,086,455	10,287,855	1,117,928	166,448	157,271	0.12
11	Nov-17	1,184,268,329	3,741,374	12,782,836	9,883,228	1,248,789	316,603	255,873	0.15
12	Dec-17	1,142,871,213	4,484,540	12,910,319	11,646,779	1,486,815	103,174	172,930	0.15
13	Jan-18	1,099,605,642	5,140,333	13,505,136	10,497,751	1,393,738	315,998	231,614	0.18
14	Feb-18	1,061,517,791	5,556,606	10,301,526	10,172,045	1,514,601	246,069	335,400	0.20
15	Mar-18	1,019,803,673	6,095,161	12,743,735	8,036,130	812,931	308,316	290,636	0.14
16	Apr-18	980,183,456	6,525,122	12,054,091	8,387,334	1,113,148	156,107	400,356	0.17
17	May-18	940,575,905	6,952,016	12,522,390	9,770,276	964,363	232,398	343,014	0.16
18	Jun-18	902,101,600	7,362,102	12,190,424	9,960,345	992,782	348,465	430,994	0.20
19	Jul-18	863,891,786	7,485,767	12,387,954	9,049,590	773,506	229,166	483,710	0.17
20	Aug-18	825,084,155	7,937,876	12,972,146	9,296,896	1,232,451	139,163	391,454	0.21
21	Sep-18	790,307,872	8,254,716	11,469,883	9,169,860	842,363	324,523	491,786	0.21
22	Oct-18	752,903,855	8,568,543	12,391,743	9,947,633	860,568	240,569	571,856	0.22
23	Nov-18	719,102,317	9,033,779	10,170,714	8,424,375	1,242,955	269,860	678,251	0.30
24	Dec-18	687,436,796	9,385,734	9,070,289	9,725,771	920,128	486,171	858,636	0.33
25	Jan-19	654,055,413	9,809,497	10,363,186	8,714,027	792,555	277,937	986,450	0.31
26	Feb-19	624,245,028	10,206,673	8,105,696	7,920,528	882,785	165,382	1,044,948	0.34
27	Mar-19	593,132,735	10,568,076	8,904,545	7,272,063	603,155	253,648	989,542	0.31
28	Apr-19	562,443,913	10,695,245	9,229,166	5,837,443	790,453	266,854	914,754	0.35
29	May-19	532,598,624	10,938,671	8,719,617	6,904,379	632,956	157,498	939,258	0.32
30	Jun-19	504,843,960	11,075,246	8,749,282	6,751,202	785,983	173,190	945,797	0.38
31	Jul-19	474,594,736	11,301,303	10,273,358	7,093,357	623,526	153,056	943,359	0.36
32	Aug-19	446,800,578	11,367,311	8,851,671	5,954,887	633,915	247,801	886,764	0.40
33	Sep-19	421,424,015	11,595,764	7,605,809	7,133,607	813,376	216,770	932,292	0.47
34	Oct-19	395,451,312	11,815,367	7,712,499	6,460,656	518,784	289,426	878,123	0.43
35	Nov-19	372,483,583	12,096,519	6,176,837	6,426,649	651,602	115,029	910,400	0.45
36	Dec-19	349,144,122	12,288,716	6,461,136	6,558,679	856,369	216,808	932,164	0.57
37	Jan-20	326,569,997	12,505,402	5,982,456	5,051,749	677,479	189,979	938,197	0.55
38	Feb-20	306,594,565	12,521,445	4,849,617	4,584,807	470,299	313,391	858,216	0.54
39	Mar-20	285,741,580	12,591,126	4,996,852	4,394,273	557,022	305,295	880,271	0.61
40	Apr-20	267,502,903	12,643,771	4,210,144	2,954,014	761,294	210,343	1,002,043	0.74
41	May-20	249,595,563	12,611,474	4,714,653	2,831,665	471,665	215,553	1,048,649	0.70
42	Jun-20	230,525,970	12,665,725	5,361,629	2,838,460	676,592	176,593	951,314	0.78
43	Jul-20	211,327,888	12,700,574	5,466,641	2,735,942	309,897	133,095	949,150	0.66
44	Aug-20	194,570,326	12,692,169	4,407,551	2,744,035	452,657	78,552	967,241	0.77
45	Sep-20	178,172,769	12,822,270	4,062,676	2,357,931	314,461	168,682	884,598	0.77
46	Oct-20	162,492,306	12,897,791	3,859,564	2,506,285	148,513	92,448	940,264	0.73

See page A-1 for footnotes	Final Payment Date: November 16, 2020

Ford Credit Auto Owner Trust 2017-B

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2017-B

Original Pool Characteristics

Closing Date	June 27, 2017	Weighted Average(1) FICO® Score(4) at Origination		734
Cutoff Date	June 1, 2017	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	55,385	for Original Term Greater than 60 Months		714
Initial Pool Balance	$1,410,368,511	Percentage FICO® Score(4) less than 650(2)		15.14%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.24%
Average	$25,465	Weighted Average(1) LTV(6) at Origination		98.56%
Highest	$98,260	Weighted Average(1) PTI(7) at Origination		8.67%
Lowest	$262	Percentage Subvened-APR Receivables(2)(8)		65.54%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		20.05%
Average	$32,062	Percentage New Vehicle(2)		89.69%
Highest	$114,586	Percentage Car(2)(10)		22.10%
Lowest	$1,000	Percentage Light Truck(2)(10)		44.17%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		33.73%
Weighted average(1)	2.71%	Percentage Other(2)(10)		0.00%
Highest	23.49%	Percentage of Top 10 Makes/Models(2)		82.24%
Lowest	0.00%	Ford F-150	24.14%
APR greater than or equal to 20 percent(2)	0.00%	Ford Escape	10.16
Original Term		Ford Explorer	9.91
Weighted average(1)	65.2 months	Ford Fusion	8.80
Original term greater than 60 months(2)	56.98%	Ford F-250	7.22
Longest	72 months	Ford F-350	5.60
Shortest	12 months	Ford Edge	5.43
Remaining Term		Ford Focus	5.23
Weighted average(1)	55.9 months	Ford Mustang	2.99
Remaining term greater than 60 months(2)	41.30%	Ford Expedition	2.76
Longest	72 months	Percentage in Top 5 States(2)(11)		41.79%
Shortest	2 months	Texas	15.22%
Scheduled Weighted Average Life(3)	2.42 years	California	10.91
Weighted Average(1) Months After Origination		Florida	7.86
(Seasoning)	9.3 months	Georgia	3.93
		Illinois	3.87

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jun-17	$1,360,583,351	$221	$18,999,605	$4,569,397	$–	$–	$–	0.00%
2	Jul-17	1,317,392,593	28,413	14,427,507	7,109,432	714,943	33,961	–	0.06
3	Aug-17	1,272,989,834	272,650	15,804,894	5,854,663	909,243	37,796	33,961	0.08
4	Sep-17	1,232,228,253	475,196	13,749,945	6,996,319	649,782	355,824	50,590	0.09
5	Oct-17	1,192,209,168	798,745	12,179,834	6,903,130	752,184	54,925	113,163	0.08
6	Nov-17	1,154,637,350	1,108,183	11,538,540	8,198,620	796,324	223,577	51,060	0.09
7	Dec-17	1,117,395,637	1,569,115	11,081,960	8,608,095	1,013,043	104,534	231,024	0.12
8	Jan-18	1,078,074,055	2,078,871	12,486,729	9,225,432	1,017,952	121,757	219,567	0.13
9	Feb-18	1,043,429,296	2,337,310	9,316,354	8,826,311	808,941	326,493	247,714	0.13
10	Mar-18	1,005,298,065	2,754,000	11,976,352	7,657,256	1,015,547	160,393	217,361	0.14
11	Apr-18	969,334,863	3,088,586	11,619,792	7,691,475	1,010,352	243,379	166,610	0.15
12	May-18	933,049,971	3,386,019	11,537,594	8,621,025	1,285,998	275,642	275,283	0.20
13	Jun-18	898,978,756	3,752,380	10,422,487	9,552,887	798,429	204,260	333,336	0.15
14	Jul-18	865,628,162	4,044,796	9,686,520	8,028,531	1,025,347	361,247	367,195	0.20
15	Aug-18	831,483,100	4,417,852	10,684,955	7,724,561	1,012,260	94,505	487,365	0.19
16	Sep-18	799,736,593	4,897,429	10,470,223	9,834,433	964,054	169,793	405,312	0.19
17	Oct-18	764,910,616	5,484,743	11,838,697	8,895,642	781,141	278,843	428,540	0.19
18	Nov-18	734,157,711	5,943,500	9,241,400	7,491,578	1,111,439	147,547	350,463	0.22
19	Dec-18	703,399,766	6,160,233	10,077,624	9,222,020	1,118,132	240,159	307,542	0.24
20	Jan-19	672,983,797	6,443,846	9,378,347	7,571,945	921,316	246,959	456,153	0.24
21	Feb-19	645,872,330	6,866,057	7,370,759	6,952,974	833,299	279,330	398,430	0.23
22	Mar-19	616,354,625	7,250,685	8,656,366	6,490,185	534,745	259,558	338,253	0.18
23	Apr-19	588,498,415	7,326,340	7,975,747	6,061,054	935,756	275,578	373,727	0.27
24	May-19	560,429,373	7,420,837	8,780,322	6,473,676	643,065	169,736	473,862	0.23
25	Jun-19	534,406,894	7,601,984	8,245,025	7,130,125	800,597	138,894	417,701	0.25
26	Jul-19	506,536,192	7,735,753	9,227,539	7,050,683	766,374	246,677	419,937	0.28
27	Aug-19	479,622,586	8,015,233	8,819,325	6,209,752	703,595	93,560	398,817	0.25
28	Sep-19	454,731,271	8,165,435	8,131,947	7,294,882	760,254	290,922	247,436	0.29
29	Oct-19	429,410,766	8,454,025	7,894,811	6,709,463	732,966	189,324	373,773	0.30
30	Nov-19	406,924,418	8,737,732	6,097,738	6,260,623	853,124	158,713	402,192	0.35
31	Dec-19	383,637,222	9,055,301	7,320,456	7,174,582	999,587	256,687	406,708	0.43
32	Jan-20	361,556,332	9,254,761	6,380,368	5,773,860	905,236	279,848	470,042	0.46
33	Feb-20	340,858,848	9,501,428	5,910,701	4,645,112	628,742	377,624	390,813	0.41
34	Mar-20	320,287,462	9,859,782	5,464,748	4,472,215	792,871	115,303	515,787	0.44
35	Apr-20	302,183,886	9,890,605	5,016,960	2,802,374	825,055	330,548	423,623	0.52
36	May-20	284,077,132	9,888,407	5,444,239	2,748,635	553,789	298,098	531,954	0.49
37	Jun-20	265,120,639	10,038,412	5,677,136	2,863,692	428,531	246,513	502,490	0.44
38	Jul-20	245,903,945	10,245,163	5,877,640	3,087,861	563,179	242,685	466,341	0.52
39	Aug-20	228,503,526	10,443,785	5,080,585	3,132,695	508,452	153,802	427,453	0.48
40	Sep-20	211,701,649	10,476,304	4,884,363	2,693,995	414,158	194,532	449,507	0.50
41	Oct-20	195,638,237	10,525,075	4,458,353	2,522,383	308,639	168,592	437,203	0.47
42	Nov-20	180,937,531	10,608,804	3,830,928	2,735,178	270,167	94,253	431,615	0.44
43	Dec-20	166,106,724	10,502,824	4,055,428	3,144,007	365,031	156,415	393,861	0.55
44	Jan-21	152,829,831	10,489,211	3,407,791	2,577,797	300,181	90,145	366,839	0.50
45	Feb-21	141,053,159	10,492,108	2,585,748	2,041,677	378,632	108,501	369,643	0.61
46	Mar-21	126,928,974	10,493,337	3,753,830	1,419,542	246,029	35,696	451,843	0.58

See page A-1 for footnotes	Final Payment Date: April 15, 2021

Ford Credit Auto Owner Trust 2017-C

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
Monthly Pool Factor (16)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2017-C

Original Pool Characteristics

Closing Date	November 21, 2017	Weighted Average(1) FICO® Score(4) at Origination		739
Cutoff Date	November 1, 2017	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	78,146	for Original Term Greater than 60 Months		720
Initial Pool Balance	$1,997,343,293	Percentage FICO® Score(4) less than 650(2)		13.93%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.15%
Average	$25,559	Weighted Average(1) LTV(6) at Origination		97.32%
Highest	$98,631	Weighted Average(1) PTI(7) at Origination		8.63%
Lowest	$260	Percentage Subvened-APR Receivables(2)(8)		59.89%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		19.58%
Average	$32,555	Percentage New Vehicle(2)		89.73%
Highest	$118,527	Percentage Car(2)(10)		19.76%
Lowest	$1,000	Percentage Light Truck(2)(10)		46.70%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		33.54%
Weighted average(1)	3.06%	Percentage Other(2)(10)		0.00%
Highest	23.89%	Percentage of Top 10 Makes/Models(2)		82.82%
Lowest	0.00%	Ford F-150	25.50%
APR greater than or equal to 20 percent(2)	0.01%	Ford Explorer	10.90
Original Term		Ford Escape	8.79
Weighted average(1)	65.3 months	Ford F-250	8.35
Original term greater than 60 months(2)	58.15%	Ford Fusion	7.82
Longest	72 months	Ford F-350	6.20
Shortest	6 months	Ford Edge	5.73
Remaining Term		Ford Focus	4.22
Weighted average(1)	56.2 months	Ford Mustang	2.85
Remaining term greater than 60 months(2)	39.92%	Ford Expedition	2.46
Longest	72 months	Percentage in Top 5 States(2)(11)		37.97%
Shortest	2 months	Texas	16.53%
Scheduled Weighted Average Life(3)	2.44 years	California	9.91
Weighted Average(1) Months After Origination		Illinois	4.02
(Seasoning)	9.1 months	Ohio	3.82
		Georgia	3.69

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Nov-17	$1,911,964,416	$386	$41,681,835	$7,408,272	$–	$–	$–	0.00%
2	Dec-17	1,841,726,585	58,604	30,082,977	10,812,716	547,174	–	–	0.03
3	Jan-18	1,772,129,464	228,703	28,264,617	9,851,889	1,176,509	124,783	–	0.07
4	Feb-18	1,712,672,524	523,854	20,695,098	10,131,010	989,445	90,114	43,056	0.07
5	Mar-18	1,651,448,533	935,599	20,997,344	9,100,134	820,052	81,280	62,754	0.06
6	Apr-18	1,594,753,247	1,538,941	18,782,467	9,261,063	1,182,758	91,908	121,875	0.09
7	May-18	1,538,363,664	2,122,059	18,766,538	9,324,402	1,085,204	249,652	87,575	0.09
8	Jun-18	1,486,547,091	2,588,148	16,323,784	10,490,562	862,987	181,349	79,459	0.08
9	Jul-18	1,434,722,679	3,092,699	15,865,870	10,870,293	1,112,564	109,502	198,452	0.10
10	Aug-18	1,382,351,165	3,507,632	16,896,141	10,475,594	1,063,452	213,554	141,938	0.10
11	Sep-18	1,334,432,627	4,007,865	15,450,000	11,750,265	1,313,110	205,972	180,111	0.13
12	Oct-18	1,283,514,255	4,694,334	16,381,622	12,008,464	1,008,040	345,091	208,027	0.12
13	Nov-18	1,237,694,092	5,338,669	13,319,619	10,690,877	1,644,131	152,426	305,781	0.17
14	Dec-18	1,192,490,908	5,958,957	13,871,425	13,029,094	1,404,098	137,060	392,893	0.16
15	Jan-19	1,146,514,770	6,472,902	14,220,271	11,689,211	1,364,145	219,805	375,814	0.17
16	Feb-19	1,103,861,556	6,966,784	12,162,076	10,510,148	1,413,690	364,063	343,900	0.19
17	Mar-19	1,058,566,170	7,516,426	14,018,489	8,730,875	1,259,057	234,008	413,631	0.18
18	Apr-19	1,013,628,839	7,813,206	14,344,572	8,791,634	1,235,160	451,264	342,445	0.20
19	May-19	971,466,946	8,121,607	12,622,482	9,120,777	1,002,064	247,360	428,103	0.17
20	Jun-19	931,842,713	8,375,678	12,277,980	9,863,956	1,250,621	397,322	467,745	0.23
21	Jul-19	889,022,721	8,699,874	14,246,967	10,415,482	996,724	333,114	578,952	0.21
22	Aug-19	848,422,062	9,078,312	13,539,154	9,171,431	1,109,042	401,691	557,659	0.24
23	Sep-19	809,496,822	9,670,179	12,414,575	10,028,842	1,142,030	214,344	592,223	0.24
24	Oct-19	768,989,954	10,161,772	13,958,639	9,979,561	991,099	282,522	605,327	0.24
25	Nov-19	732,518,161	10,757,578	11,280,245	10,467,337	1,190,881	234,592	678,372	0.29
26	Dec-19	695,878,247	11,078,776	11,650,379	10,730,312	983,171	361,430	741,676	0.30
27	Jan-20	659,823,182	11,238,768	11,235,571	8,489,527	1,100,809	151,071	817,166	0.31
28	Feb-20	628,002,012	11,423,855	8,894,452	8,223,145	765,153	242,300	781,063	0.28
29	Mar-20	594,618,979	11,614,530	9,732,131	7,924,417	1,252,769	305,379	852,224	0.41
30	Apr-20	564,654,722	11,684,338	9,107,704	4,749,922	1,296,887	453,862	894,912	0.47
31	May-20	535,250,685	11,719,492	9,489,160	4,298,289	810,909	475,581	977,242	0.42
32	Jun-20	504,231,313	11,874,588	9,795,719	5,090,425	1,076,612	248,032	918,562	0.44
33	Jul-20	472,873,298	12,160,910	10,166,988	5,608,462	753,387	245,479	807,287	0.38
34	Aug-20	444,445,643	12,260,808	8,771,692	5,845,378	645,790	268,895	793,775	0.38
35	Sep-20	415,801,978	12,478,635	9,090,002	5,047,443	831,576	207,897	799,895	0.44
36	Oct-20	388,831,026	12,628,283	8,124,443	5,312,095	587,227	248,913	853,192	0.43
37	Nov-20	363,912,668	12,760,217	6,935,882	5,350,121	928,890	182,050	856,623	0.54
38	Dec-20	338,204,228	12,895,657	7,721,459	5,365,415	624,118	175,969	825,138	0.48
39	Jan-21	314,893,093	12,964,719	6,772,853	4,078,215	691,317	119,181	814,555	0.52
40	Feb-21	294,208,644	12,996,028	5,219,567	4,248,402	539,672	139,056	737,803	0.48
41	Mar-21	269,145,494	12,971,466	7,774,492	3,006,353	259,558	162,755	723,528	0.43
42	Apr-21	247,703,969	13,057,270	6,421,453	2,470,740	356,790	87,911	653,927	0.44
43	May-21	228,564,709	13,068,298	5,692,075	2,980,006	346,301	92,878	657,391	0.48
44	Jun-21	209,560,713	12,963,090	5,337,302	2,735,699	281,345	78,203	612,113	0.46
45	Jul-21	192,011,165	12,948,049	4,723,011	2,566,822	248,917	62,182	634,199	0.49

See page A-1 for footnotes	Final Payment Date: August 16, 2021

Ford Credit Auto Owner Trust 2018-A

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
Actual
Initial Assumption
Scheduled
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2018-A

Original Pool Characteristics

Closing Date	May 22, 2018	Weighted Average(1) FICO® Score(4) at Origination		737
Cutoff Date	May 1, 2018	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	64,956	for Original Term Greater than 60 Months		718
Initial Pool Balance	$1,727,999,801	Percentage FICO® Score(4) less than 650(2)		14.36%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.16%
Average	$26,603	Weighted Average(1) LTV(6) at Origination		96.78%
Highest	$99,451	Weighted Average(1) PTI(7) at Origination		8.62%
Lowest	$252	Percentage Subvened-APR Receivables(2)(8)		54.84%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		22.24%
Average	$33,309	Percentage New Vehicle(2)		88.34%
Highest	$128,619	Percentage Car(2)(10)		16.34%
Lowest	$1,018	Percentage Light Truck(2)(10)		49.84%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		33.83%
Weighted average(1)	3.55%	Percentage Other(2)(10)		0.00%
Highest	21.50%	Percentage of Top 10 Makes/Models(2)		82.71%
Lowest	0.00%	Ford F-150	24.92%
APR greater than or equal to 20 percent(2)	0.00%	Ford Explorer	11.59
Original Term		Ford F-250	10.34
Weighted average(1)	65.2 months	Ford Escape	8.29
Original term greater than 60 months(2)	57.59%	Ford F-350	7.20
Longest	72 months	Ford Fusion	6.37
Shortest	12 months	Ford Edge	5.67
Remaining Term		Ford Focus	3.26
Weighted average(1)	57.0 months	Ford Expedition	2.64
Remaining term greater than 60 months(2)	42.35%	Ford Mustang	2.43
Longest	72 months	Percentage in Top 5 States(2)(11)		42.59%
Shortest	2 months	Texas	17.09%
Scheduled Weighted Average Life(3)	2.49 years	California	10.43
Weighted Average(1) Months After Origination		Florida	7.85
(Seasoning)	8.2 months	Illinois	3.66
		Georgia	3.56

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	May-18	$1,652,868,448	$16,939	$37,039,484	$7,011,418	$71,262	$–	$–	0.00%
2	Jun-18	1,591,821,805	46,980	26,081,870	7,007,489	662,101	–	–	0.04
3	Jul-18	1,534,011,405	204,110	22,874,524	8,136,441	713,125	56,892	–	0.05
4	Aug-18	1,478,510,604	544,550	21,253,223	8,939,593	647,749	136,975	12,739	0.05
5	Sep-18	1,431,613,521	895,128	15,914,380	8,912,232	1,238,050	118,866	79,552	0.10
6	Oct-18	1,382,725,534	1,420,600	15,852,681	9,659,182	991,589	314,841	187,272	0.11
7	Nov-18	1,338,691,626	1,940,547	13,132,745	9,096,574	1,112,742	204,242	204,972	0.11
8	Dec-18	1,295,721,772	2,351,153	13,326,340	12,121,511	1,728,574	300,148	286,890	0.18
9	Jan-19	1,250,818,099	3,087,385	14,518,692	10,157,957	1,621,796	199,087	348,593	0.17
10	Feb-19	1,210,740,485	3,580,693	11,304,362	9,924,943	1,359,938	343,035	354,510	0.17
11	Mar-19	1,167,092,994	4,146,243	13,920,606	8,575,878	1,122,614	187,893	319,249	0.14
12	Apr-19	1,125,280,509	4,802,280	12,333,710	8,458,945	970,837	390,347	295,796	0.15
13	May-19	1,082,803,017	5,228,394	14,508,190	9,740,586	1,090,111	227,160	577,157	0.17
14	Jun-19	1,043,877,776	5,686,796	12,201,867	9,783,557	1,242,703	258,940	475,855	0.19
15	Jul-19	1,002,148,941	6,234,947	13,538,912	10,477,750	1,042,238	430,434	445,189	0.19
16	Aug-19	961,760,424	6,652,360	14,220,631	9,111,527	1,178,598	124,123	392,132	0.18
17	Sep-19	923,400,100	6,948,249	13,072,160	10,674,275	1,435,399	95,995	388,093	0.21
18	Oct-19	884,959,509	7,377,063	12,445,243	10,835,594	1,444,711	305,901	255,674	0.23
19	Nov-19	849,851,125	8,102,527	10,631,983	9,562,308	1,223,796	251,518	262,675	0.20
20	Dec-19	813,307,822	8,754,108	11,894,475	12,561,086	1,194,312	321,398	372,360	0.23
21	Jan-20	777,618,979	9,111,935	11,329,744	9,803,864	1,709,445	300,380	357,903	0.30
22	Feb-20	744,428,975	9,618,699	10,436,942	9,105,204	1,028,003	221,083	510,344	0.24
23	Mar-20	710,057,400	9,899,888	10,728,346	8,214,840	1,250,737	215,193	472,364	0.27
24	Apr-20	680,261,112	9,978,389	9,564,888	5,124,132	1,422,881	478,570	525,930	0.36
25	May-20	650,311,782	10,025,035	10,055,765	4,557,058	1,038,844	477,260	624,898	0.33
26	Jun-20	617,910,700	10,332,405	10,687,098	4,435,896	893,148	412,084	633,034	0.31
27	Jul-20	584,649,842	10,451,840	11,508,127	5,358,307	886,344	187,177	566,435	0.28
28	Aug-20	553,700,404	10,589,415	10,754,272	5,864,042	765,653	188,742	572,298	0.28
29	Sep-20	523,286,330	10,526,385	10,238,599	5,775,242	549,792	156,315	534,710	0.24
30	Oct-20	492,880,134	10,702,292	10,470,262	6,201,579	693,102	78,385	543,768	0.27
31	Nov-20	465,122,444	10,884,349	9,143,517	5,660,310	1,210,396	70,672	562,266	0.40
32	Dec-20	436,623,591	11,048,274	10,020,050	6,242,406	779,285	186,965	525,020	0.34
33	Jan-21	411,269,569	11,161,692	7,972,940	5,202,562	631,955	86,903	558,936	0.31
34	Feb-21	388,785,054	11,131,874	6,248,122	4,471,480	786,744	215,661	544,313	0.40
35	Mar-21	360,663,231	11,201,578	9,478,975	3,724,098	467,767	47,641	619,552	0.31
36	Apr-21	336,183,668	11,198,944	8,411,630	2,685,108	436,175	71,001	571,984	0.32
37	May-21	315,295,542	11,132,895	6,568,765	3,765,983	234,162	158,469	554,122	0.30
38	Jun-21	293,046,048	11,191,712	7,145,734	3,693,444	403,073	103,576	598,157	0.38
39	Jul-21	272,462,475	11,223,919	6,476,513	3,164,543	326,773	96,057	547,029	0.36
40	Aug-21	253,430,260	11,118,004	5,698,658	3,408,230	614,254	81,117	528,318	0.48
41	Sep-21	235,367,174	11,137,129	5,175,574	2,996,698	276,708	156,193	516,044	0.40
42	Oct-21	218,845,156	11,101,402	4,255,247	2,719,122	351,161	68,020	557,441	0.45
43	Nov-21	201,877,514	11,098,111	4,896,234	2,725,097	453,220	140,828	551,970	0.57
44	Dec-21	185,844,846	11,056,819	4,496,727	2,822,659	360,381	106,019	546,780	0.55
45	Jan-22	171,443,753	10,932,980	3,535,554	2,761,820	453,661	100,986	522,969	0.63

See page A-1 for footnotes	Final Payment Date: February 15, 2022

Ford Credit Auto Owner Trust 2018-B

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2018-B

Original Pool Characteristics

Closing Date	October 23, 2018	Weighted Average(1) FICO® Score(4) at Origination		739
Cutoff Date	October 1, 2018	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	40,936	for Original Term Greater than 60 Months		719
Initial Pool Balance	$1,161,498,793	Percentage FICO® Score(4) less than 650(2)		14.38%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.10%
Average	$28,374	Weighted Average(1) LTV(6) at Origination		97.71%
Highest	$99,886	Weighted Average(1) PTI(7) at Origination		8.48%
Lowest	$286	Percentage Subvened-APR Receivables(2)(8)		62.17%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		19.88%
Average	$33,827	Percentage New Vehicle(2)		86.84%
Highest	$118,762	Percentage Car(2)(10)		14.80%
Lowest	$2,550	Percentage Light Truck(2)(10)		47.47%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		37.74%
Weighted average(1)	3.46%	Percentage Other(2)(10)		0.00%
Highest	22.49%	Percentage of Top 10 Makes/Models(2)		82.76%
Lowest	0.00%	Ford F-150	26.48%
APR greater than or equal to 20 percent(2)	0.01%	Ford Explorer	13.85
Original Term		Ford Escape	8.82
Weighted average(1)	65.4 months	Ford F-250	8.02
Original term greater than 60 months(2)	57.95%	Ford F-350	6.50
Longest	72 months	Ford Fusion	6.23
Shortest	12 months	Ford Edge	5.83
Remaining Term		Ford Expedition	2.46
Weighted average(1)	58.4 months	Ford Focus	2.43
Remaining term greater than 60 months(2)	46.63%	Lincoln MKX	2.14
Longest	72 months	Percentage in Top 5 States(2)(11)		42.33%
Shortest	2 months	Texas	17.16%
Scheduled Weighted Average Life(3)	2.54 years	California	9.85
Weighted Average(1) Months After Origination		Florida	7.52
(Seasoning)	7.0 months	Illinois	3.91
		Georgia	3.89

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Oct-18	$1,113,830,882	$150	$22,979,543	$4,450,358	$89,919	$–	$–	0.01%
2	Nov-18	1,076,939,266	7,962	14,635,458	4,980,187	357,838	–	–	0.03
3	Dec-18	1,042,636,733	175,336	13,224,466	7,166,904	690,320	15,024	–	0.07
4	Jan-19	1,008,343,193	558,757	12,728,367	6,004,788	685,204	59,232	15,024	0.08
5	Feb-19	979,080,880	817,446	8,826,842	5,968,744	777,197	22,552	37,864	0.09
6	Mar-19	947,781,418	1,152,106	9,752,374	5,434,798	674,787	109,293	22,840	0.09
7	Apr-19	916,652,467	1,530,657	9,754,585	5,370,059	641,853	199,958	84,451	0.10
8	May-19	886,960,582	1,709,322	9,232,787	5,624,119	627,334	94,915	177,092	0.10
9	Jun-19	860,251,519	1,962,399	7,910,301	6,434,497	884,364	46,162	90,859	0.12
10	Jul-19	830,950,619	2,384,315	9,191,413	6,482,577	644,698	44,599	90,859	0.09
11	Aug-19	801,940,613	2,721,222	9,736,509	5,809,645	718,607	92,775	90,859	0.11
12	Sep-19	775,324,410	3,011,012	8,752,403	6,264,003	669,375	174,229	148,679	0.13
13	Oct-19	747,061,822	3,517,937	9,018,376	6,485,635	871,986	103,813	73,732	0.14
14	Nov-19	721,689,869	3,799,316	7,709,940	7,690,280	793,775	162,782	119,568	0.15
15	Dec-19	695,250,650	4,042,405	8,296,900	7,858,464	782,373	229,077	240,164	0.18
16	Jan-20	669,308,748	4,440,957	7,841,008	6,819,878	1,272,273	97,166	305,392	0.25
17	Feb-20	645,099,840	4,828,220	7,202,535	6,526,013	883,390	227,652	309,956	0.22
18	Mar-20	619,301,352	5,189,803	8,273,529	6,379,018	776,364	259,135	331,340	0.22
19	Apr-20	596,495,053	5,231,732	7,819,585	3,823,977	1,073,614	216,192	420,655	0.29
20	May-20	574,297,288	5,228,088	7,349,646	3,068,062	730,824	324,874	501,665	0.27
21	Jun-20	550,945,133	5,364,041	7,413,319	3,905,924	664,433	214,921	488,897	0.25
22	Jul-20	525,948,851	5,641,835	8,621,746	5,183,964	608,319	121,871	457,715	0.23
23	Aug-20	501,321,400	5,839,745	9,273,999	4,178,706	913,077	225,383	394,985	0.31
24	Sep-20	477,449,650	6,051,048	8,646,504	4,178,231	983,857	133,173	416,900	0.32
25	Oct-20	453,810,038	6,273,328	8,503,608	4,394,557	413,112	181,895	422,711	0.22
26	Nov-20	432,456,981	6,429,229	6,994,477	5,197,783	800,963	109,206	387,403	0.30
27	Dec-20	411,217,433	6,598,853	6,749,767	6,020,887	650,901	243,278	350,087	0.30
28	Jan-21	390,516,644	6,938,985	6,864,709	4,297,706	587,081	145,395	287,403	0.26
29	Feb-21	371,958,771	6,961,237	5,783,603	4,429,098	625,459	70,331	315,959	0.27
30	Mar-21	348,748,403	7,019,922	8,662,910	3,082,615	536,417	88,043	299,348	0.26
31	Apr-21	328,644,784	7,099,995	7,354,421	2,560,899	388,964	61,512	350,301	0.24
32	May-21	311,219,411	7,042,626	5,848,863	2,365,047	471,807	86,196	332,257	0.29
33	Jun-21	291,749,503	7,151,843	6,946,160	2,738,861	308,171	125,953	364,055	0.27
34	Jul-21	274,745,331	7,161,205	5,662,263	2,723,859	336,472	187,766	370,300	0.33
35	Aug-21	257,940,041	7,160,364	5,726,796	2,887,762	396,661	111,967	409,870	0.36
36	Sep-21	242,708,109	7,043,135	4,750,599	2,807,774	220,854	114,390	349,686	0.28
37	Oct-21	228,129,874	6,995,015	4,484,803	2,787,180	353,172	54,198	365,678	0.34
38	Nov-21	213,701,709	6,988,155	4,510,715	2,382,991	178,015	179,006	373,508	0.34
39	Dec-21	199,822,834	6,952,519	4,105,500	2,695,777	349,874	66,503	353,589	0.39
40	Jan-22	187,063,153	6,905,515	3,455,748	2,416,932	385,295	70,104	366,832	0.44
41	Feb-22	174,899,969	6,902,069	2,987,405	2,014,935	363,097	112,997	360,054	0.48
42	Mar-22	162,222,079	6,893,220	3,563,093	2,326,200	263,271	64,233	344,781	0.41
43	Apr-22	150,643,774	6,891,074	3,138,489	1,977,072	290,326	119,012	359,217	0.51
44	May-22	139,465,723	6,956,857	2,980,501	1,756,668	376,798	102,103	355,213	0.60
45	Jun-22	128,838,148	6,998,936	2,742,081	1,599,853	270,812	31,865	363,347	0.52
46	Jul-22	119,076,140	7,031,418	2,163,445	1,576,217	151,158	65,158	342,609	0.47
47	Aug-22	109,004,407	6,992,489	2,531,083	1,876,789	270,181	5,126	373,365	0.60
See page A-1 for footnotes	Final Payment Date: September 15, 2022

Ford Credit Auto Owner Trust 2019-A

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
Actual
Initial Assumption
Scheduled
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2019-A

Original Pool Characteristics

Closing Date	March 22, 2019	Weighted Average(1) FICO® Score(4) at Origination		738
Cutoff Date	March 1, 2019	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	60,790	for Original Term Greater than 60 Months		716
Initial Pool Balance	$1,786,699,021	Percentage FICO® Score(4) less than 650(2)		14.33%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.13%
Average	$29,391	Weighted Average(1) LTV(6) at Origination		98.78%
Highest	$99,942	Weighted Average(1) PTI(7) at Origination		8.68%
Lowest	$260	Percentage Subvened-APR Receivables(2)(8)		68.32%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		21.08%
Average	$35,184	Percentage New Vehicle(2)		88.24%
Highest	$121,625	Percentage Car(2)(10)		13.01%
Lowest	$1,559	Percentage Light Truck(2)(10)		49.39%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		37.60%
Weighted average(1)	3.42%	Percentage Other(2)(10)		0.00%
Highest	23.44%	Percentage of Top 10 Makes/Models(2)		82.46%
Lowest	0.00%	Ford F-150	29.46%
APR greater than or equal to 20 percent(2)	0.02%	Ford Explorer	12.57
Original Term		Ford F-250	7.81
Weighted average(1)	65.1 months	Ford Escape	7.80
Original term greater than 60 months(2)	56.35%	Ford Edge	5.66
Longest	72 months	Ford Fusion	5.55
Shortest	12 months	Ford F-350	5.35
Remaining Term		Ford Expedition	4.26
Weighted average(1)	58.1 months	Ford Focus	2.06
Remaining term greater than 60 months(2)	45.18%	Lincoln MKX	1.94
Longest	72 months	Percentage in Top 5 States(2)(11)		44.38%
Shortest	2 months	Texas	18.50%
Scheduled Weighted Average Life(3)	2.53 years	California	11.36
Weighted Average(1) Months After Origination		Florida	7.68
(Seasoning)	7.0 months	Georgia	3.54
		Illinois	3.30

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Mar-19	$1,721,113,788	$190	$28,491,172	$5,689,926	$52,499	$–	$–	0.00%
2	Apr-19	1,663,635,691	51,446	22,308,280	5,984,054	615,719	–	–	0.04
3	May-19	1,610,977,776	317,452	18,201,387	8,027,380	698,340	18,894	–	0.04
4	Jun-19	1,563,785,350	564,201	15,449,000	8,472,208	948,827	93,281	–	0.07
5	Jul-19	1,512,451,322	994,064	17,454,008	9,065,749	1,194,884	70,996	–	0.08
6	Aug-19	1,462,900,085	1,563,676	17,078,377	8,137,670	951,601	166,844	36,468	0.08
7	Sep-19	1,418,470,488	1,917,032	13,805,495	8,745,710	1,317,486	199,509	143,053	0.12
8	Oct-19	1,370,972,248	2,585,645	15,053,806	10,773,960	946,429	355,208	128,222	0.10
9	Nov-19	1,329,182,788	3,302,074	11,759,219	10,925,906	1,237,988	149,631	254,227	0.12
10	Dec-19	1,284,707,746	4,169,695	13,603,432	11,672,022	1,521,849	341,618	312,815	0.17
11	Jan-20	1,240,751,870	4,834,515	13,592,537	11,213,012	1,645,516	487,694	332,671	0.20
12	Feb-20	1,199,070,660	5,522,788	12,598,475	10,502,809	1,183,237	233,460	504,498	0.16
13	Mar-20	1,158,248,823	6,174,000	11,808,594	9,072,002	1,356,721	310,777	450,384	0.18
14	Apr-20	1,120,924,720	6,281,414	12,405,866	5,990,929	1,613,913	464,419	562,917	0.24
15	May-20	1,083,722,772	6,439,218	12,598,099	5,878,180	788,299	563,269	699,430	0.19
16	Jun-20	1,042,462,240	6,770,558	14,628,984	6,617,660	977,465	390,462	748,790	0.20
17	Jul-20	999,692,982	7,226,540	15,522,626	8,353,298	727,022	292,430	683,296	0.17
18	Aug-20	960,365,106	7,509,465	13,426,586	8,352,965	1,380,628	352,360	682,241	0.25
19	Sep-20	919,962,545	7,828,178	14,720,771	7,378,429	1,386,434	299,220	577,627	0.25
20	Oct-20	880,810,463	8,121,374	13,671,914	7,143,553	1,123,230	350,385	513,415	0.23
21	Nov-20	843,359,699	8,688,597	12,512,735	8,506,287	1,167,241	285,488	412,414	0.22
22	Dec-20	804,759,248	9,118,696	14,001,345	9,284,119	1,146,940	351,053	422,638	0.24
23	Jan-21	768,198,085	9,529,429	12,888,103	6,955,827	1,180,049	140,909	452,818	0.23
24	Feb-21	736,534,565	9,650,311	9,682,018	7,508,364	1,409,372	143,850	435,208	0.27
25	Mar-21	695,497,283	9,961,694	15,046,889	5,074,681	1,022,419	352,264	458,219	0.26
26	Apr-21	660,137,004	9,886,391	13,047,485	4,477,918	756,132	189,413	415,160	0.21
27	May-21	627,195,285	9,789,048	12,231,785	6,173,881	713,509	175,784	482,086	0.22
28	Jun-21	591,864,336	9,828,295	13,595,571	5,437,486	656,099	165,680	390,501	0.20
29	Jul-21	559,387,620	9,805,908	12,088,937	5,247,442	677,548	98,878	401,026	0.21
30	Aug-21	529,636,310	9,959,703	10,195,756	5,497,619	646,886	265,061	383,178	0.24
31	Sep-21	499,844,956	10,045,899	10,426,165	5,338,498	682,547	217,645	356,624	0.25
32	Oct-21	472,131,351	10,056,233	9,525,953	4,850,814	688,980	194,311	462,351	0.29
33	Nov-21	444,151,885	10,054,222	9,683,737	5,181,426	407,650	287,957	351,100	0.24
34	Dec-21	417,889,991	10,180,063	8,754,745	5,429,029	636,932	129,272	288,932	0.25
35	Jan-22	393,595,704	10,052,798	7,861,217	5,022,626	888,747	174,601	310,847	0.35
36	Feb-22	370,380,901	10,184,538	7,128,360	4,634,028	674,520	90,570	351,261	0.30
37	Mar-22	346,575,437	10,009,543	7,457,777	5,364,147	402,305	89,838	315,720	0.23
38	Apr-22	324,854,586	10,033,093	6,269,841	3,862,684	648,032	68,565	304,387	0.31
39	May-22	303,741,524	10,131,256	5,924,640	4,208,043	505,434	249,733	275,022	0.34
40	Jun-22	283,030,758	10,206,205	5,938,824	3,517,445	613,340	46,666	300,429	0.34
41	Jul-22	264,181,624	10,280,320	4,809,828	3,798,166	478,743	138,843	301,636	0.35
42	Aug-22	245,252,871	10,387,521	4,895,511	3,365,088	559,784	67,435	282,494	0.37
43	Sep-22	228,306,945	10,476,705	3,688,582	3,329,339	423,945	100,384	301,508	0.36
See page A-1 for footnotes

Ford Credit Auto Owner Trust 2019-B

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Delinquencies (%)
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
Actual
Initial Assumption
Scheduled
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2019-B

Original Pool Characteristics

Closing Date	June 21, 2019	Weighted Average(1) FICO® Score(4) at Origination		736
Cutoff Date	June 1, 2019	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	40,029	for Original Term Greater than 60 Months		715
Initial Pool Balance	$1,142,066,659	Percentage FICO® Score(4) less than 650(2)		14.91%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.15%
Average	$28,531	Weighted Average(1) LTV(6) at Origination		98.99%
Highest	$99,892	Weighted Average(1) PTI(7) at Origination		8.72%
Lowest	$251	Percentage Subvened-APR Receivables(2)(8)		69.28%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		21.42%
Average	$35,622	Percentage New Vehicle(2)		89.26%
Highest	$117,464	Percentage Car(2)(10)		12.56%
Lowest	$1,745	Percentage Light Truck(2)(10)		50.37%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		37.07%
Weighted average(1)	3.35%	Percentage Other(2)(10)		0.00%
Highest	22.99%	Percentage of Top 10 Makes/Models(2)		82.48%
Lowest	0.00%	Ford F-150	30.32%
APR greater than or equal to 20 percent(2)	0.01%	Ford Explorer	11.60
Original Term		Ford Escape	7.64
Weighted average(1)	65.2 months	Ford F-250	7.58
Original term greater than 60 months(2)	57.28%	Ford Edge	5.79
Longest	72 months	Ford F-350	5.51
Shortest	12 months	Ford Fusion	5.44
Remaining Term		Ford Expedition	4.84
Weighted average(1)	56.6 months	Ford Focus	1.94
Remaining term greater than 60 months(2)	43.20%	Ford Mustang	1.82
Longest	72 months	Percentage in Top 5 States(2)(11)		43.70%
Shortest	2 months	Texas	18.76%
Scheduled Weighted Average Life(3)	2.46 years	California	10.56
Weighted Average(1) Months After Origination		Florida	7.38
(Seasoning)	8.6 months	Georgia	3.53
		Illinois	3.47

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jun-19	$1,101,386,890	$87	$17,270,793	$4,251,163	–	$–	$–	0.00%
2	Jul-19	1,062,676,210	14,230	14,316,690	5,389,113	457,169	–	–	0.04
3	Aug-19	1,027,895,330	179,915	12,129,987	4,622,793	703,012	26,877	–	0.07
4	Sep-19	994,907,825	478,314	11,366,816	7,119,390	309,388	63,449	–	0.04
5	Oct-19	961,592,227	752,373	11,375,737	6,605,779	1,048,218	111,647	16,488	0.12
6	Nov-19	932,287,880	1,090,923	8,555,992	6,636,398	765,472	108,322	27,733	0.10
7	Dec-19	901,725,261	1,230,924	9,755,809	9,067,191	650,459	257,772	116,012	0.11
8	Jan-20	871,072,994	1,633,136	9,671,890	6,922,588	1,218,978	237,374	125,622	0.18
9	Feb-20	842,219,191	1,929,835	8,959,203	7,332,222	797,193	199,768	128,421	0.13
10	Mar-20	813,827,938	2,177,320	8,436,976	5,963,057	845,218	358,028	272,916	0.18
11	Apr-20	788,214,561	2,216,578	8,232,024	4,607,876	1,215,342	340,509	395,401	0.25
12	May-20	762,144,537	2,276,409	9,157,869	4,825,869	588,652	448,744	536,499	0.21
13	Jun-20	734,061,844	2,566,376	9,037,335	5,850,366	870,789	317,869	601,757	0.24
14	Jul-20	704,873,811	3,097,180	10,123,141	5,137,143	1,130,138	201,638	535,759	0.26
15	Aug-20	677,166,460	3,413,931	9,663,702	5,545,741	950,592	80,143	529,232	0.23
16	Sep-20	647,807,388	3,693,428	11,137,607	5,572,617	891,610	176,435	426,098	0.23
17	Oct-20	620,306,390	4,216,100	9,298,371	5,165,009	914,441	186,148	276,699	0.22
18	Nov-20	596,129,952	4,479,752	6,915,551	5,969,001	894,869	153,755	392,802	0.24
19	Dec-20	569,245,919	4,836,169	9,797,541	6,206,775	1,053,003	202,235	417,691	0.29
20	Jan-21	544,832,719	5,106,040	8,266,978	5,201,131	696,179	188,923	466,599	0.25
21	Feb-21	523,001,661	5,353,952	6,669,749	4,548,317	630,016	32,465	561,012	0.23
22	Mar-21	493,924,203	5,449,326	11,170,077	3,947,316	361,834	64,042	473,416	0.18
23	Apr-21	469,300,416	5,452,636	9,464,851	3,391,424	483,713	30,228	452,049	0.21
24	May-21	445,238,728	5,175,447	9,595,376	3,566,613	322,976	122,173	421,157	0.19
25	Jun-21	420,921,382	5,173,288	9,480,880	3,488,547	457,911	107,344	465,211	0.24
26	Jul-21	399,042,213	5,247,733	7,914,651	3,636,923	415,683	133,255	476,564	0.26
27	Aug-21	378,607,847	5,322,947	6,898,772	3,308,605	486,139	156,953	468,161	0.29
28	Sep-21	358,383,937	5,376,201	7,450,322	3,286,829	410,537	161,425	417,094	0.28
29	Oct-21	339,215,963	5,410,933	6,793,157	3,279,969	528,320	130,734	297,601	0.28
30	Nov-21	319,836,814	5,391,916	6,934,005	3,674,859	469,246	226,383	329,214	0.32
31	Dec-21	301,410,841	5,523,246	6,339,563	4,057,407	489,522	189,558	324,628	0.33
32	Jan-22	285,187,251	5,498,581	4,696,634	3,173,606	764,447	87,697	313,936	0.41
33	Feb-22	268,793,961	5,602,902	5,277,671	3,720,981	350,251	110,027	313,505	0.29
34	Mar-22	252,559,029	5,630,603	4,900,286	3,283,985	384,753	55,617	279,590	0.29
35	Apr-22	237,599,319	5,624,643	4,499,002	2,969,851	317,879	83,248	273,629	0.28
36	May-22	222,949,262	5,649,786	4,558,901	3,199,589	620,221	19,142	291,847	0.42
37	Jun-22	209,198,458	5,624,066	3,794,681	2,489,555	464,064	171,470	265,449	0.43
38	Jul-22	196,010,967	5,636,675	3,642,560	2,799,764	166,376	136,777	265,520	0.29
39	Aug-22	181,957,125	5,692,158	4,248,230	2,805,689	333,784	177,000	258,560	0.42
40	Sep-22	169,921,974	5,737,659	2,783,076	2,583,583	407,506	69,441	284,331	0.45
See page A-1 for footnotes

Ford Credit Auto Owner Trust 2019-C

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2019-C

Original Pool Characteristics

Closing Date	November 22, 2019	Weighted Average(1) FICO® Score(4) at Origination		740
Cutoff Date	November 1, 2019	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	51,620	for Original Term Greater than 60 Months		720
Initial Pool Balance	$1,424,799,288	Percentage FICO® Score(4) less than 650(2)		14.44%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.13%
Average	$27,602	Weighted Average(1) LTV(6) at Origination		98.85%
Highest	$99,978	Weighted Average(1) PTI(7) at Origination		8.77%
Lowest	$250	Percentage Subvened-APR Receivables(2)(8)		72.61%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		17.24%
Average	$35,793	Percentage New Vehicle(2)		88.77%
Highest	$141,158	Percentage Car(2)(10)		13.11%
Lowest	$741	Percentage Light Truck(2)(10)		48.79%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		38.11%
Weighted average(1)	3.02%	Percentage Other(2)(10)		0.00%
Highest	23.44%	Percentage of Top 10 Makes/Models(2)		81.95%
Lowest	0.00%	Ford F-150	27.80%
APR greater than or equal to 20 percent(2)	0.01%	Ford Explorer	9.99
Original Term		Ford Escape	7.15
Weighted average(1)	66.1 months	Ford F-250	7.08
Original term greater than 60 months(2)	61.24%	Ford Edge	6.93
Longest	72 months	Ford Expedition	6.32
Shortest	12 months	Ford Fusion	5.47
Remaining Term		Ford F-350	5.24
Weighted average(1)	57.1 months	Ford Mustang	3.16
Remaining term greater than 60 months(2)	44.53%	Ford Ranger	2.81
Longest	72 months	Percentage in Top 5 States(2)(11)		40.49%
Shortest	2 months	Texas	14.90%
Scheduled Weighted Average Life(3)	2.48 years	California	10.13
Weighted Average(1) Months After Origination		Florida	7.65
(Seasoning)	9.0 months	Michigan	3.94
		Georgia	3.87

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Nov-19	$1,374,891,558	$114	$20,338,599	$5,696,630	$13,218	$–	$–	0.00%
2	Dec-19	1,327,178,916	23,373	18,061,644	7,612,089	507,310	–	–	0.04
3	Jan-20	1,280,468,217	251,141	16,831,915	5,903,772	514,068	162,127	–	0.05
4	Feb-20	1,238,363,719	713,302	14,196,270	5,814,647	815,305	98,520	–	0.07
5	Mar-20	1,198,042,912	961,820	12,901,563	5,929,147	733,379	175,276	41,161	0.08
6	Apr-20	1,163,463,244	1,038,243	10,257,977	4,667,388	887,048	252,065	62,278	0.10
7	May-20	1,128,515,891	1,096,888	11,084,818	4,015,108	882,070	307,640	158,345	0.12
8	Jun-20	1,090,737,852	1,426,432	11,995,284	4,555,985	932,733	362,942	169,891	0.13
9	Jul-20	1,050,993,292	1,838,691	13,475,240	6,106,131	879,462	265,642	158,200	0.12
10	Aug-20	1,014,015,074	2,161,148	12,176,563	5,273,299	771,366	254,910	355,514	0.14
11	Sep-20	974,329,079	2,537,945	14,951,321	5,575,188	831,053	177,449	266,432	0.13
12	Oct-20	938,537,111	2,789,054	11,751,325	5,775,716	552,141	255,723	130,589	0.10
13	Nov-20	904,451,181	3,036,232	11,228,250	6,887,459	958,401	103,183	189,160	0.14
14	Dec-20	866,684,101	3,540,385	14,550,493	6,665,598	1,075,052	216,298	185,327	0.17
15	Jan-21	833,715,748	3,850,896	10,733,908	5,189,390	1,148,725	183,610	241,660	0.19
16	Feb-21	803,713,680	4,227,650	9,108,686	5,774,689	644,027	186,608	198,670	0.13
17	Mar-21	765,825,950	4,401,368	13,996,167	4,377,740	414,534	23,835	234,993	0.09
18	Apr-21	731,372,191	4,534,624	13,207,258	3,751,126	416,560	148,440	231,240	0.11
19	May-21	699,711,094	4,308,611	12,460,959	4,180,525	462,631	47,863	321,735	0.12
20	Jun-21	663,686,134	4,479,812	15,906,319	4,008,224	520,213	77,024	318,023	0.14
21	Jul-21	631,268,981	4,574,176	13,246,441	4,687,977	409,414	83,951	340,588	0.13
22	Aug-21	600,197,170	4,614,071	12,539,262	5,040,307	543,247	19,743	288,576	0.14
23	Sep-21	572,236,067	4,488,984	10,377,472	3,577,806	421,538	148,080	306,680	0.15
24	Oct-21	544,919,157	4,403,089	10,342,312	4,402,954	467,636	73,768	283,897	0.15
25	Nov-21	518,135,553	4,439,646	9,741,047	4,346,807	494,559	57,781	321,483	0.17
26	Dec-21	491,651,372	4,519,533	9,711,940	4,761,915	569,087	50,582	355,657	0.20
27	Jan-22	467,431,633	4,590,606	8,541,784	4,786,255	569,990	199,861	294,528	0.23
28	Feb-22	442,907,358	4,682,273	8,932,620	4,354,542	628,547	58,163	327,248	0.23
29	Mar-22	418,749,954	4,687,931	8,287,370	4,577,058	561,743	100,555	300,321	0.23
30	Apr-22	395,315,444	4,668,206	8,575,827	2,837,366	444,260	95,365	304,729	0.21
31	May-22	374,160,227	4,757,512	6,657,963	3,618,080	575,121	51,325	301,385	0.25
32	Jun-22	353,340,863	4,739,566	6,811,545	3,658,415	541,332	75,208	318,277	0.26
33	Jul-22	333,837,836	4,940,337	5,891,312	3,373,811	592,249	–	341,049	0.28
34	Aug-22	314,035,702	5,147,742	6,217,003	3,596,284	271,623	132,034	268,530	0.21
35	Sep-22	295,895,410	5,270,438	5,392,429	3,434,778	395,412	45,779	303,613	0.25

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2020-A

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2020-A

Original Pool Characteristics

Closing Date	May 12, 2020	Weighted Average(1) FICO® Score(4) at Origination		743
Cutoff Date	April 1, 2020	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	34,181	for Original Term Greater than 60 Months		723
Initial Pool Balance	$914,193,806	Percentage FICO® Score(4) less than 650(2)		12.99%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.05%
Average	$26,746	Weighted Average(1) LTV(6) at Origination		98.38%
Highest	$99,889	Weighted Average(1) PTI(7) at Origination		8.70%
Lowest	$264	Percentage Subvened-APR Receivables(2)(8)		71.00%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		21.72%
Average	$36,348	Percentage New Vehicle(2)		87.54%
Highest	$136,975	Percentage Car(2)(10)		10.96%
Lowest	$2,240	Percentage Light Truck(2)(10)		49.82%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		39.22%
Weighted average(1)	3.03%	Percentage Other(2)(10)		0.00%
Highest	22.19%	Percentage of Top 10 Makes/Models(2)		80.10%
Lowest	0.00%	Ford F-150	27.39%
APR greater than or equal to 20 percent(2)	0.01%	Ford Explorer	10.17
Original Term		Ford F-250	7.11
Weighted average(1)	65.2 months	Ford Expedition	6.82
Original term greater than 60 months(2)	57.70%	Ford Escape	6.53
Longest	72 months	Ford Edge	6.08
Shortest	6 months	Ford F-350	5.53
Remaining Term		Ford Fusion	4.77
Weighted average(1)	54.8 months	Lincoln Navigator	2.97
Remaining term greater than 60 months(2)	40.16%	Ford Ranger	2.73
Longest	72 months	Percentage in Top 5 States(2)(11)		43.20%
Shortest	2 months	Texas	17.90%
Scheduled Weighted Average Life(3)	2.38 years	California	10.00
Weighted Average(1) Months After Origination		Florida	7.75
(Seasoning)	10.4 months	Michigan	4.02
		Illinois	3.53

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	May-20	$855,078,182	$268	$20,516,173	$2,840,354	$340,138	$–	$–	0.04%
2	Jun-20	825,717,627	38,335	9,600,159	2,763,639	606,535	10,422	–	0.07
3	Jul-20	797,227,176	148,552	8,915,961	3,495,612	517,464	37,345	–	0.07
4	Aug-20	768,723,000	275,727	9,954,260	3,439,064	575,729	18,414	43,043	0.08
5	Sep-20	740,557,080	327,541	9,966,161	4,206,340	598,944	101,674	40,620	0.10
6	Oct-20	713,952,905	627,503	8,513,942	3,734,863	591,154	163,668	–	0.11
7	Nov-20	688,867,853	837,537	7,720,782	4,652,115	487,428	117,261	–	0.09
8	Dec-20	662,264,174	992,377	9,009,190	4,483,921	596,529	66,229	79,701	0.11
9	Jan-21	638,428,052	1,250,200	7,703,674	4,110,142	319,989	79,966	107,208	0.08
10	Feb-21	616,298,848	1,323,735	6,727,207	3,690,134	218,645	–	68,752	0.05
11	Mar-21	587,677,890	1,332,067	10,494,765	2,900,981	378,032	57,464	41,245	0.08
12	Apr-21	563,111,341	1,491,053	9,036,654	2,095,109	284,685	75,479	41,245	0.07
13	May-21	539,524,979	1,593,832	9,284,086	2,558,358	182,001	20,911	119,011	0.06
14	Jun-21	512,927,825	1,637,100	11,098,428	3,266,012	358,430	113,583	110,608	0.11
15	Jul-21	488,811,839	1,659,265	9,961,542	3,135,631	332,896	113,911	75,479	0.11
16	Aug-21	467,208,710	1,751,913	7,973,040	2,960,773	316,636	55,376	150,474	0.11
17	Sep-21	446,474,275	1,866,153	7,430,617	2,771,991	133,596	25,596	148,628	0.07
18	Oct-21	426,330,606	1,854,816	7,673,928	3,138,642	268,645	34,653	148,628	0.11
19	Nov-21	406,050,036	1,750,038	7,507,249	3,630,897	358,710	12,182	148,593	0.13
20	Dec-21	385,928,666	1,784,368	7,403,328	3,740,830	446,837	54,610	160,086	0.17
21	Jan-22	368,136,731	1,781,611	6,077,792	3,178,833	392,629	61,120	194,417	0.18
22	Feb-22	350,579,955	1,838,204	5,877,737	2,766,810	414,339	24,737	147,566	0.17
23	Mar-22	331,961,972	1,956,366	6,804,400	3,798,928	202,719	127,653	147,566	0.14
24	Apr-22	316,389,527	1,905,692	4,993,246	2,921,030	417,824	15,075	219,382	0.21
25	May-22	299,846,967	1,994,344	5,548,766	2,935,277	488,604	61,422	124,715	0.23
26	Jun-22	283,539,070	2,102,893	5,741,258	2,907,515	512,813	17,877	122,769	0.23
27	Jul-22	268,746,767	2,126,291	4,784,056	2,562,291	376,474	81,598	66,298	0.20
28	Aug-22	253,843,392	2,189,342	4,293,726	2,633,160	329,986	56,142	83,507	0.19
29	Sep-22	239,823,830	2,209,846	4,559,490	2,657,194	396,065	40,578	101,658	0.22

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2020-B

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2020-B

Original Pool Characteristics

Closing Date	June 19, 2020	Weighted Average(1) FICO® Score(4) at Origination		744
Cutoff Date	June 1, 2020	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	79,887	for Original Term Greater than 60 Months		724
Initial Pool Balance	$2,254,021,430	Percentage FICO® Score(4) less than 650(2)		13.33%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		0.98%
Average	$28,215	Weighted Average(1) LTV(6) at Origination		98.09%
Highest	$99,839	Weighted Average(1) PTI(7) at Origination		8.89%
Lowest	$253	Percentage Subvened-APR Receivables(2)(8)		70.09%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		21.05%
Average	$36,630	Percentage New Vehicle(2)		88.44%
Highest	$135,922	Percentage Car(2)(10)		10.29%
Lowest	$2,177	Percentage Light Truck(2)(10)		51.92%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		37.79%
Weighted average(1)	2.93%	Percentage Other(2)(10)		0.00%
Highest	24.69%	Percentage of Top 10 Makes/Models(2)		80.49%
Lowest	0.00%	Ford F-150	27.93%
APR greater than or equal to 20 percent(2)	0.01%	Ford Explorer	10.07
Original Term		Ford F-250	7.35
Weighted average(1)	65.1 months	Ford Escape	6.64
Original term greater than 60 months(2)	57.57%	Ford Expedition	6.26
Longest	72 months	Ford F-350	5.60
Shortest	12 months	Ford Edge	5.60
Remaining Term		Ford Fusion	4.34
Weighted average(1)	56.3 months	Ford Ranger	3.79
Remaining term greater than 60 months(2)	43.96%	Ford Mustang	2.91
Longest	72 months	Percentage in Top 5 States(2)(11)		42.00%
Shortest	2 months	Texas	17.56%
Scheduled Weighted Average Life(3)	2.45 years	California	9.39
Weighted Average(1) Months After Origination		Florida	7.87
(Seasoning)	8.8 months	Georgia	3.72
		Michigan	3.46

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jun-20	$2,153,056,632	$672	$47,637,091	$3,692,387	$–	$–	$–	0.00%
2	Jul-20	2,066,966,572	42,148	34,766,718	5,238,516	318,815	–	–	0.02
3	Aug-20	1,991,875,961	137,402	29,006,430	5,256,307	674,097	130,782	–	0.04
4	Sep-20	1,919,058,987	420,261	27,590,073	5,642,394	465,015	204,439	110,942	0.04
5	Oct-20	1,850,266,143	635,481	24,371,547	6,874,327	738,924	126,775	52,435	0.05
6	Nov-20	1,787,426,698	1,010,114	20,284,748	7,071,029	1,212,422	247,281	21,426	0.08
7	Dec-20	1,719,528,684	1,688,985	24,560,941	9,016,160	819,006	80,617	4,369	0.05
8	Jan-21	1,658,608,925	1,991,084	20,726,268	7,785,520	798,214	117,082	66,029	0.06
9	Feb-21	1,602,599,500	2,298,224	17,215,873	8,453,325	1,226,022	153,921	14,398	0.09
10	Mar-21	1,535,006,843	2,455,337	23,929,684	5,847,119	462,241	339,500	56,647	0.06
11	Apr-21	1,473,796,668	2,517,166	22,602,521	4,940,795	720,301	70,951	261,662	0.07
12	May-21	1,416,792,313	2,560,077	21,222,024	7,358,363	543,449	94,645	176,437	0.06
13	Jun-21	1,352,885,508	2,556,919	26,769,942	6,871,031	696,203	180,588	110,425	0.07
14	Jul-21	1,295,634,586	2,815,292	21,708,039	6,703,856	961,165	20,201	266,870	0.10
15	Aug-21	1,240,556,074	2,890,624	21,247,883	7,220,072	679,107	245,174	257,399	0.10
16	Sep-21	1,186,610,652	3,055,153	20,907,257	7,062,594	786,125	92,560	303,899	0.10
17	Oct-21	1,136,138,885	3,165,636	18,434,448	8,291,879	1,061,353	115,515	285,371	0.13
18	Nov-21	1,084,390,012	3,403,110	19,946,608	7,656,719	1,070,857	154,771	164,153	0.13
19	Dec-21	1,032,492,343	3,600,062	20,539,615	7,589,538	922,298	289,338	144,821	0.13
20	Jan-22	987,713,963	3,846,087	15,598,148	8,203,664	1,282,134	164,094	256,463	0.17
21	Feb-22	943,175,997	4,116,488	15,166,224	7,596,129	1,096,819	120,869	235,603	0.15
22	Mar-22	897,581,288	4,319,843	15,809,193	7,729,659	777,417	57,365	143,833	0.11
23	Apr-22	855,520,060	4,305,253	13,965,762	6,843,658	933,491	139,182	142,548	0.14
24	May-22	815,162,367	4,397,249	13,678,794	7,771,801	1,137,440	203,478	244,583	0.19
25	Jun-22	774,445,687	4,599,530	13,931,832	6,473,531	1,341,785	131,968	233,276	0.22
26	Jul-22	736,801,778	4,638,605	12,072,097	6,711,322	946,121	405,814	164,784	0.21
27	Aug-22	697,877,648	4,783,894	12,962,737	6,913,414	1,114,509	76,545	301,860	0.21
28	Sep-22	663,184,986	4,966,615	9,917,856	6,205,228	1,181,645	214,591	277,811	0.25

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2020-C

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2020-C

Original Pool Characteristics

Closing Date	November 20, 2020	Weighted Average(1) FICO® Score(4) at Origination		736
Cutoff Date	November 1, 2020	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	43,498	for Original Term Greater than 60 Months		723
Initial Pool Balance	$1,429,578,316	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 72 Months		729
Average	$32,865	Percentage FICO® Score(4) less than 650(2)		15.98%
Highest	$99,893	Percentage No FICO® Score Consumer(2)(5)		0.84%
Lowest	$255	Weighted Average(1) LTV(6) at Origination		101.75%
Original Amount Financed		Weighted Average(1) PTI(7) at Origination		9.14%
Average	$39,905	Percentage Subvened-APR Receivables(2)(8)		75.99%
Highest	$132,179	Percentage Commercial Use Receivables(2)(9)		17.46%
Lowest	$2,875	Percentage New Vehicle(2)		91.89%
Annual Percentage Rate (APR)		Percentage Car(2)(10)		8.24%
Weighted average(1)	2.31%	Percentage Light Truck(2)(10)		51.46%
Highest	22.69%	Percentage Utility(2)(10)		40.30%
Lowest	0.00%	Percentage Other(2)(10)		0.00%
APR greater than or equal to 20 percent(2)	0.00%	Percentage of Top 10 Makes/Models(2)		84.14%
Original Term		Ford F-150	30.25%
Weighted average(1)	67.5 months	Ford Explorer	13.15
Original term greater than 60 months(2)	69.84%	Ford Expedition	7.48
Original term greater than 72 months(2)	9.86%	Ford Escape	7.10
Longest	84 months	Ford F-250	5.91
Shortest	12 months	Ford Edge	4.89
Remaining Term		Ford F-350	4.76
Weighted average(1)	60.6 months	Ford Ranger	4.16
Remaining term greater than 60 months(2)	59.23%	Ford Fusion	3.75
Remaining term greater than 72 months(2)	4.31%	Ford Mustang	2.69
Longest	84 months	Percentage in Top 5 States(2)(11)		38.60%
Shortest	2 months	Texas	17.16%
Scheduled Weighted Average Life(3)	2.61 years	Florida	7.54
Weighted Average(1) Months After Origination		California	6.40
(Seasoning)	6.9 months	Georgia	3.76
		Ohio	3.74

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Nov-20	$1,386,725,422	$115	$15,149,224	$4,586,496	$17,477	$–	$–	0.00%
2	Dec-20	1,344,484,219	13,879	13,895,067	5,703,803	656,933	–	–	0.05
3	Jan-21	1,306,035,166	43,606	12,646,287	4,544,258	1,063,690	176,765	–	0.09
4	Feb-21	1,271,286,212	91,478	10,356,441	3,958,695	854,634	51,375	92,834	0.08
5	Mar-21	1,226,983,591	347,714	14,122,489	4,227,877	473,483	99,780	39,682	0.05
6	Apr-21	1,188,304,328	470,999	12,877,883	3,245,773	589,503	109,217	–	0.06
7	May-21	1,152,747,755	482,609	12,901,277	3,804,683	308,966	50,775	–	0.03
8	Jun-21	1,109,426,982	665,801	17,341,562	5,515,178	733,866	38,517	50,775	0.07
9	Jul-21	1,070,999,303	821,166	14,684,881	5,305,664	527,818	36,116	50,704	0.06
10	Aug-21	1,033,312,736	942,426	14,492,555	5,167,527	503,889	53,460	50,704	0.06
11	Sep-21	996,151,728	1,030,521	15,280,442	6,071,368	344,307	33,358	84,065	0.05
12	Oct-21	960,492,038	1,124,412	14,273,313	5,967,075	601,070	44,248	49,783	0.07
13	Nov-21	923,012,483	1,221,749	15,305,446	6,585,535	765,722	56,039	49,116	0.09
14	Dec-21	887,071,920	1,367,160	14,299,162	7,310,173	927,164	117,104	47,856	0.12
15	Jan-22	854,881,790	1,491,613	11,885,913	6,730,126	950,562	232,421	77,734	0.15
16	Feb-22	823,367,868	1,660,399	11,486,264	6,337,891	804,545	–	83,148	0.11
17	Mar-22	790,043,852	1,812,324	12,582,720	6,728,508	646,294	42,831	46,735	0.09
18	Apr-22	758,927,495	2,008,543	11,950,339	5,666,192	916,652	73,634	46,223	0.14
19	May-22	727,503,914	2,045,357	11,730,661	6,584,186	782,101	152,971	76,345	0.14
20	Jun-22	698,075,079	2,284,532	10,403,444	6,423,209	808,585	122,655	69,367	0.14
21	Jul-22	670,217,945	2,379,923	10,221,801	6,298,495	647,296	166,603	44,276	0.13
22	Aug-22	640,631,159	2,533,880	10,787,190	6,587,300	903,654	130,851	89,565	0.18
23	Sep-22	614,933,039	2,683,479	8,169,403	6,219,394	764,045	100,004	67,222	0.15

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2021-A

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
Actual
Initial Assumption
Scheduled
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2021-A

Original Pool Characteristics

Closing Date	February 22, 2021	Weighted Average(1) FICO® Score(4) at Origination		734
Cutoff Date	February 1, 2021	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	43,920	for Original Term Greater than 60 Months		719
Initial Pool Balance	$1,415,499,059	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 72 Months		726
Average	$32,229	Percentage FICO® Score(4) less than 650(2)		16.13%
Highest	$99,473	Percentage No FICO® Score Consumer(2)(5)		0.85%
Lowest	$252	Weighted Average(1) LTV(6) at Origination		101.03%
Original Amount Financed		Weighted Average(1) PTI(7) at Origination		9.17%
Average	$40,092	Percentage Subvened-APR Receivables(2)(8)		72.80%
Highest	$129,695	Percentage Commercial Use Receivables(2)(9)		19.55%
Lowest	$1,388	Percentage New Vehicle(2)		92.17%
Annual Percentage Rate (APR)		Percentage Car(2)(10)		8.00%
Weighted average(1)	2.56%	Percentage Light Truck(2)(10)		47.69%
Highest	20.39%	Percentage Utility(2)(10)		44.31%
Lowest	0.00%	Percentage Other(2)(10)		0.00%
APR greater than or equal to 20 percent(2)	0.01%	Percentage of Top 10 Makes/Models(2)		82.13%
Original Term		Ford F-150	25.07%
Weighted average(1)	67.1 months	Ford Explorer	14.85
Original term greater than 60 months(2)	67.04%	Ford Expedition	8.04
Original term greater than 72 months(2)	9.96%	Ford Escape	7.01
Longest	84 months	Ford F-250	6.48
Shortest	6 months	Ford Edge	5.59
Remaining Term		Ford F-350	4.94
Weighted average(1)	59.5 months	Ford Fusion	3.83
Remaining term greater than 60 months(2)	56.65%	Ford Ranger	3.60
Remaining term greater than 72 months(2)	4.64%	Ford Mustang	2.72
Longest	84 months	Percentage in Top 5 States(2)(11)		41.86%
Shortest	2 months	Texas	15.52%
Scheduled Weighted Average Life(3)	2.58 years	California	10.93
Weighted Average(1) Months After Origination		Florida	8.26
(Seasoning)	7.6 months	Georgia	3.65
		Ohio	3.50

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Feb-21	$1,376,749,429	$202	$11,872,895	$3,086,468	$–	$–	$–	0.00%
2	Mar-21	1,327,932,959	320	16,847,861	3,244,039	375,129	–	–	0.03
3	Apr-21	1,285,501,583	49,182	15,058,018	2,775,415	451,620	76,878	–	0.04
4	May-21	1,246,470,952	79,982	14,726,895	3,156,473	444,573	21,591	–	0.04
5	Jun-21	1,200,568,223	132,783	18,448,155	4,052,942	355,733	43,676	28,394	0.04
6	Jul-21	1,160,424,841	191,693	14,977,276	4,425,690	452,165	50,368	–	0.04
7	Aug-21	1,121,399,182	241,106	14,350,760	4,962,433	704,866	105,855	–	0.07
8	Sep-21	1,082,497,091	381,137	14,960,380	5,236,273	516,685	89,570	–	0.06
9	Oct-21	1,045,720,447	476,396	14,130,763	5,314,927	629,265	71,004	4,451	0.07
10	Nov-21	1,006,029,613	501,841	15,895,603	5,508,354	708,407	166,913	4,264	0.09
11	Dec-21	966,679,122	579,906	16,411,833	6,686,849	603,612	185,588	100,059	0.09
12	Jan-22	931,310,957	713,612	13,664,977	6,820,974	858,362	82,617	137,358	0.12
13	Feb-22	897,487,858	740,158	12,721,058	6,593,977	457,014	113,839	35,534	0.07
14	Mar-22	859,536,228	819,150	15,859,519	6,855,053	710,232	23,394	2,619	0.09
15	Apr-22	826,297,703	946,213	12,928,598	6,089,419	849,043	104,362	2,170	0.12
16	May-22	794,389,829	1,075,827	11,214,690	6,728,703	1,196,236	156,305	1,724	0.17
17	Jun-22	762,953,758	1,249,418	11,528,892	6,729,121	934,429	181,034	1,275	0.15
18	Jul-22	733,082,871	1,522,761	10,799,729	6,382,106	1,073,999	237,615	21,918	0.18
19	Aug-22	702,010,255	1,605,342	11,286,010	7,296,439	1,041,350	81,679	116,346	0.18
20	Sep-22	675,022,707	1,780,311	8,446,548	6,317,081	932,624	138,929	38,867	0.16

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2022-A

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Delinquencies (%)
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
Actual
Initial Assumption
Scheduled
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2022-A

Original Pool Characteristics

Closing Date	January 24, 2022	Weighted Average(1) FICO® Score(4) at Origination		745
Cutoff Date	January 1, 2022	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	34,997	for Original Term Greater than 60 Months		724
Initial Pool Balance	$1,146,189,073	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 72 Months		724
Average	$32,751	Percentage FICO® Score(4) less than 650(2)		11.98%
Highest	$99,997	Percentage No FICO® Score Consumer(2)(5)		0.78%
Lowest	$321	Weighted Average(1) LTV(6) at Origination		99.60%
Original Amount Financed		Weighted Average(1) PTI(7) at Origination		9.08%
Average	$41,076	Percentage Subvened-APR Receivables(2)(8)		71.82%
Highest	$127,748	Percentage Commercial Use Receivables(2)(9)		18.37%
Lowest	$2,713	Percentage New Vehicle(2)		92.38%
Annual Percentage Rate (APR)		Percentage Car(2)(10)		5.00%
Weighted average(1)	2.59%	Percentage Light Truck(2)(10)		52.73%
Highest	20.39%	Percentage Utility(2)(10)		42.27%
Lowest	0.00%	Percentage Other(2)(10)		0.00%
APR greater than or equal to 20 percent(2)	0.00%	Percentage of Top 10 Makes/Models(2)		82.69%
Original Term		Ford F-150	31.93%
Weighted average(1)	65.6 months	Ford Explorer	12.38
Original term greater than 60 months(2)	58.10%	Ford Expedition	7.25
Original term greater than 72 months(2)	9.77%	Ford Escape	5.96
Longest	84 months	Ford F-250	5.73
Shortest	12 months	Ford Edge	4.52
Remaining Term		Ford F-350	4.49
Weighted average(1)	56.9 months	Ford Bronco Sport	4.16
Remaining term greater than 60 months(2)	40.01%	Ford Ranger	3.80
Remaining term greater than 72 months(2)	3.51%	Ford Mustang	2.47
Longest	84 months	Percentage in Top 5 States(2)(11)		41.13%
Shortest	2 months	Texas	16.39%
Scheduled Weighted Average Life(3)	2.47 years	California	9.90
Weighted Average(1) Months After Origination		Florida	7.91
(Seasoning)	8.7 months	Michigan	3.50
		Georgia	3.43

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jan-22	$1,109,636,512	$59	$13,612,685	$3,602,670	$–	$–	$–	0.00%
2	Feb-22	1,073,309,581	1,073	13,603,838	3,945,244	280,412	–	–	0.03
3	Mar-22	1,033,972,686	34,307	15,757,913	4,916,575	284,357	18,656	–	0.03
4	Apr-22	999,607,493	41,911	12,851,747	3,098,255	801,152	17,447	–	0.08
5	May-22	963,257,236	205,117	13,921,599	5,352,925	409,388	318,228	–	0.08
6	Jun-22	928,444,608	354,997	13,736,138	4,472,499	692,609	69,737	128,522	0.10
7	Jul-22	895,541,812	548,338	12,695,316	4,161,850	523,860	170,631	84,937	0.09
8	Aug-22	861,640,747	720,442	12,788,322	4,964,178	816,861	164,579	91,204	0.12
9	Sep-22	831,258,236	956,586	10,571,040	4,858,203	461,430	133,706	66,356	0.08

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2022-B

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
Actual
Initial Assumption
Scheduled
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2022-B

Original Pool Characteristics

Closing Date	June 27, 2022	Weighted Average(1) FICO® Score(4) at Origination		746
Cutoff Date	June 1, 2022	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	36,914	for Original Term Greater than 60 Months		724
Initial Pool Balance	$1,173,418,193	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 72 Months		726
Average	$31,788	Percentage FICO® Score(4) less than 650(2)		10.53%
Highest	$99,933	Percentage No FICO® Score Consumer(2)(5)		0.74%
Lowest	$257	Weighted Average(1) LTV(6) at Origination		100.25%
Original Amount Financed		Weighted Average(1) PTI(7) at Origination		9.00%
Average	$41,891	Percentage Subvened-APR Receivables(2)(8)		69.08%
Highest	$129,641	Percentage Commercial Use Receivables(2)(9)		22.13%
Lowest	$1,773	Percentage New Vehicle(2)		91.90%
Annual Percentage Rate (APR)		Percentage Car(2)(10)		4.49%
Weighted average(1)	2.86%	Percentage Light Truck(2)(10)		53.73%
Highest	20.50%	Percentage Utility(2)(10)		41.78%
Lowest	0.00%	Percentage Other(2)(10)		0.00%
APR greater than or equal to 20 percent(2)	0.00%	Percentage of Top 10 Makes/Models(2)		81.42%
Original Term		Ford F-150	31.06%
Weighted average(1)	64.8 months	Ford Explorer	11.46
Original term greater than 60 months(2)	53.56%	Ford Expedition	7.02
Original term greater than 72 months(2)	9.84%	Ford F-250	6.39
Longest	84 months	Ford Escape	5.66
Shortest	12 months	Ford F-350	4.88
Remaining Term		Ford Edge	4.43
Weighted average(1)	54.4 months	Ford Bronco Sport	4.12
Remaining term greater than 60 months(2)	33.34%	Ford Ranger	3.93
Remaining term greater than 72 months(2)	3.24%	Ford Mustang	2.47
Longest	84 months	Percentage in Top 5 States(2)(11)		42.69%
Shortest	2 months	Texas	17.07%
Scheduled Weighted Average Life(3)	2.36 years	California	10.64
Weighted Average(1) Months After Origination		Florida	8.29
(Seasoning)	10.4 months	Georgia	3.38
		North Carolina	3.31

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jun-22	$1,133,210,618	$1,416	$14,975,088	$3,793,018	$12,301	$–	$–	0.00%
2	Jul-22	1,093,520,676	875	15,395,406	4,329,471	154,882	–	–	0.01
3	Aug-22	1,052,994,870	55,358	15,225,574	3,946,217	534,298	–	–	0.05
4	Sep-22	1,016,823,536	71,498	12,745,293	4,291,364	345,581	–	–	0.03

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2022-C

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Delinquencies (%)
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
Actual
Initial Assumption
Scheduled
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2022-C

Original Pool Characteristics

Closing Date	September 23, 2022	Weighted Average(1) FICO® Score(4) at Origination		744
Cutoff Date	September 1, 2022	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	52,430	for Original Term Greater than 60 Months		719
Initial Pool Balance	$1,745,303,061	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 72 Months		722
Average	$33,288	Percentage FICO® Score(4) less than 650(2)		11.74%
Highest	$123,904	Percentage No FICO® Score Consumer(2)(5)		0.90%
Lowest	$256	Weighted Average(1) LTV(6) at Origination		100.37%
Original Amount Financed		Weighted Average(1) PTI(7) at Origination		9.12%
Average	$42,486	Percentage Subvened-APR Receivables(2)(8)		65.84%
Highest	$156,771	Percentage Commercial Use Receivables(2)(9)		18.64%
Lowest	$2,000	Percentage New Vehicle(2)		89.83%
Annual Percentage Rate (APR)		Percentage Car(2)(10)		4.53%
Weighted average(1)	3.29%	Percentage Light Truck(2)(10)		51.32%
Highest	20.64%	Percentage Utility(2)(10)		44.15%
Lowest	0.00%	Percentage Other(2)(10)		0.00%
APR greater than or equal to 20 percent(2)	0.00%	Percentage of Top 10 Makes/Models(2)		79.95%
Original Term		Ford F-150	30.84%
Weighted average(1)	64.1 months	Ford Explorer	12.28
Original term greater than 60 months(2)	51.33%	Ford Expedition	6.78
Original term greater than 72 months(2)	9.85%	Ford F-250	5.52
Longest	84 months	Ford Escape	5.41
Shortest	12 months	Ford F-350	4.50
Remaining Term		Ford Edge	4.27
Weighted average(1)	54.7 months	Ford Bronco Sport	3.95
Remaining term greater than 60 months(2)	35.47%	Ford Ranger	3.58
Remaining term greater than 72 months(2)	4.31%	Ford Mustang	2.82
Longest	84 months	Percentage in Top 5 States(2)(11)		45.04%
Shortest	2 months	Texas	18.48%
Scheduled Weighted Average Life(3)	2.39 years	California	11.18
Weighted Average(1) Months After Origination		Florida	8.26
(Seasoning)	9.4 months	Georgia	3.79
		Michigan	3.33

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Sep-22	$1,686,143,871	$345	$21,941,340	$5,542,107	$–	$–	$–	0.00%

See page A-1 for footnotes

Ford Credit Auto Owner Trusts

Delinquency Information. The graph below shows delinquency information for Ford Credit's prior securitized pools of retail installment sale contracts for all transactions issued since 2017.

See page A-1 for footnotes

Cumulative Net Loss Information. The graph below shows cumulative net loss information for Ford Credit's prior securitized pools of retail installment sale contracts for all transactions issued since 2017.

See page A-1 for footnotes

You should rely only on the information in or incorporated by reference into this prospectus. We have not authorized anyone to give you different information. You should not rely on the accuracy of the information in this prospectus for any date other than its date. We are not offering the notes in any state where their offer is not permitted.

Ford Credit Auto
Receivables Two LLC
Depositor

Ford Motor Credit
Company LLC
Sponsor and Servicer

Ford Credit Auto Owner Trust
2022-D

Issuing Entity or Trust

$1,315,780,000

$254,320,000	Class A-1 4.594% Asset Backed Notes
$300,340,000	Class A-2a 5.37% Asset Backed Notes
$160,000,000	Class A-2b Floating Rate Asset Backed Notes
$460,340,000	Class A-3 5.27% Asset Backed Notes
$ 75,000,000	Class A-4 5.30% Asset Backed Notes
$ 39,480,000	Class B 5.98% Asset Backed Notes
$ 26,300,000	Class C 6.46% Asset Backed Notes

PROSPECTUS

Dealer Prospectus Delivery Obligation. Until 90 days after the date of this prospectus all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and for their unsold allotments or subscriptions.	Citigroup J.P. Morgan Scotiabank Credit Agricole Securities Credit Suisse UniCredit Capital Markets U.S. Bancorp AmeriVet Securities Roberts & Ryan